                                                                      EX-99.p.13

                                               Effective March 1, 2008

                           CODE OF ETHICS AND CONDUCT

                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                                TABLE OF CONTENTS
                                                                           Page
GENERAL POLICY STATEMENT....................................................1-1
  Purpose of Code of Ethics and Conduct.....................................1-1
  Persons and Entities Subject to the Code..................................1-2
  Definition of Supervised Persons..........................................1-2
  Status as a Fiduciary.....................................................1-2
  Adviser Act Requirements for Supervised Persons...........................1-3
  NASDAQ Requirements.......................................................1-4
  What the Code Does Not Cover..............................................1-4
    Sarbanes-Oxley Codes....................................................1-4
        Compliance Procedures for Funds and Federal Advisers................1-4
  Compliance with the Code..................................................1-4
  Questions Regarding the Code..............................................1-5
STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL.......................2-1
  Allocation Policy.........................................................2-1
  Annual Verification of Compliance.........................................2-1
  Antitrust   .........................................................2-1; 8-1
  Anti-Money Laundering.....................................................2-1
  Appropriate Conduct.......................................................2-1
  Compliance with Copyright and Trademark Laws.........................2-1; 6-1
  Computer Security....................................................2-2; 7-1
  Conflicts of Interest.....................................................2-2
     Relationships with Profitmaking Enterprises............................2-2
           General Prohibitions.............................................2-2
           Approval Process.................................................2-2
           Review by Ethics Committee.......................................2-2
           Approved Service as Director or Similar Position.................2-2

                                      i-1

     Service with Nonprofitmaking Organizations.............................2-3
           Approval Process.................................................2-3
           By Supervisor....................................................2-3
           By Ethics Committee Chairperson..................................2-3
     Relationships with Financial Service Firms.............................2-3
     Existing Relationships with Potential Vendors..........................2-3
     Investment in Client/Vendor Company Stock..............................2-4
     Conflicts in Connection with Proxy Voting..............................2-4
  Confidentiality...........................................................2-4
     Internal Operating Procedures and Planning.............................2-4
     Clients, Fund Shareholders, and TRP Brokerage Customers................2-5
     Third Parties..........................................................2-5
     Investment Advice......................................................2-5
     Investment Research....................................................2-6
     Employee Information...................................................2-6
     Information about the Price Funds......................................2-6
     Understanding as to Clients' Accounts and Company Records
       at Time of Termination of Association................................2-6
     Health Insurance Portability and Accountability
     Act of 1996 ("HIPAA")..................................................2-7
  Employment of Former Government and
  Self-Regulatory Organization Employees....................................2-7
  Financial Reporting.......................................................2-7
  Gifts and Gratuities.................................................2-7; 3-1
  Health and Safety in the Workplace........................................2-7
  Human Resources...........................................................2-7
     Equal Opportunity......................................................2-7
     Drug and Alcohol Policy................................................2-8
     Policy Against Harassment and Discrimination...........................2-8
     Use of Employee Likenesses and Information.............................2-8
  Illegal Payments..........................................................2-8
  Inside Information...................................................2-9; 4-1
  Investment Clubs..........................................................2-9
  Marketing and Sales Activities............................................2-9

                                      i-2

  Past and Current Litigation...............................................2-9
  Political Activities and Contributions...................................2-10
     Lobbying..............................................................2-11
  Protection of Corporate Assets...........................................2-11
  Quality of Services......................................................2-11
  Record Retention and Destruction ........................................2-12
  Referral Fees............................................................2-12
  Release of Information to the Press......................................2-12
  Responsibility to Report Violations......................................2-13
     General Obligation....................................................2-13
     Sarbanes-Oxley Whistleblower Procedures...............................2-13
     Sarbanes-Oxley Attorney Reporting Requirements........................2-13
  Service as Trustee, Executor or Personal Representative..................2-13
  Speaking Engagements and Publications....................................2-14
  Appendix A.................................................................2A
STATEMENT   OF   POLICY   ON   GIFTS,   ENTERTAINMENT,   EXPENSE
REIMBURSEMENT   AND   CHARITABLE   CONTRIBUTIONS ...........................3-1
STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION............4-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS..............................5-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH COPYRIGHT AND TRADEMARK LAWS........................................6-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
   AND RELATED ISSUES.......................................................7-1
STATEMENT OF POLICY ON COMPLIANCE WITH
   ANTITRUST LAWS...........................................................8-1
STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY.............................9-1

March, 2008

                                      i-3

                           CODE OF ETHICS AND CONDUCT
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                                      INDEX

Access Persons..............................................................5-3
Activities, Political......................................................2-10
Adviser Act Requirements for Supervised Persons.............................1-3
Advisory Board Membership for Profitmaking Enterprise.......................2-2
Allocation Policy...........................................................2-1
Antitrust..............................................................2-1; 8-1
Anti-Money Laundering.......................................................2-1
Annual Disclosure by Access Persons........................................5-29
Annual Verification of Compliance...........................................2-1
Appropriate Conduct.........................................................2-1
Assets, Protection of Corporate............................................2-11
Beneficial Ownership, Definition of ........................................5-5
Business Entertainment, Accepting...........................................3-5
Business Entertainment, Providing...........................................3-7
Business Entertainment, Reporting of.......................................3-11
Charitable Contributions...................................................3-12
Chief Compliance Officers............................................Appendix A
Clients' Accounts and Company Records.......................................2-6
Clients, Shareholders and Brokerage Customers...............................2-5
Client Limit Orders........................................................5-25
Client/Vendor Company Stock, Investment in..................................2-4
Code Compliance Section.....................................................1-1
Code of Ethics and Conduct, Compliance with.................................1-4
Code of Ethics and Conduct, Purpose of......................................1-1
Code of Ethics and Conduct, Questions Regarding.............................1-5
Code of Ethics and Conduct, Persons and Entities Subject to.................1-2

                                      ii-1

Co-Investment with Client Investment Partnerships..........................5-22
Commodity Futures Contracts................................................5-10
Compliance Procedures, Funds and Federal Advisers...........................1-4
Computer Security......................................................2-2; 7-1
Conduct, Standards of, Price Group and its Personnel........................2-1
Confidentiality/Privacy................................................2-4; 9-1
Confidentiality of Computer Systems Activities and Information..............7-2
Conflicts of Interest.......................................................2-2
Contracts for Difference...................................................5-25
Contributions, Political...................................................2-10
Copyright Laws, Compliance with........................................2-1; 6-1
Corporate Assets, Protection of............................................2-11
Data Privacy and Protection.................................................7-2
Destruction of Records.....................................................2-12
Drug Policy.................................................................2-8
Employee Likenesses, and Information, Use of................................2-8
Employment of Former Government Employees...................................2-7
Equal Opportunity...........................................................2-7
Excessive Trading, Mutual Funds Shares......................................5-2
Exchange Traded Funds ("ETFs").............................................5-10
Exchange - Traded Index Options............................................5-27
Executor, Service as.......................................................2-13
Expense Reimbursement, Accepting............................................3-9
Expense Reimbursement, Providing............................................3-9
Fees, Referral.............................................................2-12
Fiduciary, Price Advisers' Status as a ................................1-2; 5-1
Financial Reporting.........................................................2-7
Financial Service Firms, Relationships with.................................2-3
Front Running...............................................................5-1
Gambling Related to Securities Markets.....................................5-28
General Policy Statement....................................................1-1
Gifts, Giving...............................................................3-4
Gifts, Receipt of...........................................................3-3

                                      ii-2

Gifts, Reporting...........................................................3-10
Global Investment Performance Standards ("GIPS")............................2-9
Government Employees, Employment of Former..................................2-7
Harassment and Discrimination, Policy Against...............................2-8
Health Insurance Portability and Accountability Act of 1996 ("HIPAA").......2-7
iTrade.....................................................................5-15
Illegal Payments............................................................2-8
Independent Directors of Price Funds, Reporting............................5-20
Independent Directors of Price Group, Reporting............................5-22
Independent Directors of Savings Bank, Transaction Reporting...............5-23
Information Barriers........................................................4-9
Information, Release to the Press..........................................2-12
Initial Public Offerings...................................................5-13
Inside Information.....................................................2-9; 4-1
Insider Trading and Securities Fraud Enforcement Act....................4-1;5-1
Interest, Conflicts of......................................................2-2
Intermediaries, Restrictions on Holding Price Funds Through by Access
 Persons...................................................................5-12
Internal Operating Procedures and Planning..................................2-4
Internet, Access to.........................................................7-5
Investment Advice...........................................................2-5
Investment Clubs......................................................2-9; 5-23
Investment Personnel........................................................5-4
Investment Personnel, Reporting of Open-end Investment Company Holdings by.5-29
Investment Research.........................................................2-6
Large Issuer/Volume Transactions...........................................5-24
Litigation, Past and Current................................................2-9
Lobbying...................................................................2-11
Margin Accounts............................................................5-24
Market Timing, Mutual Fund Shares...........................................5-2
Marketing and Sales Activities..............................................2-9
Mutual Fund Shares, Excessive Trading of ...................................5-2
NASDAQ Requirements.........................................................1-4
Non-Access Persons..........................................................5-4

                                      ii-3

Nonprofitmaking Organizations, Service with.................................2-3
Open-End Investment Company Holdings, Reporting by Investment Personnel....5-29
Options and Futures........................................................5-25
Payments, Illegal...........................................................2-8
Personal Securities Holdings, Disclosure of by Access Persons..............5-28
Personal Representative, Service as........................................2-13
Political Action Committee ("PAC").........................................2-10
Political Activities and Contributions.....................................2-10
Press, Release of Information to the.......................................2-12
Price Funds Held Through Intermediaries....................................5-12
Price Funds Held on Price Platforms or Through TRP Brokerage...............5-12
Price Group, Standards of Conduct...........................................2-1
Price Group Stock, Transactions in..........................................5-6
Price Platforms............................................................5-12
Prior Transaction Clearance of Securities Transactions (other than Price
 Group stock)..............................................................5-13
Prior Transaction Clearance Denials, Requests for Reconsideration..........5-16
Privacy Policies and Procedures.............................................9-1
Private Placement, Investment In...........................................5-14
Private Placement Memoranda................................................4-10
Profitmaking Enterprises, Relationships with................................2-2
Protection of Corporate Assets.............................................2-11
Publications...............................................................2-14
Quality of Services........................................................2-11
Questions Regarding the Code................................................1-5
Rating Changes on Security...........................................5-16; 5-24
Record Destruction.........................................................2-12
Record Retention...........................................................2-12
Referral Fees..............................................................2-12
Regulation FD...............................................................4-7
Reimbursement of Consultants Expenses Prohibited...........................3-10
Release of Information to the Press........................................2-12
Reportable Funds...........................................................5-11
Reporting by Independent Directors of the Price Funds......................5-20

                                      ii-4

Reporting by Independent Directors of Price Group..........................5-22
Reporting by Independent Directors of the Savings Bank.....................5-23
Reporting, Financial........................................................2-7
Reporting, Price Group Stock Transactions...................................5-8
Reporting, Securities Transactions (other than Price Group stock)
     (not Independent Directors)...........................................5-18
Reporting Violations.......................................................2-13
Research Trips..............................................................3-6
Restricted List.............................................................4-8
Retention of Code...........................................................1-1
Retention, Record..........................................................2-12
Rule 10b5-1.................................................................4-6
Rule 10b5-2.................................................................4-4
Sales and Marketing Activities..............................................2-9
Sanctions.............................................................1-4; 5-29
Sarbanes-Oxley Attorney Reporting Requirements.............................2-13
Sarbanes-Oxley Codes........................................................1-4
Sarbanes-Oxley Whistleblower Procedures....................................2-13
Savings Bank................................................................5-1
Section 529 College Investment Plans, Reporting......................5-12; 5-19
Securities Accounts, Notification of ......................................5-17
Securities Transactions, Reporting of (other than Price Group stock)
   (not Independent Directors) ............................................5-18
Services, Quality of.......................................................2-11
Short Sales................................................................5-26
Sixty (60) Day Rule........................................................5-27
Software Programs, Application of Copyright Law............................7-10
Speaking Engagements.......................................................2-14
Standards of Conduct of Price Group and its Personnel.......................2-1
Statement, General Policy...................................................1-1
Supervised Persons, Adviser Act Requirements for............................1-3
Supervised Persons, Definition of...........................................1-2
Supervision of Gifts, Business Entertainment and Expense Reimbursement.....3-10
Supervision of Requests Regarding Charitable Contributions.................3-14

                                      ii-5

T. Rowe Price Platform.....................................................5-12
Trademark Laws, Compliance with.........................................2-1;6-1
Temporary Workers, Application of Code to..............................1-2; 5-3
Termination of Association, Understanding as to Accounts and Records .......2-6
Trading Activity, Generally................................................5-24
Trading Activity, Mutual Fund Shares........................................5-2
Trading Price Funds on Price Platforms/Brokerage...........................5-12
Trading Price Funds Through Intermediaries.................................5-12
Trips, Research.............................................................3-6
Trustee, Service as........................................................2-13
Use of Employees' Likenesses and Information................................2-8
Vendors, Relationships with Potential.......................................2-3
Violations, Responsibility to Report.......................................2-13
Waiver for Executive Officer, Reporting of..................................1-4
Watch List..................................................................4-9
Whistleblower Procedures, Sarbanes-Oxley...................................2-13

March, 2008

                                      ii-6

                           CODE OF ETHICS AND CONDUCT
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                            GENERAL POLICY STATEMENT

Purpose of Code of Ethics and Conduct.  As a global investment  management firm, we are  considered  a  fiduciary  to many of our  clients and owe them a duty of undivided  loyalty.  Our clients entrust us with their financial  well-being and expect  us to  always  act in  their  best  interests.  Over the 71 years of our
Company's  history,  we have  earned a  reputation  for fair  dealing,  honesty,
candor,   objectivity  and  unbending  integrity.  This  has  been  possible  by conducting our business on a set of shared values and principles of trust.

In order to educate our personnel,  protect our reputation,  and ensure that our tradition of integrity remains as a principle by which we conduct  business,  T.
Rowe Price Group,  Inc. ("T. Rowe Price,"  "TRP",  "Price Group" or "Group") has
adopted this Code of Ethics and Conduct ("Code"). Our Code establishes standards of conduct that we expect each associate to fully understand and agree to adopt.
As we are in a highly regulated industry,  we are governed by an ever-increasing body of federal,  state, and  international  laws as well as countless rules and regulations  which,  if not observed,  can subject the firm and its employees to regulatory  sanctions.  In total,  our Code  contains 28 separate  Standards  of
Conduct as well as the following separate Statements of Policy:

     1.   Statement of Policy on Gifts, Entertainment, Expense Reimbursement and
          Charitable Contributions

     2.   Statement of Policy on Material, Inside (Non-Public) Information

     3.   Statement of Policy on Securities Transactions

     4.   Statement  of Policy with Respect to  Compliance  with  Copyright  and
          Trademark Laws

     5.   Statement  of Policy  with  Respect to Computer  Security  and Related
          Issues

     6.   Statement of Policy on Compliance with Antitrust Laws

     7.   Statement of Policies and Procedures on Privacy

A copy of this Code will be retained by the Code  Administration  and Regulatory
Reporting Section of Group Compliance in Baltimore ("Code  Compliance  Section")
for five years from the date it is last in effect. While the Code is intended to provide you with guidance and certainty as to whether or not certain  actions or practices are permissible,  it does not cover every issue that you may face. The firm  maintains  other  compliance-oriented  manuals and  handbooks  that may be directly applicable to your specific responsibilities and duties.  Nevertheless, the Code  should be viewed as a guide for you and the firm as to how we  jointly must conduct our business to live up to our guiding  tenet that the interests of our clients and customers must always come first.

Each new  employee  will be  provided  with a copy of the  current  Code and all employees have access to the current Code, which is posted on the intranet. Each employee will be required to provide Price Group with a written  acknowledgement of his or her understanding of the Code and its amendments

                                      1-1

on at least an annual basis.  All written  acknowledgements  will be retained as required by the Investment Advisers Act of 1940 (the "Advisers Act.")

Please read the Code carefully and observe and adhere to its guidance.

Persons and Entities Subject to the Code. The following entities and individuals are subject to the Code:

o    Price Group

o    The subsidiaries and affiliates of Price Group

o    The  officers,  directors  and  employees of Group and its  affiliates  and subsidiaries

Unless the context otherwise requires,  the terms "T. Rowe Price," "Price Group"
and "Group" refer to Price Group and all its affiliates and subsidiaries.

In addition, the following persons are subject to the Code:

1.   All temporary workers hired on the Price Group payroll ("TRP Temporaries");

2.   All agency  temporaries  whose assignments at Price Group exceed four weeks or whose  cumulative  assignments  exceed  eight weeks over a  twelve-month period;

3.   All independent or  agency-provided  consultants whose  assignments  exceed four  weeks or whose  cumulative  assignments  exceed  eight  weeks  over a twelve-month  period and whose work is closely  related to the ongoing work of Price  Group  employees  (versus  project  work that  stands  apart from ongoing work); and

4.   Any contingent worker whose assignment is more than casual in nature or who will be  exposed  to the kinds of  information  and  situations  that would create conflicts on matters covered in the Code.

The independent  directors of Price Group,  the Price Funds and the Savings Bank
are subject to the principles of the Code  generally and to specific  provisions of the Code as noted.

Definition  of  Supervised  Persons.  Under  the  Advisers  Act,  the  officers, directors (or other  persons  occupying a similar  status or performing  similar functions) and employees of the Price Advisers, as well as any other persons who provide  advice  on  behalf  of a Price  Adviser  and are  subject  to the Price
Adviser's supervision and control are "Supervised Persons."

Status as a Fiduciary.  Several of Price  Group's  subsidiaries  are  investment advisers  registered with the United States  Securities and Exchange  Commission
("SEC").  These include T. Rowe Price Associates,  Inc. ("TRPA"),  T. Rowe Price
International,  Inc. ("TRPI"), T. Rowe Price Advisory Services,  Inc. ("TRPAS"),
T. Rowe Price  (Canada),  Inc. ("TRP Canada"),  T. Rowe Price Global  Investment
Services Limited  ("TRPGIS") and T. Rowe Price Global Asset  Management  Limited
("TRPGAM").

                                      1-2

TRPI, TRPGIS, and TRPGAM are also registered with the United Kingdom's Financial
Services Authority ("FSA").

TRPI is also registered with The Securities and Futures Commission ("SFC") (Hong
Kong) and the Monetary Authority of Singapore ("MAS") (Singapore).

TRPGIS is also subject to regulation by the Financial Services Association/Kanto
Local  Finance  Bureau  ("KLFB")  (Japan),  the  Netherlands  Authority  for the
Financial  Markets  (Netherlands),  the Danish Financial  Supervisory  Authority
(Denmark),  the  Swedish  Financial  Supervisory  Authority  (Sweden),  and  the
Commission  to  Surveillance  of the Finance  Sector  ("CSSF")  (Grand  Duchy of
Luxembourg).

TRP (Canada) is also registered with the Ontario Securities Commission (Canada), the Manitoba  Securities  Commission  (Canada),  the British Columbia Securities
Commission (Canada), and the Alberta Securities Commission.

All  advisers  affiliated  with Group will be  referred to  collectively  as the
"Price Advisers" unless the context otherwise requires.  The Price Advisers will register with additional  securities  regulators as required by their respective businesses.  The primary  responsibility  of the Price  Advisers is to render to their advisory  clients on a professional  basis unbiased advice regarding their clients'  investments.  As  investment  advisers,  the  Price  Advisers  have  a fiduciary  relationship with all of their clients, which means that they have an absolute duty of undivided loyalty, fairness and good faith toward their clients and mutual fund  shareholders  and a  corresponding  obligation  to refrain from taking any action or seeking any benefit for  themselves  which would,  or which would appear to,  prejudice the rights of any client or  shareholder or conflict with his or her best interests.

Adviser Act  Requirements  for  Supervised  Persons.  The  Advisers Act requires investment advisers to adopt codes that:

     o    establish a standard of business  conduct,  applicable  to  Supervised
          Persons,  reflecting the fiduciary  obligations of the adviser and its
          Supervised Persons;

     o    require  Supervised  Persons to comply with all applicable  securities laws, including:

          o    Securities Act of 1933
          o    Securities Exchange Act of 1934
          o    Sarbanes Oxley Act of 2002
          o    Investment Company Act of 1940
          o    Investment Advisers Act of 1940
          o    Gramm-Leach-Bliley Privacy Act
          o    Any rules adopted by the SEC under any of the foregoing Acts; and
          o    Bank  Secrecy  Act as it applies to mutual  funds and  investment advisers and any rules  adopted  under that Act by the SEC or the
               United States Department of the Treasury;

     o    require  Supervised  Persons to report violations of the code promptly to the adviser's  chief  compliance  officer or his or her designee if the chief compliance  officer also receives reports of all violations;
          and

                                      1-3

     o    require the adviser to provide each  Supervised  Person with a copy of the  code and any  amendments  and  requiring  Supervised  Persons  to provide the adviser  with  written  acknowledgement  of receipt of the code and any amendments.

Price Group  applies  these  requirements  to all  persons  subject to the Code, including all Supervised Persons.

NASDAQ  Requirements.  Nasdaq Stock Market, Inc. ("NASDAQ") rules require listed companies to adopt a Code of Conduct for all directors, officers, and employees.
Price Group is listed on NASDAQ.  This Code is  designed to fulfill  this NASDAQ requirement.  A waiver of this Code for an  executive  officer or director of T.
Rowe  Price  Group,  Inc.  must be granted by  Group's  Board of  Directors  and reported as required by the pertinent NASDAQ rule.

What the Code  Does Not  Cover.  The Code was not  written  for the  purpose  of covering all policies,  rules and regulations to which personnel may be subject.
For example, T. Rowe Price Investment Services,  Inc. ("Investment Services") is
regulated by the Financial Industry Regulatory Authority ("FINRA") and, as such, is required to maintain written supervisory procedures to enable it to supervise the  activities of its  registered  representatives  and  associated  persons to ensure  compliance with applicable  securities laws and regulations and with the applicable rules of FINRA. In addition, TRPI, TRPGAM, TRPGIS, and TRP Canada are subject to several non-U.S.  regulatory  authorities as described on page 1-3 of this Code.

Sarbanes-Oxley  Codes. The Principal  Executive and Senior Financial Officers of
Price Group and the Price Funds are also subject to Codes (collectively the "S-O
Codes")  adopted to bring these  entities into  compliance  with the  applicable requirements of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"). These S-O
Codes,  which are  available  along with this Code on the firm's  intranet  site
under   Departments/Corporate/Legal,   are   supplementary  to  this  Code,  but
administered separately from it and each other.

     Compliance  Procedures for Funds and Federal Advisers.  Under Rule 38a-1 of
     the  Investment  Company Act of 1940,  each fund board is required to adopt written  policies and  procedures  reasonably  designed to prevent the fund from violating  federal  securities laws. These procedures must provide for the oversight of compliance by the fund's advisers, principal underwriters, administrators  and transfer agents.  Under Rule 206(4)-7 of the Investment
     Advisers Act of 1940, it is unlawful for an  investment  adviser to provide investment  advice  unless it has  adopted  and  implemented  policies  and procedures  reasonably designed to prevent violations of federal securities laws by the adviser and its supervised persons.

Compliance with the Code.  Strict compliance with the provisions of this Code is considered a basic  condition of  employment  or  association  with the firm. An employee may be required to surrender  any profit  realized  from a  transaction that is deemed to be in violation of the Code. In addition, a breach of the Code may constitute  grounds for disciplinary  action,  including fines and dismissal from employment.  Employees may appeal to the Management Committee any ruling or decision  rendered  with  respect to the Code.  The names of the  members of the
Management Committee are included in Appendix A to this Code.

                                      1-4

Questions Regarding the Code. Questions regarding the Code should be referred as follows:

1.   Standards of Conduct of Price Group and Its Personnel:  the  Chairperson of
     the  Ethics  Committee,  the  Director  of  Human  Resources,  or  the  TRP
     International Compliance Team.

2.   Statement  of Policy on Gifts,  Entertainment,  Expense  Reimbursement  and
     Charitable  Contributions:   the  Legal  Department  in  Baltimore  ("Legal
     Department") or the TRP International Compliance Team.

3.   Statement of Policy on Material, Inside (Non-Public) Information: the Legal
     Department or the TRP International Compliance Team.

4.   Statement of Policy on Securities  Transactions:  For U.S.  personnel:  the
     Chairperson  of  the  Ethics   Committee  or  his  or  her  designee;   for
     International personnel: the TRP International Compliance Team.

5.   Statement of Policy with Respect to Compliance with Copyright and Trademark
     Laws: Legal Department.

6.   Statement of Policy with Respect to Computer  Security and Related  Issues:
     Enterprise  Security,   the  Legal  Department  or  the  TRP  International
     Compliance Team.

7.   Statement of Policy on Compliance with Antitrust Laws: Legal Department.

8.   Statement of Policies and  Procedures on Privacy:  Legal  Department or the
     TRP International Compliance Team.

For  additional  information,  consult  Appendix A following  the  Standards  of
Conduct section of the Code.

March, 2008

                                      1-5

              STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL

Allocation  Policy.  The policies of each of the Price  Advisers with respect to the allocation of client  brokerage are set forth in Part II of Form ADV of each of the Price  Advisers.  The Form ADV is each adviser's  registration  statement filed with the SEC. It is imperative that all employees -- especially  those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers that will execute  securities  transactions  on behalf of our  clients -- read and become  fully  knowledgeable  concerning  our policies in this regard.  Any  questions  regarding  any of the Price  Advisers'
allocation  policies for client  brokerage should be addressed to the designated contact  person(s)  of the U.S.  Equity  or Fixed  Income  or the  International
Committee, as appropriate. See Appendix A.

Annual  Verification  of Compliance.  Each year, each person subject to the Code
(see p. 1-2) is required to complete a Verification  Statement  regarding his or her compliance with various  provisions of this Code,  including its policies on personal securities transactions and material, inside information.  In addition, each Access Person (defined on p. 5-3), except the independent  directors of the
Price Funds, must file an initial and annual Personal Securities Report (see pp.
5-28 and 5-29).

Antitrust.  The  United  States  antitrust  laws are  designed  to  ensure  fair competition and preserve the free enterprise  system. The United Kingdom and the
European Union have requirements based on similar  principals.  Some of the most common  antitrust  issues with which an employee  may be  confronted  are in the areas of pricing (adviser fees) and trade  association  activity.  To ensure its employees'  understanding  of these laws, Price Group has adopted a Statement of
Policy  on  Compliance  with  Antitrust  Laws.  All  employees  should  read and understand this Statement (see page 8-1).

Anti-Money  Laundering.  Certain  subsidiaries of Price Group are subject to the laws  and  regulations  of the  United  States,  United  Kingdom  and the  other jurisdictions  in which they do business  regarding the prevention and detection of money  laundering.  For  example,  under the U.S.  Patriot  Act, the affected subsidiaries must develop internal  policies,  procedures and controls to combat money laundering,  designate a Compliance Officer for the anti-money  laundering
program,   implement  employee  training  in  this  area,  and  ensure  that  an independent  review of the  adequacy of  controls  and  procedures  in this area occurs annually.  In addition,  the anti-money laundering program must include a
Customer  Identification  Program  ("CIP").  Each of these entities has specific procedures in this area, by which its employees must abide.

Appropriate  Conduct.  Associates  are  expected  to  conduct  themselves  in an appropriate and responsible  manner in the workplace,  when on company  business outside  the  office and at  company-sponsored  events.  Inappropriate  behavior reflects  poorly on the  associate  and may impact  TRP.  Supervisors  should be especially mindful that they should set the standard for appropriate behavior.

Compliance  with  Copyright and  Trademark  Laws. To protect Price Group and its employees,  Price  Group has  adopted a  Statement  of Policy  with  Respect  to
Compliance  with  Copyright and Trademark  Laws.  You should read and understand this Statement (see page 6-1).

                                      2-1

Computer  Security.  Computer  systems and programs play a central role in Price
Group's  operations.  To  establish  appropriate  computer  security to minimize potential for loss or  disruptions to our computer  operations,  Price Group has adopted a Statement  of Policy with  Respect to  Computer  Security  and Related
Issues. You should read and understand this Statement (see page 7-1).

Conflicts  of  Interest.  All  employees  must  avoid  placing  themselves  in a
"compromising  position"  where their interests may be in conflict with those of
Price Group or its clients.

     Relationships   with   Profitmaking   Enterprises.   Depending   upon   the
     circumstances, an employee may be prohibited from creating or maintaining a relationship with a profitmaking enterprise. In all cases, written approval must be obtained as described below.

          General Prohibitions.  Employees are generally prohibited from serving as officers or  directors of issuers that are approved or likely to be approved for purchase in our firm's client accounts.  In addition,  an employee  may not  accept or  continue  outside  employment  that will require  him or her to become  registered  (or duly  registered)  as a representative of an unaffiliated broker/dealer, investment adviser or an  insurance  broker or  company  unless  approval  to do so is first
          obtained  in  writing  from  the  Chief  Compliance   Officer  of  the
          broker/dealer.  See  Appendix  A for the name of the Chief  Compliance
          Officer  of  the  broker/dealer.  An  employee  also  may  not  become independently registered as an investment adviser.

          Approval Process.  Any outside business activity,  which may include a second job, appointment as an officer or director of or a member of an advisory board to a for-profit enterprise, or self employment, must be approved in writing by the employee's supervisor. If the employee is a registered  representative of Investment Services, he or she must also receive the written  approval of the Chief  Compliance  Officer of the broker/dealer.

          Review by Ethics Committee.  If an employee contemplates  obtaining an interest  or  relationship  that might  conflict or appear to conflict with the  interests  of Price  Group,  he or she must also receive the prior written  approval of the Chairperson of the Ethics  Committee or his or her designee and, as appropriate,  the Ethics Committee itself.
          Examples of  relationships  that might  create a conflict or appear to create a conflict of interest may include  appointment  as a director, officer  or partner  of or member of an  advisory  board to an outside profitmaking enterprise,  employment by another firm in the securities industry,  or self employment in an investment capacity.  Decisions by the Ethics Committee regarding such positions in outside  profitmaking enterprises  may  be  reviewed  by  the  Management  Committee  before becoming  final.  See below for a  discussion  of  relationships  with financial services firms.

          Approved Service as Director or Similar  Position.  Certain  employees may serve as  directors or as members of  creditors  committees  or in similar  positions for non-public,  for-profit  entities in connection with their  professional  activities  at the firm.  An  employee  must receive the written  permission  of the  Management  Committee  before accepting  such a position  and must  relinquish  the  position if the entity  becomes  publicly  held,  unless  otherwise  determined by the
          Management Committee.

                                      2-2

          Service with Nonprofitmaking Organizations. Price Group encourages its employees to become involved in community  programs and civic affairs.
          However,  employees  should not permit such  activities  to affect the performance of their job responsibilities.

               Approval  Process.  The  approval  process  for  service  with  a nonprofitmaking  organization  varies depending upon the activity undertaken.

               By  Supervisor.  An employee  must receive the approval of his or her  supervisor  in writing  before  accepting  a position  as an officer,  trustee  or  member of the  Board of  Directors  of any non-profit organization.

               By Ethics Committee Chairperson. If there is any possibility that the organization will issue and/or sell securities,  the employee must also receive the written  approval of the Chairperson of the
               Ethics Committee or his or her designee and, as appropriate,  the
               Chief Compliance  Officer of the  broker/dealer  before accepting the position.

               Although  individuals  serving  as  officers,  Board  members  or trustees  for  non-profitmaking  entities  that will not issue or sell securities do not need to receive this additional  approval,
               they  must  be  sensitive  to  potential   conflict  of  interest
               situations  (e.g., the entity is considering  entering a business relationship  with a T. Rowe Price  entity) and must  contact the
               Chairperson  of the  Ethics  Committee  for  guidance  if  such a situation arises.

     Relationships with Financial Service Firms. In order to avoid any actual or apparent conflicts of interest,  employees are prohibited from investing in or entering into any  relationship,  either  directly or  indirectly,  with corporations,  partnerships, or other entities that are engaged in business as a broker, a dealer,  an underwriter,  and/or an investment  adviser.  As described above, this prohibition  generally extends to registration and/or licensure with an unaffiliated  firm.  This  prohibition,  however,  is not meant to prevent  employees from purchasing  publicly traded  securities of broker/dealers,  investment  advisers  or other  companies  engaged  in the mutual fund  industry.  Of course,  all such purchases are subject to prior transaction clearance and reporting procedures, as applicable.  This policy also does not  preclude an  employee  from  engaging an outside  investment adviser to manage his or her assets.

     If any member of an  employee's  immediate  family is employed by, or has a partnership  interest  in a  broker/dealer,  investment  adviser,  or other entity  engaged in the  mutual  fund  industry,  the  relationship  must be reported to the Ethics Committee.

     An  ownership  interest  of  0.5%  or  more  in  any  entity,  including  a broker/dealer,  investment  adviser or other company  engaged in the mutual fund  industry,  must be reported to the Code  Compliance  Section.  See p.
     5-28.

     Existing  Relationships with Potential Vendors.  If an employee is going to be involved in the selection of a vendor to supply goods or services to the firm,  he or she must  disclose the  existence of any on-going  personal or family  relationship with any principal of the vendor to the Chairperson of the Ethics  Committee in writing before becoming  involved in the selection process.

                                      2-3

     Investment in Client/Vendor  Company Stock. In some instances,  existing or prospective clients (e.g., clients with full-service  relationships with T.
     Rowe Price  Retirement Plan Services,  Inc.) or vendors ask to speak to our portfolio managers and/or analysts who have responsibility for a Price Fund or other  managed  account  in an effort  to  promote  investment  in their securities. While these meetings present an opportunity to learn more about the client/vendor and may therefore be helpful to Price,  employees must be aware of the potential  conflicts  presented by such meetings.  In order to avoid any actual or apparent conflicts of interest:

          o    employees are prohibited from providing any internal  information
               (e.g.,  internal  ratings or plans for future Price Fund or other client account  purchases) to the client or vendor  regarding the securities,  except to the extent specifically  authorized by the
               Legal  Department  or  otherwise  allowed  by the Code  under the sections entitled  "Investment  Research" and "Information  about the Price Funds" (see p. 2-6), and

          o    investment   decisions  of  employees  regarding  a  client's  or
               vendor's  securities must be made  independently of the client or vendor relationship and cannot be based on any express or implied quid pro quo. If a situation  arises where a client has suggested that  it is  considering  either  expanding  or  eliminating  its relationship with Price (or, in the case of a vendor,  offering a more or less  favorable  pricing  structure)  based upon  whether
               Price increases purchases of the client's or vendor's securities, the  Chairperson  of the  Ethics  Committee  should be  consulted immediately for guidance.

     In  addition,  the use of  information  derived  from  such  meetings  with existing or prospective clients or vendors must conform to the Statement of
     Policy on Material, Inside (Non- Public) Information, which is part of this
     Code (see p. 4-1).

     Conflicts  in  Connection  with Proxy  Voting.  If a  portfolio  manager or analyst with the  authority to vote a proxy or recommend a proxy vote for a security  owned  by a Price  Fund or a  client  of a Price  Adviser  has an immediate  family  member who is an officer or  director  or has a material business  relationship  with the  issuer  of the  security,  the  portfolio manager or analyst should inform the Proxy Committee of the relationship so that the Proxy  Committee  can assess any  conflict  of  interest  that may affect  whether the proxy should or should not be voted in accordance  with the firm's proxy voting policies.

Confidentiality.  The exercise of confidentiality  extends to the major areas of our operations,  including internal operating procedures and planning;  clients, fund shareholders and TRP Brokerage  customers;  investment  advice;  investment research;  employee  information  and  contractual  obligations to protect third party confidential information. The duty to exercise confidentiality applies not only while an individual is associated  with the firm,  but also after he or she terminates that association.

                                      2-4

     Internal Operating  Procedures and Planning.  During the years we have been in  business,  a great  deal of  creative  talent  has been used to develop specialized and unique methods of operations and portfolio  management.  In many cases, we feel these methods give us an advantage over our competitors and we do not want these ideas disseminated outside our firm.  Accordingly, you should be guarded in discussing our business  practices with outsiders.
     Any requests from outsiders for specific information of this type should be cleared with the appropriate supervisor before it is released.

     Also,  from  time to time  management  holds  meetings  in which  material, non-public information concerning the firm's future plans is disclosed. You should never discuss  confidential  information  with, or provide copies of written  material  concerning the firm's internal  operating  procedures or projections for the future to, unauthorized persons outside the firm.

     Clients, Fund Shareholders, and TRP Brokerage Customers. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial  status and needs.  This is done only after we have  assured them that every member of our organization  will hold this information in strict confidence.  It is essential that we respect their trust. A simple rule for you to follow is that the names of our clients,  fund shareholders,  or TRP
     Brokerage customers or any information pertaining to their investments must never be divulged to anyone  outside the firm, not even to members of their immediate families,  without appropriate  authorization,  and must never be used as a basis for personal trades over which you have beneficial interest or control.

     Third Parties. In contracts with vendors and other third parties with which we have business  dealings,  the firm may enter into obligations to protect the  confidentiality  of  information  received  from third  parties.  Such information may include software, business information concerning the third party  or the  terms  and  pricing  of the  contractual  arrangement.  This information  must be  protected  in the same  manner  that the  firm's  own confidential information is protected.

     In  addition,  the firm has adopted a specific  Statement  of Policies  and
     Procedures on Privacy, which is part of this Code (see p. 9-1).

     Investment Advice. Because of the fine reputation our firm enjoys, there is a great deal of public  interest in what we are doing in the market.  There are  two  major  considerations  that  dictate  why  we  must  not  provide investment "tips":

     o    From the point of view of our  clients,  it is not fair to give  other people information which clients must purchase.

     o    From the point of view of the firm,  it is not  desirable to create an outside  demand  for a  stock  when  we are  trying  to buy it for our clients,  as this will only serve to push the price up. The reverse is true if we are selling. Therefore, disclosure of our trading interests could have a negative  impact on the firm's  ability to execute trades at the best price.

     In light of these considerations,  you must never disclose to outsiders our buy and  sell  recommendations,  current  orders  or  recent  transactions, securities  we are  considering  for future  investment,  or the  portfolio
     holdings   of  our  clients  or  mutual   funds   without   specific   firm
     authorization.

                                      2-5

     The  practice of giving  investment  advice  informally  to members of your immediate  family  should  be  restricted  to  very  close  relatives.  Any
     transactions   resulting   from  such  advice  are  subject  to  the  prior
     transaction  clearance  (Access  Persons  only except for Price Group stock transactions,  which require prior transaction  clearance by all personnel)
     and reporting  requirements  (Access Persons and Non-Access Persons) of the
     Statement  of Policy on  Securities  Transactions.  Under no  circumstances should you receive  compensation  directly or indirectly (other than from a
     Price Adviser or an affiliate)  for rendering  advice to either  clients or non-clients.

     Investment  Research.  Any  report  circulated  by a  research  analyst  is confidential  in its  entirety  and  should not be  reproduced  or shown to anyone outside of our organization,  except our clients where  appropriate.
     If a  circumstance  arises  where  it  may be  appropriate  to  share  this information  otherwise,  the Chairperson of the Ethics  Committee should be consulted first.

     Employee  Information.  For  business  and  regulatory  purposes,  the firm collects and maintains  information (e.g.,  social security number, date of birth, home address) about its employees,  temporaries and consultants. You may not use such information for any non-business or non-regulatory purpose or disclose it to anyone  outside the firm without  specific  authorization from the  Legal  Department  or the TRP  International  Compliance  Team as
     appropriate.

     Information  about the Price Funds.  The Price Funds have adopted  policies and  procedures  with respect to the selective  disclosure  of  information about the Price Funds and their portfolio holdings.  These are set forth on the  firm's  intranet  under  "Departments/Corporate/Legal/  TRP Policy and
     Procedures  Documents/Legal/Mutual   Funds/"Portfolio  Information  Release
     Policy" and "Matrix of Supplementary Fund Data". All Associates are charged
     with  informing   themselves  of,  and  adhering  to,  these  Policies  and
     Procedures and may not release any  information  about the Price Funds that would be harmful to the Price Funds or their shareholders.

     Understanding  as to  Clients'  Accounts  and  Company  Records  at Time of
     Termination  of   Association.   The  accounts  of  clients,   mutual  fund
     shareholders,  and TRP  Brokerage  customers  are not the  property  of any employee;  they are  accounts  of one of  Price  Group's  affiliates.  This includes  the  accounts  of  clients  for  which  one or more of the  Price
     Advisers acts as investment adviser,  regardless of how or through whom the client  relationship  originated and regardless of who may be the counselor for a particular  client.  At the time of termination  of association  with
     Price Group,  you must:  (1) surrender to Price Group in good condition any and all  materials,  reports  or  records  (including  all  copies  in your possession or subject to your control) developed by you or any other person that are considered confidential  information of Price Group (except copies of any research  material in the production of which you  participated to a material  extent);  and (2) refrain  from  communicating,  transmitting  or making  known  to any  person  or  firm  any  information  relating  to any materials or matters  whatsoever  that are  considered by Price Group to be confidential.

                                      2-6

     HIPAA.  The firm's  Flexible  Benefits Plan has adopted a specific  Privacy
     Notice  regarding  the  personal  health  information  of  participants  in compliance with the Health Insurance  Portability and Accountability Act of
     1996  ("HIPAA").  A copy of the HIPAA  Privacy  Notice  can be found on the firm's intranet under Departments/Corporate/Human  Resources/Benefits/HIPAA
     Privacy Notice.

Employment of Former  Government  and  Self-Regulatory  Organization  Employees.
United States laws and regulations  govern the employment of former employees of the U.S.  Government and its agencies,  including the SEC. In addition,  certain states have adopted similar statutory restrictions.  Finally, certain states and municipalities  that are clients of the Price Advisers have imposed  contractual restrictions in this regard. Before any action is taken to discuss employment by
Price Group of a former government or regulatory or self-regulatory organization employee,  whether in the United  States or  internationally,  guidance  must be obtained from the Legal Department.

Financial  Reporting.  Price  Group's  records are  maintained  in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting  principles.  No false or deceptive entries may be made and all entries must contain an  appropriate  description of the underlying transaction. All reports, vouchers, bills, invoices, payroll and service records and other essential data must be accurate,  honest and timely and should provide an accurate and complete  representation  of the facts.  The Audit  Committee of
Price Group has adopted specific procedures regarding the receipt, retention and treatment of certain auditing and accounting  complaints.  See Responsibility to
Report Violations at p. 2-13.

Gifts and Gratuities.  The firm has adopted a comprehensive  policy on providing and receiving gifts and business  entertainment,  which is found in this Code in the  Statement  of Policy on Gifts,  Entertainment,  Expense  Reimbursement  and
Charitable  Contributions.   All  employees  should  read  and  understand  this
Statement (see page 3-1).

Health and Safety in the Workplace. Price Group recognizes its responsibility to provide  personnel a safe and healthful  workplace and proper facilities to help them do their jobs effectively.

Human Resources.  You should consult the appropriate Associate Handbook for more information on the policies  discussed in this section and other Human Resources policies.

     Equal  Opportunity.  Price Group is  committed to the  principles  of equal
     employment   opportunity   (EEO)  and  the  maximum   optimization  of  our
     associates'  abilities.  We believe our  continued  success  depends on the equal  treatment of all employees and  applicants  without  regard to race, religion,  creed, color, national origin, gender, age, disability,  marital status,  sexual  orientation,  citizenship  status,  veteran status, or any other classification protected by federal, state or local laws.

     This commitment to Equal  Opportunity  covers all aspects of the employment relationship  including  recruitment,  application and initial  employment, promotion, transfer, training and development, compensation, and benefits.

     All  associates of T. Rowe Price are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

                                      2-7

     If you feel you have not been  treated  in  accordance  with  this  policy, contact your immediate supervisor, the appropriate Price Group manager or a
     Human Resources representative. No retaliation will be taken against you if you report an incident of alleged discrimination in good faith.

     Drug and Alcohol Policy.  Price Group is committed to providing a drug-free workplace and preventing  alcohol abuse in the workplace.  Drug and alcohol misuse and abuse affect the health,  safety,  and  well-being  of all Price
     Group  employees and customers and restrict the firm's ability to carry out its mission.  Personnel must perform job duties unimpaired by illegal drugs or the improper use of legal drugs or alcohol.

     Policy Against Harassment and  Discrimination.  Price Group is committed to providing a safe working  environment in which all  individuals are treated with  respect and dignity.  Associates  have the right to enjoy a workplace that is conducive to high  performance,  promotes  equal  opportunity,  and prohibits discrimination including harassment.

     Price Group will not tolerate harassment, discrimination, or other types of
     inappropriate    behavior    directed   by   or   toward   an    associate,
     supervisor/manager,   contractor,   vendor,  customer,  visitor,  or  other
     business  partner.  Accordingly,  the firm will not tolerate  harassment or intimidation  of any  associate  based on  race,  color,  national  origin, religion,  creed, gender,  sexual orientation,  age,  disability,  veteran, marital or any other status  protected by federal,  state, or local law. In addition,  Price Group does not tolerate slurs, threats,  intimidation,  or any similar written,  verbal,  physical,  or computer-related  conduct that denigrates or shows  hostility or aversion  toward any individual  based on race, color, national origin, religion,  creed, gender, sexual orientation, age disability, veteran, marital, or any other status protected by federal, state or local law.  Harassment will not be tolerated on our property or in any other work-related setting such as business-sponsored  social events or business  trips.  In  addition,  the  firm  will not  tolerate  harassment, discrimination,  or other types of  inappropriate  behavior  directed by or toward any associate from our customers and clients and vice versa.

     If you are found to have engaged in conduct  inconsistent with this policy, you  will  be  subject  to  appropriate  disciplinary  action,  up  to  and including, termination of employment.

     Use of Employee Likenesses and Information. Employees consent to the use of their names,  biographical information,  photographs,  job descriptions and other relevant business data for any work-related purpose.

Illegal Payments.  State,  United States,  and  international  laws prohibit the payment  of  bribes,  kickbacks,  inducements  or other  illegal  gratuities  or payments by or on behalf of Price Group.  Price Group,  through its policies and practices,  is  committed  to comply  fully with these  laws.  The U.S.  Foreign
Corrupt  Practices Act makes it a crime to corruptly give,  promise or authorize payment,  in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining  business.  If you are solicited to make or receive an illegal payment, you should contact the Legal Department.

                                      2-8

Inside  Information.  The purchase or sale of securities  while in possession of
material,   inside   information   is  prohibited  by  U.S.,   U.K.,  and  other
international, state and other governmental laws and regulations. Information is considered  inside and  material if it has not been  publicly  disclosed  and is sufficiently  important that it would affect the decision of a reasonable person to buy, sell or hold securities in an issuer,  including  Price Group.  Under no circumstances  may you transmit such information to any other person,  except to
Price Group  personnel who are required to be kept informed on the subject.  You should  read  and  understand  the  Statement  of  Policy  on  Material,  Inside
(Non-Public) Information (see page 4-1).

Investment Clubs. The following discussion of obligations of Access Persons does not apply to the independent  directors of the Price Funds.  Access Persons must receive the prior clearance of the Chairperson of the Ethics Committee or his or
her designee  before  forming or  participating  in a stock or investment  club.
Transactions in which Access Persons have  beneficial  ownership or control (see
p. 5-4) through  investment  clubs are subject to the firm's Statement of Policy on  Securities  Transactions.  As  described  on p.  5-23,  approval  to form or participate in a stock or investment club may permit the execution of securities transactions  without prior transaction  clearance by the Access Person,  except transactions in Price Group stock, if the Access Person has beneficial ownership solely  by virtue of his or her  spouse's  participation  in the club and has no investment  control  or input into  decisions  regarding  the club's  securities transactions.  Non-Access  Persons  (defined  on p. 5-4) do not have to  receive prior  clearance to form or participate  in a stock or investment  club and need only obtain prior clearance of transactions in Price Group stock.

Marketing and Sales  Activities.  All written and oral  marketing  materials and
presentations   (including  performance  data)  (e.g.,   advertisements;   sales
literature) must be in compliance with applicable SEC, FINRA,  Global Investment
Performance  Standards  ("GIPS"),   FSA,  and  other  applicable   international
requirements.  All such materials (whether for the Price Funds, non-Price funds, or various advisory or Brokerage  services) must be reviewed and approved by the
Legal Department or the TRP International Compliance Team, as appropriate, prior to use. All  performance  data  distributed  outside the firm,  including  total return and yield information,  must be obtained from databases  sponsored by the
Performance Group.

Past and Current Litigation. As a condition of employment,  each new employee is required to answer a questionnaire  regarding past and current civil  (including arbitrations) and criminal actions and certain regulatory  matters.  Price Group uses the information  obtained through these  questionnaires to answer questions asked on governmental and  self-regulatory  organization  registration forms and for insurance and bonding purposes.

Each employee is responsible for keeping answers on the questionnaire current.

An employee should notify Human Resources and either the Legal Department or the
TRP International Compliance Team promptly if he or she:

     o    Becomes the subject of any  proceeding  or is  convicted  of or pleads guilty  or no  contest  to or  agrees  to enter a  pretrial  diversion program  relating  to any felony or  misdemeanor  or similar  criminal charge in a United  States  (federal,  state,  or  local),  foreign or military court, or

                                      2-9

     o    Becomes the subject of a Regulatory Action,  which includes any action by the SEC,  the FSA,  the SFC,  the MAS,  the  KLFB,  The  Netherland
          Authority for the Financial Markets, the Danish Financial  Supervisory
          Authority,  the Swedish Financial Supervisory Authority, the CSSF, and
          the  Ontario,   Manitoba,  British  Columbia  and  Alberta  Securities
          Commissions,  a state,  a  foreign  government,  a  federal,  state or foreign  regulatory agency or any domestic or foreign  self-regulatory
          organization   relating  to  securities   or  investment   activities,
          dishonesty,  breach of trust, or money laundering as well as any court proceeding  that  has or  could  result  in a  judicial  finding  of a violation of statutes or regulations  related to such activities or in an injunction in connection with any such activities.

Political  Activities and Contributions.  In support of the democratic  process,
Price Group  encourages  its  eligible  employees  to exercise  their  rights as citizens by voting in all elections.  Price Group encourages  employees to study the issues and  platforms as part of the election  process,  but does not direct employees to support any particular political party or candidate.

All U.S.-based  officers and directors of Price Group and its  subsidiaries  are required to disclose certain Maryland local and state political contributions on a  semi-annual  basis and certain  Pennsylvania  political  contributions  on an annual basis through a Political Contribution Questionnaire sent to officers and directors.  In addition,  certain employees  associated with Investment Services are subject to limitations on and additional reporting  requirements about their
political   contributions  under  Rule  G-37  of  the  United  States  Municipal
Securities Rulemaking Board ("MSRB").

United States law prohibits  corporate  contributions to campaign  elections for federal office (e.g., U.S. Senate and House of Representatives). This means that
Price Group cannot use corporate funds,  either directly or indirectly,  to help finance any federal political candidate or officeholder.  It also means that the firm  cannot  provide  paid  leave  time to  employees  for  political  campaign activity.  However,  employees  may use  personal  time or paid  vacation or may request unpaid leave to participate in political campaigning.

T. Rowe Price makes  political  contributions  to candidates for local and state offices  in  Maryland  via the T. Rowe  Price  Maryland  Political  Contribution
Committee.  T. Rowe Price does not reimburse employees for making  contributions to individual candidates or committees.

The  applicable  state or local law controls  the use of corporate  funds in the context of state and local  elections.  No political  contribution  of corporate funds, direct or indirect,  to any political candidate or party, or to any other program that might use the contribution  for a political  candidate or party, or use of  corporate  property,  services or other  assets may be made  without the written prior approval of the Legal  Department.  These  prohibitions  cover not only direct contributions, but also indirect assistance or support of candidates or political  parties  through  purchase of tickets to special  dinners or other fundraising events, or the furnishing of any other goods,  services or equipment to political  parties or  committees.  Neither  Price Group nor its employees or independent  directors  may make a  political  contribution  for the  purpose of obtaining or retaining business with government entities.

T. Rowe Price does not have a Political Action Committee  ("PAC").  However,  T.
Rowe Price has granted  permission to the  Investment  Company  Institute's  PAC
("ICI PAC"), which serves the interests of the investment  company industry,  to
solicit  T.  Rowe  Price's  senior   management  on  an  annual  basis  to  make
contributions to ICI PAC or candidates  designated by ICI PAC.  Contributions to
ICI PAC are entirely voluntary.

                                      2-10

Employees,  officers,  and  directors of T. Rowe Price may not solicit  campaign contributions  from  employees  without  adhering  to T. Rowe  Price's  policies regarding solicitation. These include the following:

     o    It must be clear that the  solicitation  is personal  and is not being made on behalf of T. Rowe Price.
     o    It must be clear that any contribution is entirely voluntary.
     o    T. Rowe Price's stationery and email system may not be used.

From time to time, the Legal  Department sends to U.S.-based vice presidents and inside  directors a memorandum  describing the requirements of United States and pertinent state law in connection with political contributions.

An employee may participate in political  campaigns or run for political office, provided this  activity does not conflict with his or her job  responsibilities.
Should the employee have any questions, he or she should consult with his or her immediate supervisor.

     Lobbying.  It is  important  to realize  that under some state  laws,  even limited contact,  either in person or by other means, with public officials in that state may trigger  that state's  lobbying  laws.  For  example,  in
     Maryland,  if  $2,500  of a  person's  compensation  can be  attributed  to face-to-face contact with legislative or executive officials in a six-month reporting  period,  he or she may be  required  to  register  as a Maryland lobbyist subject to a variety of restrictions and requirements.  Therefore, it is imperative that you avoid any lobbying on behalf of the firm, whether in-person or by other means (e.g.,  telephone,  letter) unless the activity is cleared first by the Legal Department,  so that you do not inadvertently become  subject  to  regulation  as a  lobbyist.  If you have any  question whether your contact with a state's  officials may trigger lobbying laws in that state, please contact the Legal Department before proceeding.

Protection  of  Corporate  Assets.  All  personnel  are  responsible  for taking measures  to ensure  that Price  Group's  assets are  properly  protected.  This responsibility  not only  applies  to our  business  facilities,  equipment  and supplies,  but  also to  intangible  assets  such as  proprietary,  research  or marketing information, corporate trademarks and servicemarks, copyrights, client relationships and business opportunities.  Accordingly,  you may not solicit for your personal  benefit clients or utilize client  relationships to the detriment of the firm.  Similarly,  you may not  solicit  co-workers  to act in any manner detrimental to the firm's interests.

Quality  of  Services.  It is a  continuing  policy  of Price  Group to  provide investment products and services that: (1) meet applicable laws, regulations and industry standards;  (2) are offered to the public in a manner that ensures that each  client/shareholder  understands the objectives of each investment  product selected;  and (3) are  properly  advertised  and  sold in  accordance  with all applicable SEC, FSA, FINRA, and other  international,  state and self-regulatory rules and regulations.

The quality of Price  Group's  investment  products and services and  operations affects our reputation,  productivity,  profitability and market position. Price
Group's goal is to be a quality leader and to create  conditions  that allow and encourage  all  employees  to perform  their duties in an  efficient,  effective manner.

                                      2-11

Record Retention and Destruction.  Under various U.S., U.K., other international state, and other  governmental  laws and  regulations,  certain of Price Group's subsidiaries  are  required to produce,  maintain  and retain  various  records, documents and other written (including electronic) communications.  For example,
U.S. law generally  requires an investment adviser to retain required records in a readily  accessible  location for not less than five years from the end of the fiscal  year  during  which the  record was made (the  current  year and the two immediately  preceding years in an appropriate office of the adviser),  although some records may be required to be retained  longer  depending on their  nature.
See  Tab 7,  Investment  Adviser  Compliance  Manual.  Any  questions  regarding retention  requirements  should be addressed to the Legal  Department or the TRP
International Compliance Team, as appropriate.

You must use care in disposing of any  confidential  records or  correspondence.
Confidential  material  that is to be discarded  should be placed in  designated bins or  should  be torn up or  shredded,  as  your  department  requires.  If a quantity of material is involved,  you should  contact  Document  Management for instructions regarding proper disposal.  Documents stored off-site are destroyed on a regular basis if the  destruction is approved by the  appropriate  business contact.

The firm is legally  prohibited from destroying any existing records that may be relevant  to  any  current,  pending  or  threatened  litigation  or  regulatory
investigation  or  audit.   These  records  would  include  emails,   calendars,
memoranda, board agendas, recorded conversations, studies, work papers, computer
notes,   handwritten  notes,  telephone  records,  expense  reports  or  similar material. If your business area is affected by litigation or an investigation or audit, you can expect to receive  instructions  from the Legal Department on how to proceed.  Regardless of whether you receive such instructions,  you should be prepared to secure relevant  records once you become aware that they are subject to litigation or regulatory investigations or audits.

All personnel  are  responsible  for adhering to the firm's record  maintenance, retention, and destruction policies.

In  addition,  the firm  has  adopted  a  specific  Statement  of  Policies  and
Procedures on Privacy, which is part of this Code (see p. 9-1).

Referral Fees.  United States  securities laws strictly  prohibit the payment of any type of referral fee unless  certain  conditions are met. This would include any  compensation  to persons  who refer  clients or  shareholders  to us (e.g., brokers, registered  representatives,  consultants, or any other persons) either directly in cash, by fee  splitting,  or indirectly by the providing of gifts or services  (including  the  allocation  of  brokerage).  FSA also  prohibits  the offering of any inducement  likely to conflict with the duties of the recipient.
No arrangements should be entered into obligating Price Group or any employee to pay a referral fee unless approved first by the Legal Department.

Release of Information to the Press. All requests for information from the media concerning T. Rowe Price Group's  corporate  affairs,  mutual funds,  investment services,  investment  philosophy and policies,  and related  subjects should be referred to the  appropriate  Public  Relations  contact  for reply.  Investment professionals  who are contacted  directly by the press  concerning a particular fund's investment  strategy or market outlook may use their own discretion,  but are advised to check with the appropriate  Public  Relations  contact if they do not know the reporter or feel it may be inappropriate to comment on a particular matter. Public Relations contact persons are listed in Appendix A.

                                      2-12

Responsibility to Report Violations. The following is a description of reporting requirements  and  procedures  that may or do arise if an  officer  or  employee becomes  aware  of  material  violations  of the  Code  or  applicable  laws  or regulations.

     General  Obligation.  If an officer or employee becomes aware of a material violation of the Code or any applicable  law or regulation,  he or she must report it to the Chief  Compliance  Officer of the applicable Price Adviser
     ("Chief Compliance Officer") or his or her designee,  provided the designee provides  a copy of all  reports  of  violations  to the  Chief  Compliance
     Officer.  Reports  submitted in paper form should be sent in a confidential envelope.  Any report may be submitted  anonymously;  anonymous  complaints must  be in  writing  and  sent in a  confidential  envelope  to the  Chief
     Compliance Officer. U.K. employees may also contact the FSA. See Appendix A regarding the Chief Compliance Officer to whom reports should be made.

     It is Price Group's policy that no adverse action will be taken against any person  who  becomes  aware of a  violation  of the Code  and  reports  the violation in good faith.

     Sarbanes-Oxley  Whistleblower  Procedures.  Pursuant to the  Sarbanes-Oxley
     Act,   the  Audit   Committee   of  Price  Group  has  adopted   procedures
     ("Procedures") regarding the receipt, retention and treatment of complaints received by Price Group regarding accounting,  internal accounting controls or auditing matters and the confidential, anonymous submission by employees of Price Group or any of its affiliates of concerns regarding  questionable accounting or auditing matters. All employees should familiarize themselves with these  Procedures,  which are posted in the  repository  of the firm's policies and procedures ("Repository") on the intranet.

     Under the Procedures,  complaints regarding certain auditing and accounting matters  should be sent to Chief Legal Counsel,  T. Rowe Price Group,  Inc,
     The Legal  Department  either  through  interoffice  mail in a confidential envelope  or by mail  marked  confidential  to P.O.  Box 37283,  Baltimore,
     Maryland  21297-3283,  or a report  may be made by  calling  the  toll-free hotline at 888-651-6223.

     Sarbanes-Oxley  Attorney  Reporting  Requirements.  Attorneys  employed  or retained  by Price  Group or any of the  Price  Funds are also  subject  to certain reporting  requirements under the Sarbanes-Oxley  Act. The relevant procedures are posted in the firm's Repository.

Service as Trustee,  Executor or Personal  Representative.  You may serve as the trustee, co-trustee,  executor or personal representative for the estate of or a trust created by close family members. You may also serve in such capacities for estates or trusts  created by nonfamily  members.  However,  if an Access Person expects to be actively involved in an investment  capacity in connection with an estate or trust created by a nonfamily  member,  he or she must first be granted permission  by the Ethics  Committee.  If you serve in any of these  capacities, securities  transactions  effected in such accounts will be subject to the prior transaction  clearance  (Access  Persons  only,  except  for Price  Group  stock transactions,  which require prior  transaction  clearance by all personnel) and reporting  requirements (Access Persons and Non-Access Persons) of our Statement
of Policy on Securities  Transactions.  Although Access Persons, the independent directors of the Price Funds are not subject to the prior transaction  clearance requirements  and are subject to modified  reporting as described on pp. 5-20 to
5-22.

                                      2-13

If you presently  serve in any of these  capacities for nonfamily  members,  you should report the relationship in writing to the Ethics Committee.

Speaking  Engagements  and  Publications.  Employees  are often  asked to accept speaking  engagements  on the  subject  of  investments,  finance,  or their own particular  specialty with our organization.  This is encouraged by the firm, as it enhances  our public  relations,  but you should  obtain  approval  from your supervisor and the head of your Division,  if different,  before you accept such requests.  You may  also  accept  an  offer to  teach a  course  or  seminar  on investments  or  related  topics  (for  example,  at a  local  college)  in your individual  capacity with the approval of your  supervisor  and the head of your
Division,  if  different,  and  provided  the course is in  compliance  with the
Guidelines found in Investment Services' Compliance Manual.

Before  making  any  commitment  to write or  publish  any  article or book on a subject  related to investments or your work at Price Group,  approval should be obtained from your supervisor and the head of your Division, if different.

March, 2008

                                      2-14

                   APPENDIX A TO THE T. ROWE PRICE GROUP, INC.
                           CODE OF ETHICS AND CONDUCT

o    Brokerage Control Committees.  There are three Brokerage Control Committees which set the policy regarding the allocation of client brokerage. For more information for the U.S.-based  advisers,  contact Art Varnado of the Fixed
     Income Committee or Rich Whitney of the Equity  Committee,  as appropriate, in Baltimore. For more information for the international advisers,  contact
     David Warren or Neil Smith of the International Committee, in London.

o    Chief Compliance  Officer.  The Chief Compliance  Officer of the U.S. Price
     Advisers  (i.e.,  TRPA,  TRPAS,  TRP  (Canada)  is John  Gilner.  The Chief
     Compliance Officer of the International Price Advisers (i.e., TRPI, TRPGIS,
     TRPGAM)   is  Jeremy   Fisher.   The  Chief   Compliance   Officer  of  the
     broker/dealer,   T.  Rowe  Price  Investment   Services,   Inc.,  is  Sarah
     McCafferty.

o    Ethics  Committee.  The members of the Ethics Committee are David Warren in
     London and Henry Hopkins,  Andy Brooks, Greg McCrickard,  Mary Miller, John
     Gilner, and Gretchen Park in Baltimore.

o    Chairperson  of  the  Ethics  Committee.  The  Chairperson  of  the  Ethics
     Committee is Henry Hopkins. Requests to him should be sent to the attention of John  Gilner in the Legal  Department,  except that  requests  regarding
     IPO's for U.S.  Access  Persons  who are  Non-Investment  Personnel  may be
     directed to either John Gilner or Andy Brooks.

o    Code Compliance  Section.  The members of the Code  Compliance  Section are
     John Gilner, Dottie Jones, Karen Clark, and Lisa Daniels.

o    TRP  International  Compliance  Team. The members of the TRP  International
     Compliance  Team  in  London  are  Jeremy  Fisher,  Calum  Ferguson,  Carol
     Bambrough,  Sophie West,  Maxine Moore and Louise Jones;  in Tokyo:  Manabu
     Kinoshita.

o    Designated  Person,  TRP  International  Compliance  Team. Carol Bambrough,
     Louise Jones, and Jeremy Fisher.

o    Designated Person, Code Compliance Section. Dottie Jones, Karen Clark.

o    Management  Committee.  Edward C.  Bernard,  James  A.C.  Kennedy,  Mary J.
     Miller, Brian C. Rogers, William J. Stromberg, and David J.L. Warren.

o    Public Relations  Contacts.  Steven Norwitz in Baltimore and Peter Preisler
     in Copenhagen.

March, 2008

                                       2A

       STATEMENT OF POLICY ON GIFTS, ENTERTAINMENT, EXPENSE REIMBURSEMENT
                          AND CHARITABLE CONTRIBUTIONS

General Policy.  The firm has adopted this Statement of Policy  ("Statement") to govern the  giving and  receipt of gifts,  business  entertainment  and  expense reimbursements from and to "business  contacts," as defined later. The Statement also addresses certain requests for charitable  contributions.  It is imperative that all  employees be  sensitive  to potential  conflicts of interests in these areas and to refer to this Statement for guidance.

Personal   relationships   with   business   contacts  may  lead  to  gifts  and
entertainment  that are offered on a friendship  basis and that may be perfectly proper.  It must be  remembered,  however,  that business  relationships  cannot always be separated  from  personal  relationships  and that the  integrity of a business  relationship  is always  susceptible  to criticism in hindsight  where gifts,  entertainment,  expense reimbursements,  or charitable contributions are given or received.

The giving and  receipt of gifts,  entertainment,  expense  reimbursements,  and charitable  contributions  can create or appear to create a conflict of interest and place our firm in a difficult or embarrassing position. These activities can also interfere with the impartial  discharge of our firm's  responsibilities  to its  clients,  fund  shareholders  and  Brokerage  customers,  as well as  their representatives' responsibilities to their employers.

The giving and receipt of gifts and entertainment  should never occur where they are  intended  or  designed  to cause the  recipient  to act in a manner that is inconsistent with the best interests of the recipient or the entity for which he or she  works.  In  addition,  no  gift  should  be  given  or  received  and no entertainment  should be provided or  accepted  that could be deemed  illegal or would expose the giver or recipient to liability to any  governmental  authority or agency.

All associates are  responsible  for complying with this  Statement.  Associates will be  required  to  certify at least  annually  their  compliance  with these policies.

The supervision,  prior clearance and reporting requirements for gifts, business
entertainment,   and  expense   reimbursements   are  described   below  in  the
"Supervision, Prior Clearance and Reporting" discussion.

This  Policy  does not cover  gifts  between  employees.  Please  contact  Human
Resources with questions about gifts between employees.

DEFINITIONS

     Business Contacts. The term "business contacts" includes:

     o    Brokers and securities salespersons (both through whom the firm places advisory client orders and who distribute the Price Funds);
     o    Clients (e.g., separate accounts, fund shareholders, Brokerage and RPS customers);
     o    Consultants;

                                      3-1

     o    Suppliers and vendors;
     o    Portfolio companies; and
     o    Any  other  individual  or  organization  with whom our firm has or is considering a business or other  relationship,  such as members of the press and trade organizations.

Gift. The term "gift" includes the giving or receipt of gratuities,  merchandise and the  enjoyment or use of property or  facilities  for  weekends,  vacations, trips,  dinners, and the like,  including  transportation and lodging costs. The following items are exempted from the definition of the term "gift"for  purposes of reporting:

     Certain  Personal  Gifts.  A personal gift given in  recognition of a "life event," such as a baby or wedding gift, does not fall within the definition of gift if the gift is not "in  relation to the business of the employer of the  recipient."  There  should  be a  pre-  existing  personal  or  family relationship between the giver and the recipient and the giver, rather than the firm, should pay for the gift. In addition,  the giver must prior clear the giving of the gift with his or her  supervisor,  and Division  Head, if different, who must determine that the gift is actually personal and not in relation to the business of the recipient's  employer.  After this approval is given, approval must also be received from the Chairperson of the Ethics
     Committee  before  the gift is  given.  If these  conditions  are met,  the recordkeeping  requirements  and the monetary limit  described below do not apply to the gift.

     Gifts of Nominal  Value.  Except  for gifts  given in  connection  with the broker/dealer's  business,  an item of  "nominal"  value also does not fall under  the  definition  of gift as long as the  value of the gift  does not exceed $50.00. Examples of these gifts include pens, notepads,  modest desk ornaments,  umbrellas,  tote bags and shirts. These items often display the giving firm's logo.  Neither tax nor delivery charges need be included when calculating  the  value of a gift.  However,  a gift  must be valued at the higher of cost or market  value.  If the item is to be given in  connection with the  broker/dealer's  business,  its value  must not exceed the $50.00 limit and it must have the giving firm's logo on it to be excepted from the definition  of a gift.  If you have any  questions  about this,  you should contact the Legal Department or the TRP International Compliance Team.

Business  Entertainment.  The term  "gift"  does not  include  certain  types of
"business  entertainment" that are a normal part of a business  relationship and occur when a T. Rowe Price  employee is in the  presence  of a business  contact
(either  when the  business  contact  is being  entertained  by a T. Rowe  Price employee or vice versa).

Business entertainment includes any social event,  hospitality event, charitable event,  sporting event,  entertainment event, meal, leisure activity or event of like nature or purpose,  including  entertainment  offered in connection with an educational event or business conference.  Most business entertainment typically comes in the form of  meals,  dinners,  theatrical  shows and  sporting  events.
Incidental  transportation  offered in connection  with  business  entertainment
(such as  shuttle  service  to the  entertainment  venue) may also be offered or accepted.

The term "business  entertainment" does not include a social event or trip where each  participant  pays  his or her  own  expenses,  including  the  appropriate allocable portion of shared expenses, and the fair market value of any aspect of the trip (e.g., use of resort house, transportation).

                                      3-2

Expense   Payments  and   Reimbursements.   The  terms   "gift"  and   "business
entertainment"  do not include limited instances of the payment or reimbursement of expenses  such as travel  (e.g.,  airfare,  train  fare),  accommodations  or certain meals to a business  contact by the firm or by a business contact to the firm as permitted under the "Expense Reimbursements" section below.

ACCEPTING GIFTS

     General  Rule.  An  employee  may  accept a gift  from a  business  contact provided  the  aggregate  value  of all  gifts  received  by that  employee
     (regardless  of whether the  employee  works within or outside of the U.S.)
     from all  business  contacts  at that  entity  does not exceed  $100 in any calendar year, subject to the specific rules set forth below:

          Cash or Cash Equivalents.  Under no circumstances may employees accept gifts from any  business  or  business  contact in the form of cash or cash  equivalents,  except for gift  certificates as provided below in the discussion of "Gift Certificates."

          Gift  Certificates.  A gift  certificate  or  gift  card  may  only be accepted if it may not be converted to cash,  except for amounts under
          $10 not spent when the gift certificate or card is used.

          Departmental  Gifts.  If a  department  (as opposed to an  individual)
          receives a gift that is valued in excess of the $100 limit,  it can be shared among the  employees,  provided no single  employee's  pro rata share of the gift exceeds the $100 limit. For example,  food or a gift basket sent to the Trading Desk and shared among the  employees  there would be  acceptable  even if the  value of the gift is  difficult  to
          ascertain.   FINRA  rules,   however,   may  require   valuation   and
          recordkeeping  as  described  in Tab 22 to the  TRPIS  Compliance  and
          Supervisory Procedures Manual. Alternatively, with the approval of the
          Chairperson  of the Ethics  Committee,  the gift can be awarded to the winner of a random  drawing of an identified  group of employees of an appropriate  size.  All  such  gifts  and  their  disposition  must be appropriately  reported to and  documented by the Division Head or his or her designee.

          Recurring Gifts.  Tickets or other gifts should not be accepted from a business contact or firm on a standing,  recurring, or on-going basis.
          Supervisors  are  responsible  for  monitoring  how  frequently  their reports  receive  gifts  from  specific  business  contacts  to  avoid potential conflicts of interest.

          Where Gifts May Be  Received.  Gifts should be received at your normal workplace, not your home.

          Returning  Gifts.  When  an  employee  receives  a  gift  that  is not acceptable  under this  policy,  he or she must return the gift to the giver or  discuss  alternatives  with the  Chairperson  of the  Ethics
          Committee or his or her designee.

                                      3-3

GIVING GIFTS

General Rule.  Gifts may be given to business  contacts,  but unless approval is given as described  below,  the  aggregate  value of all such gifts given by all firm  employees  to a business  contact may not exceed $100 (all  amounts are in
U.S.  dollars)  in any  calendar  year  in the  United  States  and  $200 in all locations  outside the United States ("Monetary  Limit").  The $100 limit in the
United States is consistent with FINRA and MSRB regulations,  which generally do not  permit  gifts  in  excess  of $100 to be  given to  customers  or  prospect representatives in connection with Investment Services' business.

     FINRA Rule--Solely applicable in the United States.

          Reporting   Requirement.   FINRA's  NASD  Conduct  Rule  3060  imposes
          stringent  reporting  requirements  for gifts given to any  principal, employee,  agent or  similarly  situated  person  where the gift is in connection  with  Investment  Services'  business with the recipient's employer.  Since Investment Services does not conduct business outside the  United  States,  this  rule is  solely  applicable  to  employees conducting activities in the United States.

               Examples:  Gifts that fall under this rule would include any gift given to an  employee  of a company  to which our firm  offers or provides  broker/dealer services or products such as mutual funds
               (e.g.,    intermediaries    such   as   401(k)   plan   sponsors,
               broker-dealers  and  recordkeepers   offering  the  Price  Funds,
               including Advisor and R Classes,  Section 529 College  Investment
               Plans, and Brokerage).

          $100 Limit. This rule imposes a strict limitation  whereby gifts given by the firm to any one person who falls  under  FINRA's  NASD  Conduct
          Rule 3060 in connection  with  Investment  Services'  business may not exceed $100 in a calendar  year.  There are no  exceptions  under this rule.

MSRB Rule--Solely  applicable in the United States. The MSRB has restrictions in this area similar to FINRA. See MSRB Rule G-20.

Business  Contact  Restrictions  on Gifts. It is important to remember that some entities (e.g., clients or potential clients that are states, municipalities, or qualified retirement plans) have very stringent restrictions and/or prohibitions on the acceptance of gifts or business  entertainment by their  personnel.  Care must be taken to ensure  that the firm does not  inadvertently  give a gift that might cause a business contact to violate any of these restrictions.

Specific Rules

Cash or Cash  Equivalents.  An  employee  may not give a gift to a  business  or business  contact  in the  form of cash or cash  equivalents,  except  for  gift certificates as provided below in the discussion of "Gift Certificates."

                                      3-4

Incentive  Programs.  Incentive programs for individual  customers that may fall under  the cash gift  restriction  must be  reviewed  and  approved  by both the
Division Head and the Legal Department before implementation.

Gift  Certificates.  A gift certificate or gift card may only be given if it may not be converted  to cash except for amounts  under $10 which are not spent when the gift certificate or card is used.

Exceptions.  If an employee believes that it would be appropriate to give a gift with a value exceeding the Monetary Limit (i.e.,  $100 in U.S.; $200 outside the
U.S.) to a  business  contact,  he or she must  submit a written  request to and obtain  written  approval  from his or her  supervisor  and  Division  Head,  if different,  and then, if approved,  from the Chairperson of the Ethics Committee before the gift is given. The request should specify:

     o    The name of the giver;

     o    The  name  of the  intended  recipient  and  his or her  employer,  if applicable;

     o    The description of the gift;

     o    The gift's monetary value;

     o    The nature of the business relationship; and

     o    The reason the gift is being given.

     No  exceptions  will be granted for gifts  subject to FINRA's or the MSRB's
     $100 gift limit.

ACCEPTING BUSINESS ENTERTAINMENT

     General  Rule.  As described  earlier,  our firm's limit on the  acceptance
     ($100) and giving  (Monetary  Limit) of gifts  applies not only to gifts of merchandise, but also covers the enjoyment or use of property or facilities
     for  weekends,   vacations,   trips,   dinners,  and  the  like,  including
     transportation and lodging costs.  However,  this limitation does not apply to "business entertainment."

     Accepting a business  entertainment  invitation from a business  contact is appropriate, as long as:

     1)   The acceptance,  as such, is neither so frequent nor the entertainment so extensive and lavish as to raise any question of impropriety.

     2)   It is of a character  such that both male and female  guests  would be comfortable attending.

                                      3-5

     3)   The entertainment is legal and not offensive.

     Specific Rules

          You  Must Be  Accompanied  by  Business  Contact.  If an  employee  is invited,  for example, to a sporting event by a business contact,  and neither the business contact nor any of his or her associates  attends the event,  the tickets  would  constitute a "gift," and not "business entertainment," and, therefore, the $100 limit on gifts would apply.

          Receiving Transportation or Accommodations.  If an employee is offered transportation  (e.g.,  airfare)  and/or  accommodations  as part of a business  entertainment  event,  he or  she  must  first  receive  the permission of his or her  supervisor  and Division Head, if different, and the Chairperson of the Ethics  Committee to accept it.  Generally, the  employee  or T.  Rowe  Price  should  bear  the  expense  of  the
          transportation    or   accommodations    offered.    Ordinary   ground
          transportation  such  as a taxi  ride  or a  courtesy  shuttle  is not subject to this restriction.

          Research Trips.  Occasionally,  brokers or portfolio  companies invite
          employees   of  our  firm  to  attend  or   participate   in  research
          conferences,  tours of portfolio  companies'  facilities,  or meetings with the management of such companies.  These  invitations may involve traveling  extensive distances and may require overnight lodging. As a general  rule,  such  invitations  should  only  be  accepted  after a determination has been made that the proposed  activity  constitutes a valuable  research  opportunity that will be of primary benefit to our clients.

          Employees may not accept any  invitations  of this type until approval has been secured from their  Division  Heads.  However,  each Division
          Head may establish  guidelines about which invitations from current or
          prospective   portfolio   companies  may  be  accepted  without  prior
          approval. Generally, all travel expenses to and from the site, and the expenses  of any  overnight  lodging,  meals or  other  accommodations provided in connection with such activities  should be paid for by our firm  except  in  situations  where the  costs  are  considered  to be insubstantial  and are not readily  ascertainable.  See  discussion of
          Expense Reimbursements on page 3-9.

          Broker-sponsored   trips  must  receive  prior   clearance   from  the
          appropriate Division Head and the firm must reimburse all costs to the broker.

                                      3-6

Sample  Scenarios.  To illustrate  appropriate and  inappropriate  acceptance of business entertainment, the following examples are provided:

     First  Example:  The head of  institutional  research at brokerage firm "X"
     (whom you have known and done business with for a number of years)  invites you and your wife to join her and her husband for dinner and  afterwards  a theatrical production.

          Resolution:  It would be proper for you to accept the invitation under the Code.  You should be mindful,  however,  that certain  clients and other business contacts may have limitations on when it is appropriate to include a spouse in an invitation.

     Second  Example:  You wish to see a hit play,  but are told it is sold out.
     You call a broker  friend  who  works at  company  "X" to see if he can get tickets for you.  The broker  says yes and offers you two  tickets  free of charge.  The face value of each ticket is $100, but the brokerage firm paid
     $300 for each ticket.

          Resolution:  It would only be proper to solicit the broker for tickets if you  fully  reimburse  him for their  total  cost,  i.e.,  $300 per ticket.  You must specifically ask for the actual cost of the tickets.
          If the broker had offered you the tickets on an unsolicited basis, you could have accepted them, subject to compliance with the $100 limit on receipt of gifts. In that case, you would have to reimburse him $500.

          As discussed above, if the business  contact  providing the tickets or one of his or her associates does not accompany you to the event,  the tickets are a gift and not a form of business entertainment.

     Third Example:  You have been invited by a vendor to a multi-day  excursion to a  resort  where  the  primary  focus is  entertainment  as  opposed  to business.  The vendor has  offered to pay your  travel and lodging for this trip.

          Resolution:  Trips of substantial value, such as multi-day  excursions to resorts,  hunting  locations  or sports  events,  where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship.  Generally,  such invitations  may not be accepted  unless our firm or the employee pays for the cost of the excursion  and the employee has obtained  approval from his or her supervisor  and Division  Head, if different,  and the
          Chairperson of the Ethics Committee.

     Gifts Received as Part of Business Entertainment.  If you receive a gift as part of business  entertainment  (e.g., a picture frame, a golf jacket), it is not part of the  business  entertainment  and must  comply with the gift policy described above.

PROVIDING BUSINESS ENTERTAINMENT

     General  Rule.  The  principles  described  above  for  receiving  business entertainment apply as well to providing business entertainment.

                                      3-7

     Client Must Be Accompanied.  If an employee provides, for example,  tickets to a sporting event to a business  contact,  and no one is present from our firm at the event,  the tickets would  constitute a gift,  and not business entertainment, and, therefore, the Monetary Limit on gifts would apply.

     Providing Transportation or Accomodations. If an employee wishes to pay for or  reimburse a business  guest's  transportation  (e.g.,  airfare)  and/or accommodations  as part of  business  entertainment,  he or she must  first receive the  permission  of his or her  supervisor  and Division  Head,  if different,  and the  Chairperson of the Ethics  Committee.  Ordinary ground transportation  such as a taxi ride or a courtesy shuttle is not subject to this condition.

Sample Scenarios. To illustrate appropriate and inappropriate giving of business entertainment, the following examples are provided:

     First  Example:  You wish to invite the head of  institutional  research at brokerage firm "X" (whom you have known and done business with for a number of  years)  and her  husband  to join you and  your  wife  for  dinner  and afterwards a theatrical production.

          Resolution: It would be proper for you to extend this invitation under the Code.  You should be mindful,  however,  that certain  clients and other business contacts may have limitations on when it is appropriate to include a spouse in an invitation.

     Second Example:  A client wishes to see a hit play, but is told tickets are sold out.  The client  calls you to see if you can get tickets for her. You say yes and offer to provide two tickets free of charge.

          Resolution:  If  you  provide  tickets  to  a  client  to  attend  the performance  without  you or  anyone  from our firm  accompanying  the client,  the tickets are a gift and are subject to the Monetary  Limit
          (e.g.,  $100 annual limit in the United  States,  $200.00  outside the
          United  States).  If the client  accepts the tickets and pays the firm for their  face value or, if  greater,  the cost to the firm to obtain them,  then the  tickets  do not fall  under the  gifts  and  business entertainment  policy  and  may  be  provided  to the  client  without limitation.

     Third Example:  You wish to invite firm clients to a multi-day excursion to a resort where the primary focus is  entertainment  as opposed to business.
     You offer to have the firm pay for the  attendees'  travel and  lodging for this trip.

          Resolution:  Trips of substantial value, such as multi-day  excursions to resorts,  hunting  locations  or sports  events,  where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship.  Generally,  such invitations may not be extended  without  approval from the employee's supervisor,  Division Head, if different,  and the  Chairperson of the
          Ethics Committee.

     Business  Contact  Restrictions  on  Entertainment.  Some  entities  (e.g., clients or potential clients that are states, municipalities,  or qualified retirement  plans  entities) have very stringent  regulatory or contractual
     restrictions   and/or   prohibitions   on  the   acceptance   of   business
     entertainment  or gifts by their  personnel.  Care  must be taken to ensure that our firm does not extend an  invitation  to a business  contact if the
     contact's   acceptance   might  cause  the  business   contact  to  violate
     inadvertently any of these restrictions.

                                      3-8

     Gifts  Given as Part of  Business  Entertainment.  A gift  given as part of business  entertainment  is subject to the gift policy described above. For example,  if you are playing golf with a business  contact and he admires a golf  sweater in the pro shop,  you may only  purchase  the sweater for the business  contact in compliance with the firm's gift policy,  regardless of whether you seek reimbursement for the cost of the sweater from the firm.

EXPENSE PAYMENTS AND REIMBURSEMENTS

     Accepting Expense Payments and Reimbursements. Except as provided above for certain  research trips,  employees may not accept payment or reimbursement from business contacts, including brokers, portfolio companies and vendors, of travel and hotel  expenses,  speaker fees or honoraria  for addresses or papers given before  audiences,  or consulting  services or advice they may render.  Exceptions may only be granted with the approval of the employee's supervisor,  Division Head, if different, and the Chairperson of the Ethics
     Committee.  Likewise,  employees  may neither  request nor accept  loans or personal  services from these entities  except as offered on the same basis to similarly  situated  individuals or the general public (e.g.,  permitted margin accounts, credit cards).

     Providing Expense Payments and Reimbursements.

          General Rule. Unless it is prohibited by a client contract,  there may be instances  where it is  appropriate  to pay or reimburse a business contact's expenses. For example,  contracts with vendors often require the firm to reimburse certain expenses of the vendor's  personnel when they are  working  at a T. Rowe  Price  location.  Additionally,  if a business unit has a new client, it may make the business decision that it is more cost and time  effective to provide  transportation  to and accommodation  and meals near the T. Rowe  Price  site that will,  for example, be handling the plan or account conversion, to a small number of the new  client's  employees  than to send a team of T. Rowe  Price employees to the client's  location.  In that case, air transportation will only be provided or  reimbursed  for coach class fares and hotels and meals paid for or reimbursed must be of the type normally approved for TRP employees on business travel.

          In  a  situation  where  expense  payment  or   reimbursement  is  not
          appropriate  and the  client  or  prospect  is paying  its  employees'
          expenses,  T.  Rowe  Price  generally  may not  subsidize  the cost of accommodations. A discount on room rates offered by a hotel as part of
          T. Rowe Price's  arrangements  for catering and other services at that hotel  for a  symposium  or  similar  event  is not  included  in this prohibition.  If you  are  unsure  about  the  applicability  of  this provision to a specific situation,  you should contact the Chairperson of the Ethics Committee.

                                      3-9

          Approval  of Expense  Payment  and  Reimbursement  Offers.  Unless the
          payment or reimbursement is required by contract,  you must obtain the approval of any offer of payment or expense  reimbursement  by T. Rowe
          Price from your supervisor and Division Head, if different, and by the
          Chairperson of the Ethics Committee before the offer is extended.

          Prohibition on Expense Reimbursement Offers to Prospective Clients and
          Certain Existing Clients. Offers to reimburse expenses may not be made to  prospective  clients  of any of the  firm's  affiliates  or to any client of any T. Rowe Price  entity if it is a labor  union  regulated under the United States Taft-Hartley Act or if it is a state,  county, or municipality.

          Prohibition on Expense  Reimbursement Offers to Consultants.  The firm will not reimburse  expenses  incurred by a consultant,  regardless of whether  its  employees  are  working  for a  specific  client  or are conducting independent research.

          Specific Rule for Client Conference  Speakers.  If a business division sponsors a client  conference,  it may offer to reimburse speakers and panelists,  whether or not they are clients, for hotel, transportation
          and  other  travel  expenses   incurred  while  attending  the  client
          conference.

SUPERVISION, PRIOR CLEARANCE AND REPORTING

          Supervisor  Monitoring.  Supervisors,  managers,  and, as appropriate,
          Division Heads are  responsible  for ensuring that any gift,  business entertainment, or expense reimbursement given or received by employees they supervise is in compliance with this Statement.  This supervision may necessitate the prior clearance or reporting of such activities.

          Prior  Clearance.  Although  the firm does not  require  employees  to obtain prior  clearance  before  accepting or giving gifts or business entertainment,  individual  business  units may require  employees  to obtain  prior  approval  from  supervisors  or Division  Heads  before accepting  or giving  all,  or  certain  types of,  gifts or  business entertainment.  This could  include,  for  example,  a  Division  Head establishing  dollar  thresholds  for prior  clearance,  or  exempting certain  types  of  events,  such  as  business  lunches,  from  prior clearance.  Providing or accepting expense reimbursement is subject to prior clearance as described above.

          Questions as to Propriety of a Gift or Business Entertainment.  If you
          are  uncertain as to the propriety of accepting or giving a particular
          gift  or  business   entertainment,   you  should  consult  with  your
          supervisor  or  manager as soon as  practicable.  You may also wish to contact the Legal Department or the TRP International Compliance Team,
          as   appropriate,   to   ascertain   whether   the  gift  or  business
          entertainment is appropriate.

         Reporting of Gifts

          Gifts  Received.  All employees  must report any item that is received from a business  contact and that is not excluded from the  definition of gift (see p. 3-2 e.g.,  certain personal gifts and gifts of nominal value) to the Code Compliance  Section,  with a copy to the employee's
          Division head or his or her designee, within ten (10) business days of the date of the  receipt of the gift.  Reports may be made by email or hard copy on the form provided by Code  Compliance.  The report should include:

                                      3-10

               o    The name of the recipient;
               o    The  name  of  the  giver  and  his  or  her  employer,   if
                    applicable;
               o    A description of the gift;
               o    The gift's estimated monetary value;
               o    The nature of the business relationship with the giver; and
               o    The date the gift was received.

          Gifts Given. All employees must report any item defined as a gift (see
          p. 3-2) given to a business  contact  to the Code  Compliance  Section with a copy to the  employee's  Division  Head or his or her designee, within ten (10) business  days of the date the gift is given.  Reports may be made  by  email  or hard  copy  on the  form  provided  by Code
          Compliance. The report should include:

               o    The name of the employee  primarily  responsible  for giving the gift;
               o    The  name  of the  recipient  and  his or her  employer,  if applicable;
               o    A description of the gift;
               o    The gift's monetary value;
               o    The nature of the business relationship; and
               o    The date the gift was given.

               Note:  The  physical  filing of  reports  may be  delegated,  but
               compliance  with  this   requirement   remains  with  the  person
               responsible for the gift.

          The  report  of  gifts  given  is  required  even if the  gift is also reported  on  the  employee's  travel  and  expense  report,  or  on a departmental  report,  or the gift was ordered from the Corporate Gift intranet site.

Reporting of Gifts to the Department of Labor.  The United States  Department of
Labor  requires  investment  advisers to report gifts and  entertainment  with a value of over $250 per quarter  given to labor union  clients that are regulated under the Taft-Hartley  Act. This reporting is handled by the Legal  Department.
The  Legal  Department  will  provide  employees  who  may be  affected  by this regulation with additional information to ensure compliance.

Reporting of Business Entertainment  Received. Each Division Head must establish a protocol for the reporting and monitoring of business  entertainment  received by employees in his or her business unit. In establishing a unit's reporting and monitoring protocol, the Division Head should consider what information would be helpful to identify  conflicts  of interest.  Such  reporting  protocol  must be approved by the Director of Compliance.  Business  entertainment received should be reported within ten (10) business days of the date it was received.

Reporting of Business Entertainment  Provided. Each Division Head must establish a protocol for the reporting and monitoring of business  entertainment  provided by employees in his or her business  unit. In  establishing a unit reporting and monitoring protocol, the Division Head should consider what information would be helpful to identify  conflicts  of interest.  Such  reporting  protocol  must be approved by the Director of Compliance.  Business  entertainment provided should be reported within ten (10) business days of the date it was provided.

                                      3-11

The report of business  entertainment  provided is required even if the business entertainment  is also reported on the  employee's  travel and expense report or other report.

Record Retention of Reports.  All reports required to be made under this section will be retained for six (6) years.

Review of Business Entertainment and Gift Expenses.

     By  Supervisors  and  Managers.  Supervisors  and mangers are initially and
     ultimately  responsible  for  any  business   entertainment   sponsored  by
     employees under their supervision as well as for any gifts given or expense reimbursement  offered,  whether  expensed to the firm or not. In addition, supervisors  and managers are responsible for approving all expense reports relating to the  reimbursement  of their employees' costs for such business entertainment and gifts. Expense reports relating to business entertainment and gifts  not in  compliance  with  this  policy  must be  disapproved  by supervisors  or  managers.  Such  disapprovals  must  be  reported  to  the appropriate  Division Head and the Chairperson of the Ethics Committee.  In
     addition,  all gift and  business  entertainment  reporting  is  subject to testing by Group Compliance.

     By Finance. The Finance Department is responsible for reviewing all expense reports and taking  appropriate  action regarding  expenses that are deemed questionable or not in compliance with this Statement.

     Who Must Submit Report?  As a general rule, the most senior employee of the firm present at a business  entertainment  event should  submit the expense report for that event.

     Questions.  Any question  about this policy should be directed to the Legal
     Department or the TRP International Compliance Team, as appropriate.

CHARITABLE CONTRIBUTIONS

     Requests  Received from  Clients,  Vendors or Other  Business  Contacts for
     Corporate Charitable Contributions. On occasion, a T. Rowe Price entity may be asked by an employee of a client,  vendor,  or other business contact to make a charitable donation.  In most cases, this request will be handled by the  independent  T. Rowe Price  Foundation,  which has developed  criteria regarding which charities it will support.

     In those  instances  where  the  Foundation  does  not  make the  requested contribution, the decision about the charitable contribution is made by the pertinent T. Rowe Price entity, subject to the following conditions:

          o    the amount of  charitable  contribution  may not be linked to the actual or anticipated  level of business with the client,  vendor or other  business  contact  whose  employee  is  soliciting  the charitable contribution;

                                      3-12

          o    there is no reason to believe  that the employee  requesting  the contribution  will  derive  an  improper  economic  or  pecuniary benefit as a result of the proposed contribution;

          o    if the T. Rowe  Price  entity  considering  the  contribution  is unfamiliar  with the charity,  its personnel  should confirm with the Central Control Group that the charity does not appear on the
               Office of Foreign Assets Control's Specially Designated Nationals
               List;

          o    the contribution  should be made payable directly to the charity;
               and

          o    the  personnel  of the  T.  Rowe  Price  entity  considering  the
               contribution   should  check  with   Finance  to  determine   the
               appropriate T. Rowe Price entity to make the contribution.

     In addition,  if the requested  amount  exceeds  $1,000 the request must be referred to the Chairperson of the Ethics Committee for prior approval.  In
     making  this  decision,   the   Chairperson   will  consider   whether  the
     solicitation  is for a charity  that is closely  aligned  with the employee making the request (e.g.,  an  organization in which the employee serves as an officer  or a charity  sponsored  by the  employee),  rather  than for a charity  aligned  with the  client  for which the  employee  works.  If the charity is closely  aligned with the requesting  employee  rather than with his or her employer,  the Chairperson may in his or her discretion  contact the  employing  client  directly  for further  information  and approval if appropriate.

     Some  broker/dealers  sponsor days,  often  referred to as " miracle" days, where they pledge that  proceeds  received on that day will be donated to a specific charity. Because of fiduciary and best execution obligations,  the
     Price Advisers cannot agree to direct trades to a broker/dealer  in support of such an event at either a client's or the broker/dealer's  request.  The
     Price Advisers are not  prohibited,  however,  from placing trades for best execution  that happen to occur on a "miracle" day or similar time and thus benefit a charity.

     This policy does not apply to  sponsorships or similar events paid for by a
     Marketing  Department  within  a T.  Rowe  Price  business  unit to  obtain recognition  of T. Rowe Price  (e.g.,  an  advertisement  in a booklet  for attendees at a major sporting event).

     Requests  Received from  Clients,  Vendors or Other  Business  Contacts for
     Personal Charitable  Contributions.  On occasion,  a T. Rowe Price employee may be asked by an employee of a client,  vendor or other business  contact to make a charitable  contribution.  If the employee  makes a  contribution directly to the charity and the  contribution is not made in the name of or for the benefit of the business  contact,  no Code of Ethics and Conduct or
     FINRA issues arise.  For example,  a plan fiduciary  might mention that her husband has recently recovered from a heart problem and that she is raising funds for a charity  that  supports  cardiac  research.  The T. Rowe  Price employee  can  make a  personal  contribution  to that  charity  and if the contribution  is not tied to the name of the business  contact and does not create a benefit  for her,  the  employee  does not need to  request  prior clearance of or notify T. Rowe Price about the contribution.

                                      3-13

     However, personal charitable contributions,  if made in the name of and for the benefit of a business  contact (e.g.,  if the business  contact raise a certain  amount of money,  he or she gets a tangible  award or  opportunity like the chance to participate in a marathon)  should be treated as "gifts"
     to the business  contact.  For business  contacts  related to T. Rowe Price fund business or other broker/dealer-related business, contributions of the latter  type are  subject  to  FINRA's  $100  limit.  For  other  business, contributions  in excess of $100 must be approved by the Chairperson of the
     Ethics Committee before they are given.

     Requests to Clients,  Vendors,  or Other  Business  Contacts for Charitable
     Contributions.  Employees  should be sensitive to a possible  perception of undue  influence  before  requesting a client,  vendor,  or other  business contact or an employee of such an entity to make a charitable contribution.
     In no case  should  such a request be made on a quid pro quo basis.  If you have any questions about requesting a charitable  contribution,  you should contact the Chairperson of the Ethics Committee before proceeding.

     Under the NASDAQ listing rules, specific restrictions apply in this area to the independent directors of T. Rowe Price Group, Inc.

     Supervision of Charitable Contribution Requests. Supervisors, managers and, as appropriate,  Division Heads are responsible for ensuring that responses to requests  from clients,  vendors,  and other  business  contacts and our requests to clients,  vendors,  and other  business  contact for charitable contributions comply with these guidelines.

March, 2008

                                      3-14

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

Purpose  of  Statement  of  Policy.  The  purpose  of this  Statement  of Policy
("Statement") is to comply with the United States Insider Trading and Securities
Fraud Enforcement Act's ("Act") requirement to establish,  maintain, and enforce written procedures  designed to prevent insider trading and to explain:  (i) the general legal  prohibitions and sanctions  regarding  insider trading under both
U.S.  and  U.K.  law;  (ii)  the  meaning  of the key  concepts  underlying  the prohibitions;  (iii) your  obligations in the event you come into  possession of material,  non-public  information;  and (iv)  the  firm's  educational  program regarding insider trading.

Additionally Hong Kong, Singapore, Japan, most European countries and many other jurisdictions  have  laws and  regulations  prohibiting  the  misuse  of  inside information.  While no specific  reference is made to these laws and regulations in this  Statement,  the Statement  should provide  general  guidance  regarding appropriate  activities  to  employees  who  trade in these  markets.  There is, however, no substitute for knowledge of local laws and regulations and employees are expected to understand all relevant local requirements and comply with them.
Any questions  regarding the laws or regulations of any  jurisdiction  should be directed to the Legal Department or the TRP International Compliance Team.

Price Group has also  adopted a Statement of Policy on  Securities  Transactions
(see page 5-1),  which  requires both Access Persons (see p. 5-3) and Non-Access
Persons (see p. 5-4) to obtain prior transaction clearance with respect to their transactions  in Price Group stock and requires  Access  Persons to obtain prior transaction clearance with respect to all pertinent securities transactions.  In addition,  both Access  Persons and  Non-Access  Persons are  required to report covered  securities  transactions on a timely basis to the firm. The independent directors of the Price Funds,  although Access Persons, are not subject to prior transaction  clearance  requirements  and are subject to modified  reporting  as described on pp. 5-20 to 5-22.

The Basic Insider  Trading  Prohibition.  The "insider  trading"  doctrine under
United  States  securities  laws  generally   prohibits  any  person  (including
investment advisers) from:

     o    trading in a security  while in  possession  of  material,  non-public information regarding the issuer of the security;

     o    tipping such information to others;

     o    recommending the purchase or sale of securities while in possession of such information;

     o    assising someone who is engaged in any of the above activities.

                                      4-1

Thus,  "insider  trading"  is  not  limited  to  insiders  of the  issuer  whose securities  are  being  traded.  It can  also  apply  to  non-insiders,  such as investment  analysts,  portfolio  managers,  consultants  and  stockbrokers.  In addition, it is not limited to persons who trade. It also covers persons who tip material,  non-public  information or recommend transactions in securities while in  possession  of such  information.  A  "security"  includes  not just  equity securities,  but any security  (e.g.,  corporate and municipal debt  securities, including securities issued by the federal government).

Policy of Price  Group on Insider  Trading.  It is the policy of Price Group and its affiliates to forbid any of their officers,  directors,  employees, or other personnel  (e.g.,  consultants)  while in  possession  of  material,  non-public information,  from  trading  securities  or  recommending  transactions,  either personally or in their  proprietary  accounts or on behalf of others  (including mutual  funds  and  private  accounts)  or  communicating  material,  non-public information to others in violation of securities laws of the United States,  the
United Kingdom,  or any other country that has jurisdiction over its activities.
Material,  non-public  information  includes not only certain  information about issuers,  but also certain  information  about T. Rowe Price Group, Inc. and its
operating   subsidiaries   and  may  include  the  Price  Advisers'   securities
recommendations   and  holdings  and  transactions  of  Price  Adviser  clients, including mutual funds. See p. 4-8

"Need to Know" Policy. All information regarding planned, prospective or ongoing securities  transactions must be treated as confidential.  Such information must be confined,  even within the firm, to only those  individuals  and  departments that must have such information in order for the respective  entity to carry out its engagement  properly and effectively.  Ordinarily,  these  prohibitions will restrict information to only those persons who are involved in the matter.

Transactions  Involving  Price Group  Stock.  You are  reminded  that you are an
"insider"  with respect to Price Group since Price Group is a public company and its stock is traded on the NASDAQ Stock market.  It is therefore  important that you not discuss  with  family,  friends or other  persons any matter  concerning
Price  Group  that  might  involve  material,  non-public  information,  whether favorable or unfavorable.

Sanctions. Penalties for trading on material, non-public information are severe, both for the individuals  involved in such unlawful conduct and for their firms.
A person or entity that violates the insider trading laws can be subject to some or all of the penalties  described below,  even if he/she/it does not personally benefit from the violation:

     o    Injunctions;

     o    Treble damages;

     o    Disgorgement of profits;

     o    Criminal fines;

     o    Jail sentences;

     o    Civil  penalties for the person who  committed  the  violation  (which would, under normal  circumstances,  be the employee and not the firm)
          of up to three times the profit gained or loss avoided, whether or not the individual actually benefited; and

                                      4-2

     o    Civil penalties for the controlling  entity (e.g.,  Price  Associates)
          and other persons, such as managers and supervisors, who are deemed to be  controlling  persons,  of up to the greater of $1,000,000 or three times the amount of the profit  gained or loss avoided under U.S. law.
          Fines can be unlimited under U.K. law.

In  addition,  any  violation  of this  Statement  can be  expected to result in serious  sanctions  being  imposed by Price  Group,  including  dismissal of the person(s) involved.

The  provisions  of U.S.  and U.K.  law  discussed  below  and the laws of other jurisdictions  are complex and wide  ranging.  If you are in any doubt about how they affect you, you must consult the Legal Department or the TRP  International
Compliance Team, as appropriate.

U.S. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

Introduction.  "Insider  trading"  is a top  enforcement  priority of the United
States  Securities and Exchange  Commission.  The Insider Trading and Securities
Fraud  Enforcement  Act has  far-reaching  impact on all  public  companies  and especially  those engaged in the  securities  brokerage or  investment  advisory industries,  including  directors,  executive  officers  and  other  controlling persons of such companies. Specifically, the Act:

     Written Procedures. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures
     reasonably   designed  to  prevent  the  misuse  of  material,   non-public
     information by such persons.

     Civil  Penalties.  Imposes  severe  civil  penalties  on  brokerage  firms, investment  advisers,  their  management  and advisory  personnel and other
     "controlling  persons" who fail to take adequate  steps to prevent  insider trading and illegal  tipping by employees and other  "controlled  persons."
     Persons who directly or indirectly  control  violators,  including entities such as Price  Associates and their officers and directors,  face penalties to be determined by the court in light of the facts and circumstances,  but not to exceed the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of the violation.

     Criminal  Penalties.  Provides as  penalties  for criminal  securities  law violations:

          o    Maximum jail term -- twenty years;

          o    Maximum criminal fine for individuals -- $5,000,000;

          o    Maximum criminal fine for entities -- $25,000,000.

     Private Right of Action. Establishes a statutory private right of action on behalf  of  contemporaneous  traders  against  insider  traders  and  their controlling persons.

     Bounty Payments. Authorizes the SEC to award bounty payments to persons who provide  information  leading  to the  successful  prosecution  of  insider trading  violations.  Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

                                      4-3

The Act has been supplemented by three SEC rules,  10b5-1,  10b5-2 and FD, which are discussed later in this Statement.

Basic  Concepts of Insider  Trading.  The four  critical  concepts  under United
States law in insider  trading cases are: (1)  fiduciary  duty/misappropriation,
(2)  materiality,  (3)  non-public,  and (4)  use/possession.  Each  concept  is discussed below.

Fiduciary Duty/Misappropriation. In two decisions, Dirks v. SEC and Chiarella v.
United States, the United States Supreme Court outlined when insider trading and tipping  violate  the  federal  securities  law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical  breach of duty arises when an insider,  such as a corporate  officer, purchases  securities  of his or her  corporation  on  the  basis  of  material, non-public  information.  Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability  for  insider  trading;  it could  also  involve a breach of duty to a client, an employer,  employees,  or even a personal acquaintance.  For example, courts have held that if the insider  receives a personal benefit (either direct or  indirect)  from the  disclosure,  such as a pecuniary  gain or  reputational benefit, that would be enough to find a fiduciary breach.

The concept of who  constitutes  an  "insider" is broad.  It includes  officers, directors and employees of an issuer. In addition,  a person can be a "temporary insider" if he or she enters into a confidential  relationship in the conduct of an issuer's affairs and, as a result, is given access to information  solely for the issuer's purpose. A temporary insider can include, among others, an issuer's attorneys,  accountants,  consultants, and bank lending officers, as well as the employees of such organizations.  In addition, any person may become a temporary insider of an issuer if he or she advises the issuer or provides other services, provided  the  issuer  expects  such  person  to keep any  material,  non-public information disclosed confidential.

Court decisions have held that under a  "misappropriation"  theory,  an outsider
(such as an  investment  analyst)  may be liable if he or she breaches a duty to anyone by: (1) obtaining information  improperly,  or (2) using information that was obtained  properly for an improper purpose.  For example,  if information is given  to  an  analyst  on a  confidential  basis  and  the  analyst  uses  that
information   for   trading   purposes,   liability   could   arise   under  the
misappropriation  theory.  Similarly,  an analyst who trades in breach of a duty owed  either  to his  or  her  employer  or  client  may  be  liable  under  the
misappropriation   theory.   For   example,   the  Supreme   Court   upheld  the
misappropriation theory when a lawyer received material,  non-public information from a law partner who represented a client  contemplating a tender offer, where that  lawyer  used the  information  to trade in the  securities  of the  target company.

SEC Rule 10b5-2 provides a non-exclusive  definition of circumstances in which a person has a duty of trust or confidence for purposes of the  "misappropriation"
theory of insider trading. It states that a "duty of trust or confidence" exists in the following circumstances, among others:

     (1)  Whenever a person agrees to maintain information in confidence;

     (2)  Whenever the person  communicating the material nonpublic  information and the person to whom it is communicated have a history,  pattern, or practice  of  sharing  confidences,  that  resulted  in  a  reasonable expectation of confidentiality; or

                                      4-4

     (3)  Whenever a person receives or obtains material  nonpublic  information from his or her spouse,  parent,  child, or sibling unless it is shown affirmatively,  based on the facts and  circumstances  of that  family
          relationship,   that   there   was  no   reasonable   expectation   of
          confidentiality.

The  situations  in which a person can trade while in  possession  of  material, non-public  information  without  breaching a duty are so complex and  uncertain that the only safe course is not to trade, tip or recommend  securities while in possession of material, non-public information.

Materiality.  Insider trading  restrictions arise only when the information that is used for trading,  tipping or  recommendations is "material." The information need not be so important  that it would have changed an  investor's  decision to buy or sell;  rather,  it is enough that it is the type of  information on which reasonable investors rely in making purchase, sale, or hold decisions.

     Resolving  Close Cases.  The United States  Supreme Court has held that, in close cases,  doubts about whether or not information is material should be resolved  in favor of a finding of  materiality.  You should  also be aware that your judgment regarding  materiality may be reviewed by a court or the
     SEC with the 20-20 vision of hindsight.

     Effect on Market Price. Any information that, upon disclosure, is likely to have a  significant  impact on the  market  price of a  security  should be considered material.

     Future Events. The materiality of facts relating to the possible occurrence of future events  depends on the  likelihood  that the event will occur and the significance of the event if it does occur.

     Illustrations.  The following list, though not exhaustive,  illustrates the types of matters that might be considered material: a joint venture, merger or acquisition;  the declaration or omission of dividends;  the acquisition or loss of a  significant  contract;  a change in control or a  significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset;
     a significant  change in capital  investment  plans;  a  significant  labor dispute or disputes with subcontractors or suppliers; an event requiring an issuer to file a current report on Form 8-K with the SEC;  establishment of a program to make purchases of the issuer's own shares;  a tender offer for another issuer's  securities;  an event of technical  default or default on interest  and/or  principal  payments;  advance  knowledge  of an  upcoming publication that is expected to affect the market price of the stock.

Non-Public  Vs.  Public  Information.  Any  information  that is not "public" is deemed to be  "non-public."  Just as an  investor is  permitted  to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public.  Information is considered  public if it has been disseminated in a manner making it available to investors generally.  An example of non-public  information  would  include  material  information  provided to a select group of analysts but not made available to the  investment  community at large. Set forth below are a number of ways in which non-public  information may be made public.

     Disclosure to News Services and National  Papers.  The U.S. stock exchanges
     require  exchange-traded   issuers  to  disseminate  material,   non-public
     information  about  their  companies  to:  (1) the  national  business  and financial  newswire  services  (Dow Jones and  Reuters);  (2) the  national service  (Associated Press); and (3) The New York Times and The Wall Street
     Journal.

                                      4-5

     Local  Disclosure.  An announcement by an issuer in a local newspaper might be sufficient for an issuer that is only locally  traded,  but might not be sufficient for an issuer that has a national market.

     Information in SEC Reports. Information contained in reports filed with the
     SEC will be deemed to be public.

If Price Group is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e.,  such as being disclosed in one of the public media described above),  Price Group and its personnel  must wait a sufficient  period of time after the  information  is first publicly  released before trading or initiating  transactions to allow the information to be fully  disseminated.  Price Group may also follow  Information
Barrier Wall procedures, as described on page 4-9 of this Statement.

Concept  of  Use/Possession.  It is  important  to note  that the SEC  takes the position  that the law  regarding  insider  trading  prohibits  any person  from trading in a security in  violation of a duty of trust and  confidence  while in possession of material,  non-public information regarding the security.  This is in contrast to trading on the basis of the material,  non-public information. To illustrate  the problems  created by the use of the  "possession"  standard,  as opposed to the "caused" standard, the following three examples are provided:

     First,  if the  investment  committee to a Price mutual fund were to obtain material,  non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information  relates. The prohibition would last until the information is no longer material or non-public.

     Second,  if the  investment  committee  to a  Price  mutual  fund  obtained material,  non-public information about a particular portfolio security but continued  to  trade in that  security,  then the  committee  members,  the applicable Price Adviser, and possibly management personnel might be liable for insider trading violations.

     Third,  even if the  investment  committee  to the Fund  does not come into possession  of the  material,  non-public  information  known to the equity research  analyst,  if it trades in the  security,  it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

The SEC has  expressed  its view about the  concept of trading "on the basis" of material,  nonpublic  information in Rule 10b5-1. Under Rule 10b5-1, and subject to the  affirmative  defenses  contained  in the rule,  a purchase  or sale of a security of an issuer is "on the basis of" material nonpublic  information about that  security or issuer if the person  making the purchase or sale was aware of the material nonpublic information when the person made the purchase or sale.

A  person's  purchase  or  sale is not "on the  basis  of"  material,  nonpublic information if he or she demonstrates that:

(A)  Before becoming aware of the information, the person had:

                                      4-6

     (1)  Entered into a binding contract to purchase or sell the security;

     (2)  Instructed  another  person to purchase or sell the  security  for the instructing person's account, or

     (3)  Adopted a written plan for trading securities.

When a contract,  instruction  or plan is relied  upon under this rule,  it must meet detailed criteria set forth in Rule 10b5-1(c)(1)(i)(B) and (C).

Under Rule 10b5-1,  a person other than a natural person (e.g., one of the Price
Advisers) may also  demonstrate that a purchase or sale of securities is not "on the basis of" material nonpublic information if it demonstrates that:

     o    The individual making the investment  decision on behalf of the person to purchase or sell the securities  was not aware of the  information;
          and

     o    The person had implemented reasonable policies and procedures,  taking into consideration the nature of the person's business, to ensure that individuals  making  investment  decisions  would not violate the laws prohibiting  trading on the basis of material  nonpublic  information.
          These  policies and  procedures  may include  those that  restrict any purchase, sale, and causing any purchase or sale of any security as to which the person has  material  nonpublic  information,  or those that prevent such individuals from becoming aware of such information.

Tender Offers. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities that are the subject of an  actual  or  impending  tender  offer by a  person  who is in  possession  of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances  should you trade in  securities  while in possession  of material,  non-public  information regarding a potential tender offer.

Selective  Disclosure of Material,  Non-Public  Information by Public Companies.
The SEC has adopted  Regulation FD to prohibit  certain issuers from selectively disclosing  material,  nonpublic  information  to certain  persons  who would be expected  to trade on it.  The rule  applies  only to  publicly-traded  domestic
(U.S.) companies, not to foreign government or foreign private issuers.

Under this rule, whenever:

     o    An issuer, or person acting on its behalf,

     o    discloses material, non-public information,

     o    to securities professionals,  institutional investors, broker-dealers, and holders of the issuer's securities,

     o    the issuer must make public disclosure of that same information,

     o    simultaneously (for intentional disclosures), or

                                      4-7

     o    promptly within 24 hours after knowledge of the disclosure by a senior official (for non- intentional disclosures)

Regulation  FD does not  apply to all of the  issuer's  employees;  rather  only
communications  by  an  issuer's  senior  management   (executive  officers  and
directors),  its  investor  relations  professionals,  and others who  regularly communicate with market professionals and security holders are covered.  Certain recipients of information are also excluded from the Rule's coverage,  including persons who are subject to a confidentiality agreement,  credit rating agencies, and "temporary  insiders," such as the issuer's lawyers,  investment bankers, or accountants.

Information Regarding Price Group.

The  illustrations of material  information  found on page 4-5 of this Statement are equally  applicable  to Price Group as a public  company and should serve as examples  of the types of  matters  that you  should not  discuss  with  persons outside  the firm.  Remember,  even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Group stock. If such transactions were discovered and your friend were prosecuted,  your status as an informant or "tipper" would directly involve you in the case.

LAWS AND REGULATIONS  REGARDING INSIDER TRADING  PROHIBITIONS OUTSIDE THE UNITED
STATES

The  jurisdictions  outside the United  States that  regulate some T. Rowe Price entities (see page 1-3 for a description  of these  entities and  jurisdictions)
have  laws in this area that are  based on  principles  similar  to those of the
United States described in this Statement. If you comply with the Code, then you will  comply  with  the  requirements  of these  jurisdictions.  If you have any
concerns  about  local  requirements,   please  contact  the  TRP  International
Compliance  Team,  the  Director  of  International  Compliance,  or  the  Legal
Department.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION

Whenever you believe that you have or may have come into possession of material, non-public information, you should immediately contact the appropriate person or group as described  below and refrain from  disclosing the information to anyone else,  including persons within Price Group, unless specifically  advised to the contrary.

Specifically, you may not:

     o    Trade in  securities  to which the  material,  non-public  information relates;

     o    Disclose the information to others;

     o    Recommend   purchases  or  sales  of  the   securities  to  which  the
          information relates.

If it is determined that the information is material and non-public,  the issuer will be placed on either:

     o    A Restricted List ("Restricted  List") in order to prohibit trading in the security by both clients and Access Persons; or

                                      4-8

     o    A  Watch  List  ("Watch  List"),  which  restricts  the  flow  of  the information  to others  within Price Group in order to allow the Price
          Advisers  investment  personnel to continue their ordinary  investment activities.  This procedure is commonly  referred to as an Information
          Barrier.

The Watch List is highly  confidential and should,  under no  circumstances,  be disseminated to anyone except  authorized  personnel in the Legal Department and the Code  Compliance  Section who are  responsible  for  placing  issuers on and monitoring  trades in  securities  of issuers  included  on the Watch  List.  As described below, if a Designated Person on the TRP International Compliance Team
believes  that an issuer  should be  placed  on the Watch  List,  he or she will contact the Code Compliance Section. The Code Compliance Section will coordinate review of trading in the  securities  of that issuer with the TRP  International
Compliance Team as appropriate.

The person whose  possession of or access to inside  information  has caused the inclusion of an issuer on the Watch List may never trade or recommend  the trade of the  securities  of that issuer  without the specific  prior  approval of the
Legal Department.

The  Restricted  List  is  also  highly   confidential  and  should,   under  no
circumstances,  be disseminated to anyone outside Price Group.  Individuals with access to the Restricted  List should not disclose its contents to anyone within
Price  Group  who  does  not  have a  legitimate  business  need  to  know  this information.

For U.S. - Based Personnel:

An  individual  subject to the Code who is based in the United States and is, or believes he or she may be, in  possession  of material,  non-public  information should  immediately  contact  the  Legal  Department.  If the  Legal  Department determines that the information is both material and non-public, the issuer will be placed on either the Watch or Restricted List. If the issuer is placed on the
Restricted List, the Code Compliance Section will promptly relay the identity of the issuer,  the person(s) in possession of the information,  the reason for its inclusion, and the local time and the date on which the issuer was placed on the
Restricted List to a Designated Person on the TRP International  Compliance Team
and to the  London  and  Hong  Kong  Head  Dealers  or  their  designees  ("Head
Dealers"). The Designated Person will place the issuer on the Restricted List in
London.

The Watch List is maintained solely by the Code Compliance Section.

If the U.S.-based individual is unsure about whether the information is material or non-public,  he or she should  immediately  contact the Legal  Department for advice and may not disclose the  information  or trade in the security until the issue is resolved.  The U.S.-based  person may only disclose the  information if approved on a "need to know" basis by the Legal Department.

When the  information is no longer  material or is public,  the Code  Compliance
Section  will remove the issuer from the Watch or  Restricted  List,  noting the reason for and the date and local  time of removal of the issuer  from the List.
If the issuer is being removed from the Restricted List, Code Compliance Section will  promptly  relay  this  information  to a  Designated  Person  on  the  TRP
International  Compliance Team and to the London and Hong Kong Head Dealers. The
Designated Person will remove the issuer from the Restricted List in London. The
Code  Compliance  Section  will  document  the removal of the issuer from either
List.

                                      4-9

If you receive a private  placement  memorandum and the existence of the private offering and/or the contents of the memorandum are material and non-public,  you should contact the Legal  Department for a  determination  of whether the issuer should be placed on the Watch or Restricted List.

For International Personnel:

An individual stationed in London, Copenhagen, Amsterdam, Luxembourg, Stockholm,
or Buenos Aires will be referred to in this portion of the  Statement as "London
Personnel."  An individual  stationed in Hong Kong,  Singapore,  Sydney or Tokyo will be referred to in this portion of the Statement as "Hong Kong Personnel."

     o    Procedures  for  London  Personnel.  Whenever a person  identified  as
          London  Personnel  is, or believes he or she may be, in  possession of material,  non-public  information  about a security or an issuer of a security,  he or she should  immediately  inform one of the Designated
          Persons on the TRP International  Compliance Team that he or she is in possession of such information and the nature of the  information.  If the  information  is  determined  to be material and  non-public,  the
          Designated Person on the TRP International Compliance Team will make a record of this  notification by contacting a Designated  Person in the
          Code  Compliance  Section  to place the issuer on the Watch List or by placing the issuer on the Restricted List. If the Designated Person on the  TRP  International  Compliance  Team  places  the  issuer  on the
          Restricted List, he or she will note such pertinent information as the
          identity  of  the  issuer,   the   person(s)  in   possession  of  the
          information, the reason for its inclusion, and the local time and date on which the issuer  was placed on this List.  If the issuer is placed on the  Restricted  List,  he or she will  also  promptly  relay  this information  to one of the Designated  Persons in the Code  Compliance
          Section,  who  will  place  the  issuer  on  the  Restricted  List  in
          Baltimore, and to the London and Hong Kong Head Dealers.

          If the London  Personnel is unsure about  whether the  information  is material and non-public,  he or she should immediately contact the TRP
          International  Compliance Team, the International  Compliance Officer,
          or  the  Legal   Department  for  advice  and  may  not  disclose  the
          information or trade in the security until the issue is resolved.  The
          London  Personnel may only disclose the  information  if approved on a
          "need to know" basis by the TRP  International  Compliance  Team,  the
          International Compliance Officer, or the Legal Department.

          When the  information is no longer  material or is public,  one of the
          Designated  Persons  on the TRP  International  Compliance  Team  will contact a Designated  Person in the Code Compliance  Section regarding removing the issuer from the Watch List or will remove the issuer from the  Restricted  List and note the  reason  for and the date and local time of removal of the issuer  from this List.  If the issuer is being removed from the  Restricted  List, he or she will also promptly relay the  information  to  one  of  the  Designated  Persons  in  the  Code
          Compliance  Section and to the London and Hong Kong Head Dealers.  The
          Code  Compliance  Section  will remove the issuer from the  Restricted
          List in Baltimore.  If the Designated  Person on the TRP International
          Compliance  Team is unsure  whether the issuer  should be removed from the Watch or  Restricted  List,  he or she should  first  contact  the
          International  Compliance  Officer or the Legal Department for advice.
          If the Designated  Persons on the TRP Compliance Team are unavailable, the  London  Employee  should  contact  the  International  Compliance
          Officer or the Legal Department  regarding  removal of the issuer from the Restricted List.

                                      4-10

     o    Procedures for Hong Kong  Personnel.  Whenever a person  identified as
          Hong Kong Personnel is, or believes he or she may be, in possession of material, non-public information about a security or the issuer of any security,  he or she  should  immediately  inform  the Hong  Kong Head
          Dealer that he or she is in  possession  of such  information  and the nature  of the  information.  The Hong Kong  Head  Dealer  will make a record of this notification, noting the person(s) in possession of the information,  the  nature of the  information,  and the local time and date on which the  information  was received,  and contact by email as soon  as  possible  a  Designated  Person  on  the  TRP  International
          Compliance  Team or, if they are  unavailable,  in the Code Compliance
          Section.  Until a Designated Person has determined  whether the issuer should  be  placed  on the  Watch or  Restricted  List,  the Hong Kong
          Dealing Desk will refrain from trading the  securities  of the issuer.
          The  Designated  Person  will  inform the Hong Kong Head  Dealer and a
          Designated  Person in the other location  (i.e.,  the Code  Compliance
          Section or the TRP International  Compliance Team) as soon as possible regarding  whether or not the  issuer has been  placed on the Watch or
          Restricted List.

          If the Hong Kong Personnel is unsure about whether the  information is material and non-public, he or she should immediately contact the Hong
          Kong  Head  Dealer.  The Hong  Kong  Personnel  and the Hong Kong Head
          Dealer may only  disclose  the  information  if approved on a "need to
          know"   basis  by  the  TRP   International   Compliance   Team,   the
          International Compliance Officer, or the Legal Department.

          The Hong Kong  Personnel or the Hong Kong Head Dealer should contact a
          Designated Person on the TRP  International  Compliance Team or in the
          Code Compliance Section, the International  Compliance Officer, or the
          Legal Department  regarding  removal of the issuer from the Restricted
          List. When the information is no longer material and/or non-public,  a
          Designated  Person will remove the issuer  from the  Restricted  List, note the  reason  for and the date and local  time of  removal  of the issuer from this List and promptly relay the information to one of the
          Designated  Persons  in the other  location  and to the Hong Kong Head
          Dealer.  The  Designated  Person  will  remove  the  issuer  from  the
          Restricted List in that location.  The Hong Kong Personnel or the Hong
          Kong  Head  Dealer  should  contact  a  Designated  Person in the Code
          Compliance  Section  regarding  removal of the  issuer  from the Watch
          List.

Specific Procedures Relating to the Safeguarding of Inside Information.

To ensure the integrity of the Information  Barrier,  and the confidentiality of the  Restricted  List,  it is  important  that you take the  following  steps to safeguard the confidentiality of material, non-public information:

     o    Do not  discuss  confidential  information  in public  places  such as elevators, hallways or social gatherings;

     o    To the extent  practical,  limit access to the areas of the firm where confidential  information  could be observed or overheard to employees with a business need for being in the area;

     o    Avoid using  speaker  phones in areas where  unauthorized  persons may overhear conversations;

     o    Where appropriate,  maintain the  confidentiality of client identities by using code names or numbers for confidential projects;

     o    Exercise  care to  avoid  placing  documents  containing  confidential information  in areas where they may be read by  unauthorized  persons and store such documents in secure locations when they are not in use;
          and

                                      4-11

     o    Destroy  copies  of  confidential  documents  no longer  needed  for a project.

ADDITIONAL PROCEDURES

Education  Program.  While the  probability  of research  analysts and portfolio managers  being  exposed to  material,  non-public  information  with respect to issuers  considered  for  investment  by clients  is greater  than that of other personnel,  it is  imperative  that all  personnel  understand  this  Statement, particularly  since the insider trading  restrictions also apply to transactions in the stock of Price Group.

To ensure that all appropriate personnel are properly informed of and understand
Price Group's policy with respect to insider trading,  the following program has been adopted.

     Initial Review and Training for New Personnel.  All new persons  subject to the Code, which includes this Statement,  will be given a copy of it at the time of their  association  and will be required to certify  that they have read it. In  addition,  each new  employee is  required  to take  web-based training promptly after his or her start date.

     Revision of  Statement.  All  persons  subject to the Code will be informed whenever this Statement is materially revised.

     Annual Review for All Associates.  All Associates  receive  training on the
     Code  annually.  This training may be in person or through  another  medium such as web-based training.

     Confirmation  of Compliance.  All persons subject to the Code will be asked to confirm their  understanding  of and  adherence to this  Statement on at least an annual basis.

Questions.  If you have any  questions  with  respect to the  interpretation  or application  of this  Statement,  you are  encouraged  to discuss them with your immediate supervisor,  the Legal Department, or the TRP International Compliance
Team as appropriate.

March, 2008

                                      4-12

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

Legal  Requirement.  In  accordance  with  the  requirements  of the  Securities
Exchange Act of 1934 (the "Exchange Act"),  the Investment  Company Act of 1940,
the Investment  Advisers Act of 1940, the Insider  Trading and Securities  Fraud
Enforcement Act of 1988, and the various United Kingdom and other jurisdictions'
laws and regulations, Price Group and the mutual funds ("Price Funds") which its
affiliates   manage  have  adopted  this   Statement  of  Policy  on  Securities
Transactions ("Statement").

Price Advisers' Fiduciary Position.  As investment advisers,  the Price Advisers are in a fiduciary  position  which requires them to act with an eye only to the benefit of their clients, avoiding those situations which might place, or appear to place,  the interests of the Price Advisers or their officers,  directors and employees in conflict with the interests of clients.

Purpose of  Statement.  The  Statement was developed to help guide Price Group's employees and independent  directors and the independent  directors of the Price
Funds and the T. Rowe Price  Savings  Bank  ("Savings  Bank") in the  conduct of their personal investments and to:

     o    eliminate the  possibility of a transaction  occurring that the SEC or other regulatory  bodies would view as illegal,  such as Front Running
          (see definition below);

     o    avoid  situations  where it might appear that Price Group or the Price
          Funds  or  any of  their  officers,  directors,  employees,  or  other personnel had personally  benefited at the expense of a client or fund shareholder  or  taken  inappropriate  advantage  of  their  fiduciary positions; and

     o    prevent,  as  well as  detect,  the  misuse  of  material,  non-public information.

Those subject to the Code,  including the independent  directors of Price Group, the Price Funds and the Savings Bank,  are urged to consider the reasons for the adoption of this Statement. Price Group's and the Price Funds' reputations could be  adversely  affected  as the result of even a single  transaction  considered questionable  in light of the  fiduciary  duties of the Price  Advisers  and the independent directors of the Price Funds.

Front Running. Front Running is illegal. It is generally defined as the purchase or sale of a security  by an officer,  director  or  employee  of an  investment adviser or mutual fund in  anticipation  of and prior to the  adviser  effecting similar  transactions  for its  clients in order to take  advantage  of or avoid changes in market prices effected by client transactions.

                                      5-1

QUESTIONS  ABOUT THE  STATEMENT.  You are urged to seek the  advice of the Chief
Compliance  Officer TRPA, the  Chairperson of the Ethics  Committee  (U.S.-based personnel),  the TRP International Compliance Team (International personnel), or
Code  Compliance in Baltimore (all  locations) when you have questions as to the application of this Statement to individual circumstances.

EXCESSIVE  TRADING  AND  MARKET  TIMING  OF  MUTUAL  FUND  SHARES.  The issue of excessive trading and market timing by mutual fund shareholders is a serious one and is not  unique to T. Rowe  Price.  Employees  may not  engage in  trading of shares of a Price Fund that is inconsistent with the prospectus of that Fund.

Excessive or short-term  trading in fund shares may disrupt management of a fund and raise its costs.  The Board of  Directors/Trustees  of the Price  Funds have adopted a policy to deter excessive and short-term trading (the "Policy"), which applies to persons  trading  directly with T. Rowe Price and indirectly  through intermediaries.  Under  this  Policy,  T.  Rowe  Price  may  bar  excessive  and short-term traders from purchasing shares.

This Policy is set forth in each Fund's  prospectus,  which  governs all trading activity  in the Fund  regardless  of whether you are holding T. Rowe Price Fund shares as a retail  investor  or  through  your T. Rowe  Price  U.S.  Retirement
Program account.

Although  the Fund may issue a warning  letter  regarding  excessive  trading or market  timing,  any trade  activity  in  violation  of the Policy  will also be reviewed by the Chief Compliance Officer, who will refer instances to the Ethics
Committee as he or she feels  appropriate.  The Ethics  Committee,  based on its
review,  may  take  disciplinary   action,   including   suspension  of  trading
privileges,  forfeiture  of  profits  or  the  amount  of  losses  avoided,  and termination of employment, as it deems appropriate.

Employees  are also expected to abide by trading  restrictions  imposed by other
funds  as  described  in  their   prospectuses.   If  you  violate  the  trading
restrictions  of a  non-Price  Fund,  the Ethics  Committee  may impose the same penalties available for violation of the Price Funds excessive trading Policy.

PERSONS  SUBJECT  TO  STATEMENT.  The  provisions  of this  Statement  apply  as described  below to the following  persons and entities.  Each person and entity
(except  the  independent  directors  of Price  Group and the  Savings  Bank) is classified as either an Access Person or a Non-Access Person as described below.
The  provisions  of this  Statement  may also  apply to an  Access  Person's  or
Non-Access  Person's spouse,  minor children,  and certain other  relatives,  as further  described on page 5-5 of this Statement.  All Access Persons except the independent  directors of the Price Funds are subject to all  provisions of this
Statement  except certain  restrictions on purchases in initial public offerings that apply only to Investment Personnel.  The independent directors of the Price
Funds  are not  subject  to prior  transaction  clearance  requirements  and are subject to modified  reporting as described on p. 5-20.  Non-Access  Persons are
subject  to  the  general   principles   of  the  Statement  and  its  reporting
requirements,  but are only required to receive prior transaction  clearance for transactions  in Price Group  stock.  The persons and  entities  covered by this
Statement are:

     Price Group.  Price Group,  each of its  subsidiaries  and affiliates,  and their retirement plans.

     Employee Partnerships. Partnerships such as Pratt Street Ventures.

                                      5-2

     Personnel.  Each officer,  inside  director and employee of Price Group and its  subsidiaries  and  affiliates,  including  T.  Rowe  Price  Investment
     Services, Inc., the principal underwriter of the Price Funds.

     Certain Temporary Workers. These workers include:

     o    All  temporary   workers  hired  on  the  Price  Group  payroll  ("TRP
          Temporaries");

     o    All agency  temporaries  whose  assignments at Price Group exceed four weeks  or whose  cumulative  assignments  exceed  eight  weeks  over a twelve-month period;

     o    All  independent  or  agency-provided  consultants  whose  assignments exceed four weeks or whose cumulative  assignments  exceed eight weeks over a  twelve-month  period and whose work is closely  related to the ongoing  work of Price  Group's  employees  (versus  project work that stands apart from ongoing work); and

     o    Any contingent  worker whose  assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

     Retired Employees.  Retired employees of Price Group who receive investment research information from one or more of the Price Advisers will be subject to this Statement.

     Independent Directors of Price Group, the Savings Bank and the Price Funds.
     The  independent  directors of Price Group include those directors of Price
     Group who are neither  officers nor  employees of Price Group or any of its subsidiaries or affiliates.  The independent  directors of the Savings Bank include  those  directors of the Savings Bank who are neither  officers nor employees  of Price Group or any of its  subsidiaries  or  affiliates.  The independent  directors of the Price Funds  include  those  directors of the
     Price Funds who are not deemed to be "interested persons" of Price Group.

     Although subject to the general principles of this Statement, including the definition of  "beneficial  ownership,"  independent  directors are subject only to modified reporting  requirements.  See pp. 5-20 to 5-23. The trades of the  independent  directors  of the Price Funds are not subject to prior transaction clearance requirements. The trades of the independent directors of Price Group and of the Savings Bank are not subject to prior transaction clearance requirements except for transactions in Price Group stock.

ACCESS PERSONS.  Certain persons and entities are classified as "Access Persons"
under the Code. The term "Access Person" means:

     o    the Price Advisers;

     o    any  officer or  director  of any of the Price  Advisers  or the Price
          Funds  (except the  independent  directors  of the Price Funds are not subject to prior  transaction  clearance and have  modified  reporting requirements, as described below);

     o    any  person  associated  with any of the Price  Advisers  or the Price
          Funds who, in connection with his or her regular  functions or duties, makes,  participates  in,  or  obtains  or has  access  to  non-public information  regarding  the purchase or sale of  securities by a Price
          Fund or other advisory client, or to non-public  information regarding any securities  holdings of any client of a Price  Adviser,  including the  Price  Funds,  or whose  functions  relate  to the  making of any recommendations with respect to the purchases or sales; or

                                      5-3

     o    any person in a control relationship to any of the Price Advisers or a
          Price  Fund  who  obtains  or has  access  to  information  concerning recommendations  made to a Price Fund or other  advisory  client  with regard to the  purchase  or sale of  securities  by the Price  Fund or advisory client.

All Access  Persons are  notified  of their  status  under the Code.  Although a person can be an Access Person of one or more Price  Advisers and one or more of the Price Funds,  the  independent  directors of the Price Funds are only Access
Persons of the applicable Price Funds; they are not Access Persons of any of the
Price Advisers.

Investment  Personnel.  An Access Person is further  identified  as  "Investment
Personnel" if, in connection with his or her regular  functions or duties, he or she "makes or participates in making  recommendations  regarding the purchase or sale of securities" by a Price Fund or other advisory client.

The term "Investment Personnel" includes, but is not limited to:

     o    those employees who are authorized to make investment  decisions or to recommend  securities  transactions  on behalf of the  firm's  clients
          (investment  counselors  and  members  of  the  mutual  fund  advisory committees);

     o    research and credit analysts; and

     o    traders who assist in the investment process.

All  Investment  Personnel  are  deemed  Access  Persons  under  the  Code.  All
Investment  Personnel  are notified of their  status under the Code.  Investment
Personnel are generally  prohibited from investing in initial public  offerings.
See p. 5-14.

NON-ACCESS  PERSONS.  Persons  who do not fall within the  definition  of Access
Persons are deemed "Non-Access Persons." If a Non-Access Person is married to an
Access Person, then the non-Access Person is deemed to be an Access Person under the beneficial ownership  provisions  described below.  However, the independent directors  of  Price  Group  and  the  Savings  Bank  are not  included  in this definition.

TRANSACTIONS  SUBJECT TO STATEMENT.  Except as provided below, the provisions of this Statement apply to transactions that fall under either one of the following two conditions:

First, you are a "beneficial  owner" of the security under the Rule 16a-1 of the
Exchange Act, as defined below; or

Second,  if you  control or direct  securities  trading  for  another  person or entity,  those  trades  are  subject  to  this  Statement  even if you are not a beneficial  owner of the  securities.  For example,  if you have an  exercisable trading  authorization  (e.g.,  a power of  attorney to direct  transactions  in another  person's  account)  of an  unrelated  person's  or  entity's  brokerage
account,   or  are  directing   another  person's  or  entity's  trades,   those
transactions  will usually be subject to this  Statement to the same extent your personal trades would be as described below.

                                      5-4

Definition of Beneficial Owner. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement,  understanding,  relationship, or  otherwise,  has or shares in the  opportunity,  directly or  indirectly,  to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

     o    securities  held by members of the person's  immediate  family sharing the same household,  although the presumption of beneficial  ownership may be rebutted;

     o    a person's  interest in securities held by a trust,  which may include both trustees with investment  control and, in some  instances,  trust beneficiaries;

     o    a  person's  right to  acquire  securities  through  the  exercise  or conversion  of any  derivative  security,  whether  or  not  presently exercisable;

     o    a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

     o    certain  performance-related  fees  other  than  an  asset-based  fee, received by any broker,  dealer, bank,  insurance company,  investment company,  investment adviser, investment manager, trustee or person or entity performing a similar function; and

     o    a person's  right to dividends that is separated or separable from the underlying securities.  Otherwise,  right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial  ownership in the portfolio securities  held by a  corporation  or similar  entity in which the person  owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

Requests for Clarifications or Interpretations Regarding Beneficial Ownership or
Control.  If you  have  beneficial  ownership  of a  security,  any  transaction involving  that security is presumed to be subject to the relevant  requirements of this  Statement,  unless you have no direct or indirect  influence or control over the  transaction.  Such a situation  may arise,  for  example,  if you have delegated  investment  authority to an  independent  investment  adviser or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment  control over, but no beneficial  ownership in, an unrelated  account,  the Statement may not apply to those securities and you may wish to seek clarification or an interpretation.

                                      5-5

If you are  involved in an  investment  account for a family  situation,  trust, partnership,  corporation,  etc.,  which you feel  should  not be subject to the
Statement's relevant prior transaction clearance and/or reporting  requirements, you should  submit a written  request for  clarification  or  interpretation  to either  the  Code  Compliance  Section  in  Baltimore  or the TRP  International
Compliance  Team,  as  appropriate.   Any  such  request  for  clarification  or
interpretation  should  name the  account,  your  interest in the  account,  the persons or firms  responsible for its management,  and the specific facts of the situation. Do not assume that the Statement is not applicable;  you must receive a clarification  or  interpretation  about the  applicability  of the Statement.
Clarifications and interpretations  are not  self-executing;  you must receive a response to a request for clarification or interpretation directly from the Code
Compliance  Section or the TRP  International  Compliance Team before proceeding with the transaction or other action covered by this Statement.

PRIOR  TRANSACTION  CLEARANCE  REQUIREMENTS  GENERALLY.  As  described,  certain
transactions   require  prior  clearance  before   execution.   Receiving  prior
transaction  clearance  does not  relieve  you  from  conducting  your  personal securities  transactions  in  full  compliance  with  the  Code,  including  its prohibition on trading while in possession of material, inside information,  and the 60-Day Rule, and with  applicable  law,  including the  prohibition on Front
Running (see page 5-1 for definition of Front Running).

TRANSACTIONS  IN STOCK OF PRICE GROUP.  Because Price Group is a public company, ownership of its stock subjects its officers,  inside and independent directors, employees and all others subject to the Code to special legal requirements under the United States  securities  laws. You are responsible for your own compliance with these  requirements.  In connection  with these legal  requirements,  Price
Group has adopted the following rules and procedures:

     Independent  Directors of Price  Funds.  The  independent  directors of the
     Price Funds are  prohibited  from owning the stock or other  securities  of
     Price Group.

     Quarterly  Earnings  Report.  Generally,  all Access Persons and Non-Access
     Persons and the  independent  directors of Price Group and the Savings Bank must refrain  from  initiating  transactions  in Price Group stock in which they have a beneficial  interest from the second  trading day after quarter end (or such other date as  management  shall from time to time  determine)
     through the day after the filing of the firm's  earnings  release  with the
     SEC on Form  10-Q or Form  8-K.  You  will be  notified  by the  Management
     Committee from time to time as to the controlling dates

     Prior Transaction  Clearance of Price Group Stock  Transactions  Generally.
     Access  Persons and  Non-Access  Persons and the  independent  directors of
     Price Group and the Savings Bank are required to obtain  clearance prior to effecting any proposed transaction  (including gifts and other transfers of
     beneficial   ownership)   involving  shares  of  Price  Group  stock  owned
     beneficially,  including through the Employee Stock Purchase Plan ("ESPP").
     A transfer  of shares of Price  Group  stock into or from street name to or from a  securities  account  and a transfer  of shares of Price Group stock between  securities firms or accounts,  including accounts held at the same firm, do not have to receive prior clearance, but must be reported.

                                      5-6

     Prior Transaction  Clearance Procedures for Price Group Stock. Requests for
     prior  transaction  clearance  must  be in  writing  on the  form  entitled
     "Notification  of Proposed  Transaction"  (available on the firm's Intranet under Services and Policies/Services/Employee  Transactions-TRPG Stock) and
     must be submitted to the Payroll and Stock  Transaction  Group,  BA-0372 or
     faxed  to  410-345-6500.   The  Payroll  and  Stock  Transaction  Group  is
     responsible  for  processing  and  maintaining  the  records  of  all  such requests.  This  includes not only market  transactions,  but also sales of stock purchased either through the ESPP or through a securities  account if shares of Price Group stock are transferred there from the ESPP.  Purchases effected  through  the ESPP are  automatically  reported to the Payroll and
     Stock Transaction Group.

     Prohibition Regarding  Transactions in Publicly-Traded Price Group Options.
     Transactions  in  publicly-traded  options  on Price  Group  stock  are not permitted.

     Prohibition  Regarding  Short  Sales of Price Group  Stock.  Short sales of
     Price Group stock are not permitted.

     Applicability   of  60-Day  Rule  to  Price   Group   Stock   Transactions.
     Transactions in Price Group stock are subject to the 60-Day Rule except for transactions  effected  through the ESPP,  the  exercise of employee  stock options  granted by Price Group and the  subsequent  sale of the derivative shares,  and shares obtained through an established  dividend  reinvestment program. For a full description of the 60-Day Rule, please see page 5-27.

     Only  Price  Group  stock  that has  been  held for at least 60 days may be gifted.  You must receive prior  clearance  before  gifting shares of Price
     Group stock.

     Purchases of Price Group stock in the ESPP through  payroll  deduction  are not  considered  in  determining  the  applicability  of the 60-Day Rule to market transactions in Price Group stock. See p. 5-27.

     To avoid issues with the 60-Day Rule,  shares may not be transferred out of or  otherwise  removed  from the ESPP if the shares have been held for less than 60 days.

            Access Persons and Non-Access Persons and the independent
         directors of Price Group and the Savings Bank must obtain prior transaction clearance of any transaction involving Price Group stock, (unless specifically exempted, such as transfers of form of ownership) from the Payroll and Stock Transaction Group.

     Initial Disclosure of Holdings of Price Group Stock. Each new employee must report to the Payroll and Stock Transaction Group any shares of Price Group stock of which he or she has beneficial ownership no later than 10 business days after his or her starting date.

     Dividend Reinvestment Plans for Price Group Stock. Purchases of Price Group
     stock  owned   outside  of  the  ESPP  and  effected   through  a  dividend
     reinvestment plan need not receive prior transaction  clearance.  Reporting of  transactions  effected  through  that plan need only be made  quarterly through  statements  provided  to the  Code  Compliance  Section  or by the
     financial   institution   (e.g.,   broker/dealer)   where  the  account  is
     maintained,  except in the case of employees  who are subject to Section 16 of the Exchange Act, who must report such transactions immediately.

     Effectiveness  of  Prior   Clearance.   Prior   transaction   clearance  of
     transactions  in Price Group stock is effective for three (3) United States business days from and including the date the clearance is granted,  unless
     (i) advised to the  contrary by the  Payroll  and Stock  Transaction  Group prior  to the  proposed  transaction,  or (ii)  the  person  receiving  the
     clearance  comes  into  possession  of  material,   non-public  information
     concerning  the firm. If the proposed  transaction  in Price Group stock is not executed  within this time  period,  a new  clearance  must be obtained before the individual can execute the proposed transaction.

                                      5-7

     Reporting of  Disposition  of Proposed  Transaction.  You must use the form returned to you by the Payroll and Stock  Transaction Group to notify it of the disposition  (whether the proposed  transaction was effected or not) of each transaction involving shares of Price Group stock owned directly.  The notice must be returned  within two business days of the trade's  execution or within seven business days of the date of prior transaction clearance if the trade is not executed.

     Insider Reporting and Liability. Under current SEC rules, certain officers, directors and 10%  stockholders of a publicly  traded company  ("Insiders")
     are  subject  to the  requirements  of Section  16.  Insiders  include  the directors and certain  executive  officers of Price Group.  The Payroll and
     Stock  Transaction  Group  informs  all  those  who are  Insiders  of their obligations under Section 16.

     SEC Reporting.  There are three reporting forms which Insiders are required to  file  with  the  SEC  to  report  their  purchase,  sale  and  transfer transactions  in, and holdings of, Price Group stock.  Although the Payroll and Stock Transaction Group will provide assistance in complying with these requirements  as  an  accommodation  to  Insiders,  it  remains  the  legal responsibility  of each Insider to ensure that the  applicable  reports are filed in a timely manner.

     o    Form 3. The initial  ownership  report by an Insider is required to be filed on Form 3. This  report  must be filed  within  ten days after a person becomes an Insider (i.e., is elected as a director or appointed as an executive officer) to report all current holdings of Price Group stock.  Following  the  election or  appointment  of an  Insider,  the
          Payroll and Stock Transaction Group will deliver to the Insider a Form
          3 for  appropriate  signatures  and will file the form  electronically with the SEC.

     o    Form 4. Any change in the  Insider's  ownership  of Price  Group stock must be reported on a Form 4 unless eligible for deferred reporting on year-end  Form 5. The Form 4 must be filed  electronically  before the end  of  the  second  business  day  following  the  day  on  which  a transaction  resulting in a change in  beneficial  ownership  has been executed.  Following  receipt  of the  Notice  of  Disposition  of the proposed  transaction,  the Payroll and Stock  Transaction  Group will deliver  to the  Insider  a Form 4,  as  applicable,  for  appropriate signatures and will file the form electronically with the SEC.

     o    Form 5. Any  transaction  or holding that is exempt from  reporting on
          Form 4, such as small purchases of stock,  gifts, etc. may be reported electronically  on a deferred  basis on Form 5 within 45 calendar days after the end of the calendar year in which the transaction  occurred.
          No  Form  5  is  necessary  if  all  transactions  and  holdings  were previously reported on Form 4.

     Liability for Short-Swing Profits. Under the United States securities laws, profit  realized  by  certain  officers,  as  well  as  directors  and  10%
     stockholders of a company (including Price Group) as a result of a purchase and sale (or sale and purchase) of stock of the company  within a period of less than six months must be returned to the firm or its  designated  payee upon request.

                                      5-8

     Office of Thrift Supervision  ("OTS")  Reporting.  TRPA and Price Group are
     holding  companies of the Savings Bank,  which is regulated by the OTS. OTS regulations  require the  directors  and senior  officers of TRPA and Price
     Group to file reports  regarding  their  personal  holdings of the stock of
     Price Group and of the stock of any non-affiliated bank, savings bank, bank holding company,  or savings and loan holding company.  Although the Bank's
     Compliance   Officer  will  provide  assistance  in  complying  with  these requirements as an  accommodation,  it remains the  responsibility  of each person to ensure that the required reports are filed in a timely manner.

PRIOR  TRANSACTION  CLEARANCE  REQUIREMENTS  (OTHER THAN PRICE GROUP  STOCK) FOR
ACCESS PERSONS.

Access  Persons  other than the  independent  directors of the Price Funds must, unless otherwise provided for below,  obtain prior transaction  clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access  Person has, or by reason of such  transaction  may acquire,  any  beneficial  interest or which he or she controls.  This includes the writing of an option to purchase or sell a security and the  acquisition  of any shares in an  Automatic  Investment  Plan through a non-systematic  investment.  Non-Access Persons are not required to obtain prior
clearance   before   engaging  in  any  securities   transactions,   except  for
transactions in Price Group stock.

     Access Persons and Non-Access Persons and the independent directors of
   Price Group and the Savings Bank must obtain prior transaction clearance of any transaction involving Price Group stock, (unless specifically exempted, such as transfers of form of ownership) from the Payroll and Stock
                               Transaction Group.

Where  required,  prior  transaction  clearance  must be obtained  regardless of whether the transaction is effected through TRP Brokerage  (generally  available only to U.S.  residents)  or  through  an  unaffiliated  broker/dealer  or other entity.  Please note that the prior clearance procedures do not check compliance with the 60-Day Rule (p. 5-27); you are responsible for ensuring your compliance with this rule.

The independent  directors of the Price Funds are not required to received prior transaction clearance in any case.

TRANSACTIONS  (OTHER THAN IN PRICE GROUP STOCK) THAT DO NOT REQUIRE EITHER PRIOR
TRANSACTION CLEARANCE OR REPORTING UNLESS THEY OCCUR IN A "REPORTABLE FUND." The
following  transactions  do not require  either prior  transaction  clearance or reporting:

     Mutual Funds and Variable Insurance Products. The purchase or redemption of
     shares  of  any  open-end  investment   companies  and  variable  insurance
     products, except that Access Persons must report transactions in Reportable
     Funds, as described below. (see p. 5-11).

                                      5-9

     Automatic Investment Plans. Transactions through a program in which regular periodic  purchases  or  withdrawals  are  made  automatically  in or  from investment  accounts  in  accordance  with  a  predetermined  schedule  and allocation.  An automatic investment plan includes a dividend  reinvestment plan.  An Access  Person  must report any  securities  owned as a result of transactions  in an Automatic  Investment Plan on his or her Annual Report.
     Any  transaction  that overrides the pre-set  schedule or allocations of an automatic investment plan (a "non-systematic transaction") must be reported by both Access Persons and Non-Access  Persons and Access Persons must also
     receive  prior  transaction   clearance  for  such  a  transaction  if  the
     transaction would otherwise require prior transaction clearance.

     U.S.  Government  Obligations.  Purchases or sales of direct obligations of the U.S. Government.

     Certain  Commodity  Futures  Contracts.  Purchases  or sales  of  commodity futures contracts for tangible goods (e.g., corn,  soybeans,  wheat) if the transaction  is regulated  solely by the United  States  Commodity  Futures
     Trading Commission ("CFTC").  Futures contracts for financial  instruments, however, must receive prior clearance.

     Commercial  Paper  and  Similar  Instruments.  Bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality short-term debt instruments, including repurchase agreements.

     Certain Unit Investment  Trusts.  Shares issued by unit  investment  trusts that are invested exclusively in one or more open-end funds, if none of the underlying funds is a Reportable Fund.

TRANSACTIONS   (OTHER  THAN  PRICE  GROUP  STOCK)  THAT  DO  NOT  REQUIRE  PRIOR
TRANSACTION CLEARANCE BUT MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS
PERSONS. The following  transactions do not require prior transaction  clearance but must be reported:

     Exchange-Traded  Funds  ("ETFs").  Purchases or sales of the following ETFs only:

          o    Diamond Trust Series I ("DIA")
          o    SPDR Trust Series I ("SPY")
          o    NASDAQ-100 Index Tracking Stock ("QQQQ")
          o    Ishares MSCI EAFE Index Fund ("EFA")
          o    Ishares Trust S&P 500 Index ("IVV")
          o    Ishares Trust Russell 2000 ("IWM")
          o    Ishares MSCI Emerging Market Index ("EEM")

     Transactions  in all other  ETFs must  receive  prior  clearance  and these transactions must be reported.

     Unit  Investment  Trusts.  Purchases or sales of shares in unit  investment trusts registered under the Investment Company Act of 1940, unless the unit investment  trust is an ETF, in which case it must comply with the specific restrictions on ETFs described immediately above.

                                      5-10

     National  Government  Obligations (other than U.S.).  Purchases or sales of direct obligations of national (non-U.S.) governments.

     Pro Rata Distributions. Purchases effected by the exercise of rights issued pro rata to all holders of a class of  securities  or the sale of rights so received.

     Mandatory  Tenders.  Purchases  and  sales  of  securities  pursuant  to  a mandatory tender offer.

     Exercise of Stock  Option of  Corporate  Employer  by Spouse.  Transactions
     involving  the  exercise  by an Access  Person's  spouse of a stock  option issued by the corporation employing the spouse.  However, a subsequent sale of the stock obtained by means of the exercise, including sales effected by a "cash-less" transactions, must receive prior transaction clearance.

     Inheritances. The acquisition of securities through inheritance.

     Gifts. The giving of or receipt of a security as a gift.

     Stock  Splits,   Reverse  Stock  Splits,   and  Similar   Acquisitions  and
     Dispositions.  The  mandatory  acquisition  of  additional  shares  or  the disposition of existing  corporate  holdings through stock splits,  reverse stock splits, stock dividends,  exercise of rights, exchange or conversion.
     Reporting  of such  transactions  must be made within 30 days of the end of the quarter in which they  occurred.  Reporting is deemed to have been made if the acquisition or disposition is reported on a confirmation,  statement or similar document sent to Code Compliance.

     Spousal  Employee-Sponsored  Payroll  Deduction Plans.  Purchases,  but not
     sales,  by an Access  Person's  spouse  pursuant  to an  employee-sponsored payroll  deduction  plan (e.g.,  a 401(k) plan or employee  stock  purchase plan), provided the Code Compliance Section has been previously notified by the Access  Person  that the spouse  will be  participating  in the payroll deduction plan.  Reporting of such transactions must be made within 30 days of the end of the  quarter in which they  occurred.  A sale or  exchange of stock  held in such a plan is subject  to the prior  transaction  clearance requirements for Access Persons.

TRANSACTIONS   (OTHER  THAN  PRICE  GROUP  STOCK)  THAT  DO  NOT  REQUIRE  PRIOR
TRANSACTION CLEARANCE BUT MUST BE REPORTED BY ACCESS PERSONS ONLY.

     Reportable  Funds.  Purchases  and sales of shares of Reportable  Funds.  A
     Reportable Fund is any open-end investment company,  including money market funds, for which any of the Price Advisers serves as an investment adviser.
     This  includes  not only the  Price  Funds  and  SICAVs,  but also any fund managed by any of the Price  Advisers  through  sub-advised  relationships, including any fund holdings offered through retirement plans (e.g.,  401(k)
     plans) or as an investment  option  offered as part of a variable  annuity.
     Group Compliance maintains a listing of sub-advised  Reportable Funds under the Tools menu on the TRP Exchange.

                                      5-11

     Restrictions on Holding Price Funds Through Intermediaries. Many Reportable
     Funds are Price  Funds.  Access  Persons are  encouraged  to buy,  sell and maintain  their  holdings  of Price Funds in an account or accounts on a T.
     Rowe Price platform,  rather than through an  intermediary  where possible.
     For example,  Access Persons are encouraged to trade shares in a Price Fund through T. Rowe Price  Services,  Inc., the transfer agent or through a TRP
     Brokerage account, rather than through a brokerage account maintained at an independent broker/dealer.

     Access  Persons are  prohibited  from  purchasing  a Price Fund  through an intermediary  if shares of that Price Fund are not  currently  held at that intermediary  and if the purchase  could have been effected  through one of the T. Rowe Price  transfer  agents or in a TRP  Brokerage  Account.  If an
     Access Person currently holds Price Funds under such  circumstances,  he or she is prohibited  from  purchasing  shares of any other Price Fund through that  intermediary.  Situations  where Price Funds must be held  through an intermediary (e.g., spouse of an Access Person has or is eligible to invest in Price  Funds  through the  spouse's  401(k)  plan) do not  violate  this policy.

     Access Persons must inform the Code  Compliance  Section about ownership of shares of Price Funds.  Once this notification has been given, if the Price
     Fund is held on a T. Rowe Price platform or in a TRP Brokerage Account, the
     Access Person need not report these transactions directly. See p. 5-19.

     In  instances   where  Price  Funds  are  held  through  an   intermediary,
     transactions  in shares of those Price Funds must be reported as  described on p. 5-19.

     Interests in Section 529 College  Investment Plans.  Purchases and sales of interests in any Section 529 College  Investment Plan.  Access Persons must also inform the Code Compliance Section about ownership of interests in the
     Maryland  College  Investment Plan, the T. Rowe Price College Savings Plan,
     the University of Alaska College  Savings Plan, or the John Hancock Freedom
     529.  Once this  notification  has been  given,  an Access  Person need not report these transactions directly. See p. 5-19.

     Notification  Requirements.  Notification  to the Code  Compliance  Section
     about a  Reportable  Fund or a Section 529 College  Investment  Plan should include:

          o    account ownership information, and
          o    account number

The independent  directors of the Price Funds are subject to modified  reporting requirements.

The Chief  Compliance  Officer or his or her  designee  reviews at a minimum the transaction  reports  for all  securities  required  to be  reported  under  the
Advisers Act or the  Investment  Company Act for all  employees,  officers,  and inside  directors  of Price  Group and its  affiliates  and for the  independent directors of the Price Funds.

                                      5-12

TRANSACTIONS  (OTHER THAN PRICE  GROUP  STOCK) THAT  REQUIRE  PRIOR  TRANSACTION
CLEARANCE BY ACCESS PERSONS.  If the transaction or security is not listed above as not  requiring  prior  transaction  clearance,  you should  assume that it is subject to this requirement unless  specifically  informed otherwise by the Code
Compliance  Section or the TRP  International  Compliance  Team. The only Access
Persons  not subject to the prior  transaction  clearance  requirements  are the independent directors of the Price Funds.

Among the  transactions for which you must receive prior  transaction  clearance are:

     o    Non-systematic  transactions  in a security  that is not  exempt  from prior transaction clearance;

     o    Closed-end  fund  transactions,  including U.K.,  Canadian,  and other
          non-U.S.  investment trusts,  and ETFs not specifically  exempted from prior clearance (see p. 5-10); and

     o    Transactions   in  sector   index   funds  that  are   closed-end   or
          exchange-traded funds.

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior transaction  clearance  requirements on behalf of an Access Person (except the independent  directors of the Price Funds),  including  purchases in initial public offerings and private placement transactions,  must be reported. Although
Non-Access  Persons are not required to receive prior transaction  clearance for securities  transactions  (other than Price Group  stock),  they must report any transaction that would require prior transaction  clearance by an Access Person.
The independent  directors of Price Group,  the Price Funds and the Savings Bank
are subject to modified reporting requirements.

PROCEDURES FOR OBTAINING  PRIOR  TRANSACTION  CLEARANCE  (OTHER THAN PRICE GROUP
STOCK) FOR ACCESS PERSONS. Unless prior transaction clearance is not required as described  above  or the  Chairperson  of  the  Ethics  Committee  or his or her
designee  has  otherwise  determined  that prior  transaction  clearance  is not required,  Access  Persons,  other than the  independent  directors of the Price
Funds, must receive prior transaction clearance for all securities transactions.

Access Persons  should follow the procedures set forth below before  engaging in the  transactions  described.  If an  Access  Person  is not  certain  whether a proposed transaction is subject to the prior transaction clearance requirements, he or she should contact the Code Compliance Section before proceeding.

     Procedures  For Obtaining  Prior  Transaction  Clearance For Initial Public
     Offerings ("IPOs"):

          Non-Investment  Personnel.  Access  Persons  who  are  not  Investment
          Personnel  ("Non-Investment  Personnel") may purchase  securities that are the  subject  of an IPO only  after  receiving  prior  transaction clearance in writing from the  Chairperson of the Ethics  Committee or his or her designee  ("Designee").  An IPO would include, for example, an offering of securities  registered under the Securities Act of 1933
          when  the   issuer  of  the   securities,   immediately   before   the
          registration, was not subject to certain reporting requirements of the
          Exchange  Act.  This  requirement  applies to all IPOs  regardless  of market.

                                      5-13

          In considering  such a request for prior  transaction  clearance,  the
          Chairperson or his or her Designee will determine whether the proposed transaction  presents a conflict  of  interest  with any of the firm's clients or otherwise  violates the Code. The Chairperson or his or her
          Designee will also consider whether:

          1.   The  purchase  is made  through  the  Non-Investment  Personnel's regular broker;

          2.   The number of shares to be  purchased  is  commensurate  with the normal  size  and  activity  of  the  Non-Investment  Personnel's account; and

          3.   The  transaction  otherwise  meets the  requirements of the FINRA restrictions, as applicable, regarding the sale of a new issue to an account in which a "restricted  person," as defined in FINRA's
               NASD Rule 2790, has a beneficial interest.

          In  addition  to  receiving  prior  transaction   clearance  from  the
          Chairperson   of  the  Ethics   Committee  or  his  or  her  Designee,
          Non-Investment  Personnel must also check with the Equity Trading Desk the day the  offering  is priced  before  purchasing  in the IPO. If a client order has been  received  since the initial  prior  transaction approval was given, the prior transaction clearance will be withdrawn.

          Non-Investment  Personnel will not be permitted to purchase  shares in an IPO if any of the  firm's  clients  are  prohibited  from  doing so because of affiliated transaction restrictions.  This prohibition will remain in effect until the firm's clients have had the  opportunity to purchase in the secondary market once the underwriting is completed --
          commonly  referred to as the  aftermarket.  The 60-Day Rule applies to transactions in securities purchased in an IPO.

          Investment Personnel. Investment Personnel may not purchase securities in an IPO.

          Non-Access  Persons.  Although  Non-Access Persons are not required to receive prior  transaction  clearance before  purchasing  shares in an
          IPO,  any  Non-Access  Person who is a  registered  representative  or associated person of Investment Services is reminded that FINRA's NASD
          Rule 2790 may restrict his or her ability to buy shares in a new issue in any market.

          Procedures  For  Obtaining  Prior  Transaction  Clearance  For Private
          Placements.  Access  Persons may not invest in a private  placement of securities,  including the purchase of limited partnership  interests, unless prior  transaction  clearance in writing has been obtained from the  Chairperson  of the Ethics  Committee or his or her  Designee.  A
          private  placement is generally defined by the SEC as an offering that
          is  exempt  from  registration   under  the  Securities  Act.  Private
          placement  investments  generally  require the  investor to complete a written questionnaire or subscription  agreement.  If an Access Person has any questions  about whether a transaction  is, in fact, a private placement,  he or she should  contact  the  Chairperson  of the Ethics
          Committee or his or her designee.

                                      5-14

          In considering a request for prior transaction clearance for a private placement,  the  Chairperson  will  determine  whether the  investment opportunity  (private  placement)  should be  reserved  for the firm's clients,  and whether the  opportunity  is being offered to the Access
          Person by virtue of his or her position with the firm. The Chairperson will  also  secure,  if  appropriate,  the  approval  of the  proposed transaction from the chairperson of the applicable investment steering
          committee.   These   investments  may  also  have  special   reporting
          requirements,   as   discussed   under   "Procedures   for   Reporting
          Transactions," at p. 5-18.

               Continuing  Obligation.  An Access Person who has received  prior transaction  clearance  to  invest  and does  invest in a private placement  of  securities  and who, at a later date,  anticipates participating in the firm's investment decision process regarding the purchase or sale of  securities of the issuer of that private placement on behalf of any client, must immediately  disclose his
               or  her  prior  investment  in  the  private   placement  to  the
               Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

          Registered  representatives  of Investment  Services are reminded that
          FINRA rules may restrict  investment in a private placement in certain circumstances.

          Procedures  For Obtaining  Prior  Transaction  Clearance For All Other
          Securities  Transactions.  Requests for prior transaction clearance by
          Access Persons for all other securities  transactions  requiring prior transaction  clearance  should  generally  be made via  iTrade  on the firm's intranet. The iTrade system automatically sends any request for prior  transaction  approval that requires manual  intervention to the
          Equity Trading Department.  If you cannot access iTrade,  requests may be made  orally,  in writing,  or by  electronic  mail (email  address
          "Personal  Trades" in the  electronic  mail address  book).  Obtaining clearance by  electronic  mail if you cannot access iTrade is strongly encouraged.  All  requests  must include the name of the  security,  a definitive security  identifier (e.g.,  CUSIP,  ticker, or Sedol), the number of shares or  amount of bond  involved,  and the  nature of the transaction,  i.e., whether the transaction is a purchase, sale, short sale,  or buy to  cover.  Responses  to all  requests  will be made by
          iTrade or the Equity Trading  Department,  documenting the request and whether  or not prior  transaction  clearance  has been  granted.  The
          Examiner  system  maintains  the record of all  approval  and denials, whether automatic or manual.

          Requests  will  normally  be  processed  on  the  same  day;  however, additional  time may be required for prior  transaction  clearance for certain securities, including non-U.S. securities.

          Effectiveness  of  Prior  Transaction  Clearance.   Prior  transaction
          clearance  of a  securities  transaction  is  effective  for three (3)
          United States  business days from and including the date the clearance is granted,  regardless of the time of day when  clearance is granted.
          If the proposed  securities  transaction  is not executed  within this time,  a new  clearance  must  be  obtained.  For  example,  if  prior transaction  clearance is granted at 2:00 pm Monday, the trade must be executed by Wednesday.  In situations  where it appears that the trade will not be executed  within three  business days even if the order is entered  in that  time  period  (e.g.,  certain  transactions  through
          Transfer  Agents  or  spousal   employee-sponsored  payroll  deduction
          plans),   please  notify  the  Code  Compliance  Section  after  prior clearance  has been  granted,  but before  entering the order with the executing agent.

          Reminder.  If you are an Access Person and become the beneficial owner of  another's  securities  (e.g.,  by  marriage  to the  owner  of the securities) or begin to direct trading of another's  securities,  then transactions  in those  securities  also  become  subject to the prior transaction clearance  requirements.  You must also report acquisition of  beneficial  ownership  or  control of these  securities  within 10 business days of your knowledge of their existence.

                                      5-15

          REASONS FOR DISALLOWING ANY PROPOSED  TRANSACTION.  Prior  transaction clearance  will usually not be granted for a proposed  transaction  by the Trading  Department,  either directly or by iTrade,  and/or by the
          Chairperson  of  the  Ethics  Committee  or by the  TRP  International
          Compliance Team if:

               Pending  Client  Orders.  Orders  have been  placed by any of the
               Price  Advisers to purchase or sell the security  unless  certain size  or  volume  parameters  as  described  below  under  "Large
               Issuer/Volume Transactions" are met.

               Purchases and Sales Within Seven (7) Calendar  Days. The security has  been  purchased  or sold by any  client  of a Price  Adviser within seven calendar days  immediately  prior to the date of the proposed transaction, unless certain size or volume parameters as described below under "Large Issuer/Volume Transactions" are met.

               For  example,  if a client  transaction  occurs on Monday,  prior transaction  clearance  is not  generally  granted  to an  Access
               Person to purchase  or sell that  security  until  Tuesday of the following week.  Transactions in securities in pure as opposed to enhanced index funds are not considered for this purpose.

               If all clients  have  eliminated  their  holdings in a particular security,  the  seven-day  restriction  is not  applicable  to an
               Access Person's transactions in that security.

               Approved  Company  Rating  Changes.  A change in the rating of an approved  company as reported in the firm's Daily  Research  News has occurred within seven (7) calendar days immediately  prior to the date of the proposed transaction.  Accordingly, trading would not be permitted until the eighth (8) calendar day.

               Securities Subject to Internal Trading Restrictions. The security is  limited  or  restricted  by any of the Price  Advisers  as to purchase or sale by Access Persons.

If for  any  reason  an  Access  Person  has  not  received  a  requested  prior transaction clearance for a proposed securities transaction,  he or she must not communicate  this  information  to  another  person and must not cause any other person to enter into such a transaction.

Requests for  Reconsideration  of Prior  Transaction  Clearance  Denials.  If an
Access Person has not been granted a requested prior transaction  clearance,  he or she may  apply  to the  Chairperson  of the  Ethics  Committee  or his or her
designee for  reconsideration.  Such a request must be in writing and must fully describe the basis upon which the reconsideration is being requested. As part of the  reconsideration  process,  the  Chairperson  or his or  her  designee  will determine if any client of any of the Price Advisers may be disadvantaged by the proposed transaction by the Access Person. The factors the Chairperson or his or her designee may consider in making this determination include:

     o    the size of the proposed transaction;

     o    the nature of the proposed  transaction (i.e., buy or sell) and of any recent, current or pending client transactions;

     o    the trading volume of the security that is the subject of the proposed
          Access Person transaction;

                                      5-16

     o    the  existence of any current or pending order in the security for any client of a Price Adviser;

     o    the reason the Access  Person wants to trade (e.g.,  to provide  funds for the purchHase of a home); and

     o    the number of times the Access Person has requested prior  transaction clearance  for the  proposed  trade  and the  amount  of time  elapsed between each prior transaction clearance request.

TRANSACTION  CONFIRMATIONS AND PERIODIC ACCOUNT  STATEMENTS.  All Access Persons
(except the  independent  directors of the Price Funds) and  Non-Access  Persons must request  broker-dealers,  investment  advisers,  banks,  or other financial institutions  executing their  transactions to send a duplicate  confirmation or contract note with respect to each and every reportable  transaction,  including
Price Group stock,  and a copy of all  periodic  statements  for all  securities accounts in which the Access Person or  Non-Access  Person is considered to have beneficial ownership and/or control (see page 5-4 for a discussion of beneficial ownership and control concepts) to Compliance,  Legal Department, T. Rowe Price,
P.O. Box 17218, Baltimore, Maryland 21297-1218.

The independent  directors of Price Group, the Price Funds, and the Savings Bank
are subject to modified reporting requirements described at pp. 5-20 to 5-23.

If  transaction  or statement  information  is provided in a language other than
English,  the  employee  should  provide  a  translation  into  English  of  the documents.

NOTIFICATION  OF  SECURITIES  ACCOUNTS.  All  persons  (except  the  independent directors of the Price Funds) and all entities  subject to this  Statement  must give  notice  by email to the Code  Compliance  section  (email  address  "Legal
Compliance  Employee  Trading") before opening a securities  account with, or as soon as the person or entity subject to this Statement knows of the existence of an  account  with,  any  broker,  dealer,  investment  adviser,  bank,  or other financial institution, including TRP Brokerage.

The independent  directors of Price Group, the Price Funds, and the Savings Bank
are not subject to this requirement.

     New Personnel  Subject to the Code. A person  subject to the Code must give written  notice  as  directed  above of any  existing  securities  accounts maintained  with any  broker,  dealer,  investment  adviser,  bank or other financial institution within 10 business days of association with the firm.

     You do not have to report accounts at transfer  agents or similar  entities if the only securities in those accounts are variable insurance products or open-end mutual funds if these are the only types of securities that can be held or traded in the accounts.  If other securities can be held or traded, the  accounts  must be reported.  For example,  if you have an account at a transfer  agent that can only hold shares of a mutual  fund,  that  account does not have to be reported.  If, however, you have a brokerage account it must be reported even if the only securities currently held or traded in it are mutual funds.

                                      5-17

     Officers,  Directors and Registered Representatives of Investment Services.
     FINRA requires each associated person of T. Rowe Price Investment Services,
     Inc. to:

          o    Obtain approval for a securities account from Investment Services
               (whether the  registered  person is based in the United States or internationally);  the request for approval should be in writing, directed to the Code  Compliance  Section,  and submitted  before opening or placing the initial trade in the  securities  account;
               and

          o    If the securities  account is with a  broker/dealer,  provide the broker/dealer  with written notice of his or her association with
               Investment Services.

     Annual  Statement by Access Persons.  Each Access Person,  except an Access
     Person who is an  independent  director of the Price Funds,  must also file with the firm a statement  of his or her accounts as of year-end in January of the following year.

     Reminder. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the  securities)  or begin to direct trading of another's  securities,  then  the  associated  securities  accounts  become subject to the account reporting requirements.

PROCEDURES FOR REPORTING TRANSACTIONS.  The following requirements apply both to
Access Persons and Non-Access Persons except the independent  directors of Price
Group,  the Price  Funds and the  Savings  Bank,  who are  subject  to  modified reporting requirements:

     Report Form. If the executing firm provides a  confirmation,  contract note or similar document directly to the firm, you do not need to make a further report.  The date this document is received by the Code Compliance  Section will be  deemed  the date the  report  is  submitted  for  purposes  of SEC compliance.  The Code Compliance  Section must receive the  confirmation or similar  document  no  later  than 30 days  after  the end of the  calendar quarter  in which  the  transaction  occurred.  You must  report  all other transactions  on the form  designated "T. Rowe Price  Employee's  Report of
     Securities  Transactions,"  which is available on the firm's Intranet under the Tools menu on the TRP Exchange.

     What Information Is Required.  Each transaction  report must contain,  at a minimum,  the  following  information  about each  transaction  involving a reportable  security  in which you had,  or as a result of the  transaction acquired, any direct or indirect beneficial ownership:

          o    the date of the transaction
          o    the title of the security
          o    the ticker symbol or CUSIP number, as applicable
          o    the interest rate and maturity date, as applicable
          o    the number of shares, as applicable
          o    the principal  amount of each reportable  security  involved,  as applicable.
          o    the nature of the transaction (i.e.  purchase,  sale or any other type of acquisition or disposition)
          o    the price of the security at which the transaction was effected
          o    the name of the broker,  dealer or bank with or through which the transaction was effected; and
          o    the date you submit the report

                                      5-18

When  Reports are Due. You must report a  securities  transaction  (other than a transaction in a Reportable Fund or Section 529 College  Investment Plan [Access
Persons only] or a spousal  payroll  deduction  plan or a stock split or similar acquisition or  disposition)  within ten (10) business days after the trade date or  within  ten (10)  business  days  after  the date on which  you  first  gain knowledge  of the  transaction  (for  example,  a bequest)  if this is later.  A transaction  in a  Reportable  Fund,  a Section 529 College  Investment  Plan, a
spousal  payroll  deduction  plan or a stock  split or  similar  acquisition  or disposition  must be reported  within 30 days of the end of the quarter in which it occurred.

Access Person Reporting of Reportable  Funds and Section 529 College  Investment
Plan Interests  Held on a T. Rowe Price Platform or in a TRP Brokerage  account.
You are required to inform the Code Compliance  Section about  Reportable  Funds and/or Section 529 College Investment Plan interests (i.e., the Maryland College
Investment  Plan,  the T. Rowe Price  College  Savings Plan,  the  University of
Alaska College Savings Plan, and the John Hancock Freedom 529) held on a T. Rowe
Price Platform or in a TRP Brokerage  account.  See p. 5-12.  Once you have done this,  you do not have to report  any  transactions  in those  securities;  your transactions  and holdings  will be updated and reported  automatically  to Code
Compliance on a monthly  basis.  You should send an email to the Access  Persons
Legal Compliance  mailbox when you first purchase shares in a Reportable Fund or invest in Section 529 College  Investment  Plan Interests held on a T.Rowe Price
Platform  or in a  TRP  Brokerage  account  providing  the  account  number  and
Reportable Fund name, if applicable,  and the account registration to inform the
Code Compliance Section of new holdings.

Access Person Reporting of Reportable  Funds and Section 529 College  Investment
Plan  Interests  NOT Held on a T.  Rowe  Price  Platform  or in a TRP  Brokerage
Account.  You must notify the Code Compliance  Section of any Reportable Fund or
Section 529 College  Investment  Plan  interests  that you  beneficially  own or control that are held at any  intermediary,  including any  broker/dealer  other than TRP's Brokerage  Division.  This would include,  for example,  a Price Fund held in your spouse's  retirement  plan,  even if T. Rowe Price  Retirement Plan
Services,  Inc. acts as the  administrator  or  recordkeeper  of that plan.  Any transaction  in a  Reportable  Fund or in  interests  in a Section  529  College
Investment Plan must be reported by duplicate account  information sent directly by the  intermediary  to the Code  Compliance  Section or by the  Access  Person
directly  on the "T. Rowe Price  Employees  Report of  Securities  Transactions"
within 30 days of the end of the quarter in which the transaction occurred.

Reporting Certain Private Placement  Transactions.  If your investment  requires periodic  capital calls (e.g.,  in a limited  partnership)  you must report each capital call within ten (10) business days.  This is the case even if you are an
Access  Person  and  you  received  prior  transaction  clearance  for  a  total cumulative investment.

Reminder.  If you become the beneficial owner of another's  securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's
securities,   the  transactions  in  these  securities  become  subject  to  the transaction reporting requirements.

                                      5-19

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS.

     Transactions in Publicly Traded Securities.  An independent director of the
     Price Funds must report  transactions in  publicly-traded  securities where the  independent  director  controls or directs  such  transactions.  These reporting  requirements  apply to  transactions  the  independent  director effects for his or her own  beneficial  ownership as well as the beneficial ownership  of  others,  such  as  a  spouse  or  other  family  member.  An independent  director does not have to report  securities  transactions  in accounts  over which the  independent  director  has no direct or  indirect influence  or  control  (e.g.,  transactions  in an  account  managed by an investment professional pursuant to a discretionary agreement and where the independent director does not participate in the investment decisions).

     Transactions in Non-Publicly  Traded  Securities.  An independent  director does not have to report  transactions in securities which are not traded on an exchange or listed on NASDAQ  (i.e.,  non-publicly  traded  securities), unless  the  independent  director  knew,  or in  the  ordinary  course  of fulfilling  his  or  her  official  duties  as a  Price  Funds  independent director,  should  have known that  during  the 15-day  period  immediately before or after the independent director's transaction in such non-publicly traded security, a Price Adviser purchased,  sold or considered  purchasing or selling such security for a Price Fund or Price advisory client.

          Methods  of  Reporting.  An  independent  director  has the  option to satisfy his or her obligation to report transactions in securities via a Quarterly  Report or by arranging for the executing  brokers of such transactions to provide duplicate transaction  confirmations  directly to the Code Compliance Section.

               Quarterly Reports. If a Price Fund independent director elects to report his or her transactions  quarterly:  (1) a report for each securities  transaction  must be filed  with the Code  Compliance
               Section  no later  than  thirty  (30)  days  after the end of the calendar quarter in which the transaction was effected; and (2) a report  must be filed for each  quarter,  regardless  of  whether there have been any reportable transactions.  The Code Compliance
               Section will send to each independent director of the Price Funds who  chooses  to  report  transactions  on a  quarterly  basis  a reminder letter and reporting form  approximately ten days before the end of each calendar quarter.

               Duplicate Confirmation  Reporting. An independent director of the
               Price Funds may also instruct his or her broker to send duplicate transaction  information  (confirmations)  directly  to the  Code
               Compliance Section.  An independent  director who chooses to have his or her broker send duplicate account  information to the Code
               Compliance Section in lieu of directly reporting  broker-executed transactions must  nevertheless  continue to report in the normal way (i.e.,  Quarterly  Reports) any securities  transactions  for which a broker confirmation is not generated.

               Among the types of  transactions  that are  commonly not reported through  a  broker  confirmation  and  may  therefore  have to be reported directly to T. Rowe Price are:

               o    Exercise of Stock Option of Corporate Employer;

                                      5-20

               o    Inheritance of a Security;
               o    Gift of a Security; and
               o    Transactions in Certain Commodities Futures Contracts (e.g.,
                    financial indices).

          An   independent   director  of  the  Price  Funds  must  include  any
          transactions  listed  above,  as  applicable,  in his or her Quarterly
          Reports if not otherwise contained in a duplicate broker confirmation.
          The Code Compliance Section will send to each independent  director of the Price  Funds who  chooses to report  transactions  through  broker confirmations a reminder letter and reporting form  approximately  ten days before the end of each calendar quarter so that  transactions not reported by broker  confirmations  can be  reported  on the  reporting form.

Reporting of Officership,  Directorship, General Partnership or Other Managerial
Positions Apart from the Price Funds. An independent director of the Price Funds shall  report to the Code  Compliance  Section  any  officership,  directorship, general  partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than the Price Funds.

Reporting of Significant Ownership.

     Issuers (Other than Non-Public Investment Partnerships, Pools or Funds). If an independent  director of the Price Funds owns more than 1/2 of 1% of the total  outstanding  shares  of a public or  private  issuer  (other  than a
     non-public  investment   partnership,   pool  or  fund),  he  or  she  must
     immediately  report  this  ownership  in  writing  to the  Code  Compliance
     Section,  providing  the name of the  issuer  and the  total  number of the issuer's shares beneficially owned.

     Non-Public  Investment  Partnerships,  Pools or  Funds.  If an  independent director of the Price Funds owns more than1/2of 1% of the total outstanding shares or units of a non-public investment  partnership,  pool or fund over which the  independent  director  exercises  control  or  influence,  or is informed of the investment  transactions  of that entity,  the  independent director  must  report  such  ownership  in writing to the Code  Compliance
     Section. For non-public investment  partnerships,  pools or funds where the independent  director  does not exercise  control or  influence  and is not informed of the investment  transactions  of such entity,  the  independent director  need not report such  ownership  to the Code  Compliance  Section unless and until such ownership exceeds 4% of the total outstanding  shares or units of the entity.

Investments  in Price  Group.  An  independent  director  of the Price  Funds is prohibited from owning the common stock or other securities of Price Group.

Investments in Non-Listed Securities Firms. An independent director of the Price
Funds may not  purchase or sell the shares of a  broker/dealer,  underwriter  or federally  registered  investment  adviser  unless  that  entity is traded on an exchange or listed on NASDAQ or the purchase or sale has otherwise been approved by the Price Fund Boards.

                                      5-21

Restrictions on Client Investment Partnerships.

     Co-Investing.  An independent  director of the Price Funds is not permitted to  co-invest  in  client  investment  partnerships  of Price  Group or its affiliates, such as Strategic Partners, Threshold, and Recovery.

     Direct  Investment.  An  independent  director  of the  Price  Funds is not permitted to invest as a limited partner in client investment  partnerships of Price Group or its affiliates.

Dealing with Clients. Aside from market transactions effected through securities exchanges  or via NASDAQ,  an  independent  director of the Price Funds may not, directly or  indirectly,  sell to or purchase from a client any  security.  This prohibition  does not  preclude  the  purchase  or  redemption  of shares of any open-end mutual fund that is a client of any of the Price Advisers.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE GROUP.

     Reporting of Personal Securities  Transactions.  An independent director of
     Price  Group is not  required  to  report  his or her  personal  securities transactions  (other than transactions in Price Group stock) as long as the independent  director does not obtain information about the Price Advisers'
     investment  research,   recommendations,  or  transactions.  However,  each
     independent  director of Price Group is  reminded  that  changes to certain information  reported by the respective  independent director in the Annual
     Questionnaire  for  Independent  Directors  are  required to be reported to
     Corporate  Records in  Baltimore  (e.g.,  changes in  holdings  of stock of financial institutions or financial institution holding companies).

     Reporting  of  Officership,  Directorship,  General  Partnership  or  Other
     Managerial  Positions  Apart from Price Group.  An independent  director of
     Price Group shall report to the Code  Compliance  Section any  officership, directorship,  general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than Price
     Group.

Reporting of Significant Ownership.

     Issuers (Other than Non-Public Investment Partnerships, Pools or Funds). If an  independent  director  of Price  Group  owns more than 1/2 of 1% of the total  outstanding  shares  of a public or  private  issuer  (other  than a
     non-public  investment   partnership,   pool  or  fund),  he  or  she  must
     immediately  report  this  ownership  in  writing  to the  Code  Compliance
     Section,  providing  the name of the  issuer  and the  total  number of the issuer's shares beneficially owned.

     Non-Public  Investment  Partnerships,  Pools or  Funds.  If an  independent director of Price  Group owns more  than1/2of  1% of the total  outstanding shares or units of a non-public investment  partnership,  pool or fund over which the  independent  director  exercises  control  or  influence,  or is informed of the investment  transactions  of that entity,  the  independent director  must  report  such  ownership  in writing to the Code  Compliance
     Section. For non-public investment  partnerships,  pools or funds where the independent  director  does not exercise  control or  influence  and is not informed of the investment  transactions  of such entity,  the  independent director  need not report such  ownership  to the Code  Compliance  Section unless and until such ownership exceeds 4% of the total outstanding  shares or units of the entity.

                                      5-22

TRANSACTION REPORTING  REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE SAVINGS
BANK. The  independent  directors of the Savings Bank are not required to report their personal  securities  transactions (other than transactions in Price Group stock) as long as they do not  obtain  information  about  the  Price  Advisers'
investment research,  recommendations,  or transactions,  other than information obtained  because  the  Savings  Bank is a  client  of one or more of the  Price
Advisers.  In  addition,  the  independent  directors of the Savings Bank may be required to report other personal  securities  transactions  and/or  holdings as specifically  requested from time to time by the Savings Bank in accordance with regulatory or examination requirements.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The  following  rules  apply  to all  Access  Persons,  except  the  independent directors of the Price Funds, and to all Non-Access Persons:

     Dealing  with  Clients.  Access  Persons  and  Non-Access  Persons may not,
     directly or  indirectly,  sell to or purchase  from a client any  security.
     Market  transactions are not subject to this restriction.  This prohibition does not  preclude  the  purchase or  redemption  of shares of any open-end mutual  fund  that is a client of any of the  Price  Advisers  and does not apply to transactions  in a spousal  employer-sponsored  payroll  deduction plan or spousal employer-sponsored stock option plan.

     Investment  Clubs.  These  restrictions  vary  depending  upon the person's status, as follows:

          Non-Access  Persons.  A Non-Access Person may form or participate in a stock or investment  club without prior clearance from the Chairperson
          of  the   Ethics   Committee   (U.S.-based   personnel)   or  the  TRP
          International   Compliance  Team   (international   personnel).   Only
          transactions  in Price Group  stock are  subject to prior  transaction clearance.  Club  transactions must be reported just as the Non-Access
          Person's individual trades are reported.

          Access  Persons.  An Access  Person may not form or  participate  in a stock or  investment  club unless  prior  written  clearance  has been obtained  from the  Chairperson  of the Ethics  Committee  (U.S.-based personnel) or the TRP  International  Compliance  Team  (international personnel). Generally, transactions by such a stock or investment club in which an Access  Person has  beneficial  ownership  or control  are
          subject  to  the  same  prior  transaction   clearance  and  reporting
          requirements  applicable to an individual Access Person's trades.  If, however,  the Access Person has beneficial  ownership solely by virtue of his or her spouse's participation in the club and has no investment control  or input  into  decisions  regarding  the  club's  securities transactions,  the  Chairperson  of the  Ethics  Committee  or the TRP
          International Compliance Team may, as appropriate as part of the prior clearance  process,  require the prior transaction  clearance of Price
          Group stock transactions only.

                                      5-23

          Margin Accounts.  While margin accounts are discouraged,  you may open and maintain margin  accounts for the purchase of securities  provided such  accounts  are with  firms  with  which  you  maintain  a regular securities account relationship.

          Trading  Activity.  You are discouraged  from engaging in a pattern of securities transactions that either:

               o    is so  excessively  frequent as to  potentially  impact your ability to carry out your assigned responsibilities, or

               o    involves securities  positions that are  disproportionate to your net assets.

          At the discretion of the Chairperson of the Ethics Committee,  written notification  of  excessive  trading  may be  sent to you  and/or  the appropriate  supervisor if ten or more reportable trades occur in your account(s)  in a month,  or if  circumstances  otherwise  warrant this action.

The  following  rules apply only to Access  Persons  other than the  independent directors of the Price Funds:

          Large   Issuer/Volume   Transactions.   Although   subject   to  prior
          transaction  clearance,  transactions  involving securities of certain large  issuers or of issuers  with high  trading  volumes,  within the parameters  set by the  Ethics  Committee  (the  "Large  Issuer/Volume
          List"), will be permitted under normal circumstances, as follows:

          Transactions  involving no more than U.S.  $30,000 (all amounts are in
          U.S.  dollars)  or the  nearest  round lot (even if the  amount of the transaction  marginally  exceeds  $30,000)  per security per seven (7)
          calendar day period in securities of:

               o    issuers with market  capitalizations  of $5 billion or more,
                    or

               o    U.S.  issuers with an average daily trading volume in excess of 500,000 shares over the preceding 90 calendar days

          are usually  permitted,  unless the rating on the security as reported in the  firm's  Daily  Research  News has been  changed  to a 1 or a 5 within the seven (7) calendar  days  immediately  prior to the date of the proposed transaction.

          These  parameters  are subject to change by the Ethics  Committee.  An
          Access Person should be aware that if prior  transaction  clearance is granted  for a  specific  number  of  shares  lower  than  the  number requested,  he or she may not be able to receive  permission to buy or sell  additional  shares of the issuer for the next seven (7) calendar days.

          If you  believe one or both of these  criteria  should be applied to a
          non-U.S. issuer, you should contact the Code Compliance Section or the
          TRP International Compliance Team, as appropriate. When contacted, the
          TRP International Compliance Team will coordinate the process with the
          Code Compliance Section.

                                      5-24

          Transactions Involving Options on Large Issuer/Volume List Securities.
          Access  Persons  may  not  purchase  uncovered  put  options  or  sell uncovered call options unless  otherwise  permitted under the "Options and Futures" discussion below. Otherwise, in the case of options on an individual security on the Large Issuer/Volume List (if it has not had a prohibited rating change), an Access Person may trade the greater of
          5 contracts or sufficient  option  contracts to control $30,000 in the underlying security;  thus an Access Person may trade 5 contracts even if this permits the Access  Person to control more than $30,000 in the underlying security.  Similarly, the Access Person may trade more than
          5 contracts as long as the number of contracts  does not permit him or her to control more than $30,000 in the underlying security.

          Transactions Involving  Exchange-Traded Index Options.  Generally,  an
          Access  Person may trade the  greater  of 5  contracts  or  sufficient contracts to control  $30,000 in the  underlying  securities;  thus an
          Access  Person may trade 5 contracts  even if this  permits the Access
          Person to  control  more than  $30,000 in the  underlying  securities.
          Similarly,  the Access  Person may trade more than 5 contracts as long as the number of contracts  does not permit him or her to control more than  $30,000  in the  underlying  securities.  These  parameters  are subject to change by the Ethics Committee.

          Please note that an option on a Unit Investment Trust (e.g.,  QQQQ) is not an  exchange-traded  index  option  and does not fall  under  this provision. See the discussion under General Information on Options and
          Futures below.

          Client Limit Orders.  Although subject to prior transaction clearance, an Access Person's  proposed trade in a security is usually  permitted even if a limit  order  has been  entered  for a  client  for the same security, if:

               o    The Access Person's trade will be entered as a market order;
                    and

               o    The client's limit order is 10% or more away from the market at the time the Access  Person  requests  prior  transaction clearance.

          Japanese New Issues. All Access Persons are prohibited from purchasing a security which is the subject of an IPO in Japan.

General  Information  on Options and Futures (Other than Exchange - Traded Index
Options).  If a transaction in the underlying  instrument does not require prior transaction  clearance (e.g., National Government  Obligations,  Unit Investment
Trusts),  then an options or futures  transaction on the  underlying  instrument does not require prior transaction  clearance.  However, all options and futures transactions,  except the commodity futures transactions described on page 5-10, must be reported even if a transaction  in the underlying  instrument  would not have  to be  reported  (e.g.,  U.S.  Government  Obligations).  Transactions  in
publicly  traded  options on Price  Group stock are not  permitted.  See p. 5-7.
Please consult the specific  discussion on Exchange - Traded Index Options above for transactions in those securities.  Please note that Contracts for Difference are treated under this  Statement in the same manner as call options,  and, as a result, are subject to the 60-Day Rule.

                                      5-25

       Before engaging in options and futures transactions, Access Persons should understand the impact that the 60-Day Rule and intervening client transactions may have upon their ability to close out a position with a profit (see page 5-27).

     Options  and Futures on  Securities  and Indices Not Held by Clients of the
     Price  Advisers.  There are no specific  restrictions  with  respect to the purchase,  sale or  writing of put or call  options or any other  option or futures activity,  such as multiple writings,  spreads and straddles,  on a security  (and  options or futures on such  security)  or index that is not held by any of the Price Advisers' clients.

     Options on Securities Held by Clients of the Price  Advisers.  With respect to  options  on  securities  of  companies  which  are held by any of Price
     Advisers' clients, it is the firm's policy that an Access Person should not profit from a price  decline of a security  owned by a client (other than a
     "pure" Index account).  Therefore,  an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put  options.  An Access  Person may not  purchase  uncovered  put options  or  sell  uncovered  call  options,  even  if  the  issuer  of the underlying  securities is included on the Large  Issuer/Volume List, unless purchased in connection  with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase,  sale and exercise of options are subject to the same restrictions as those set forth with respect to securities,  i.e., the option should be treated as if it were the common stock itself.

     Other Options and Futures Held by Clients of the Price Advisers.  Any other
     option  or  futures   transaction  with  respect  to  domestic  or  foreign
     securities  held by any of the Price  Advisers'  clients will receive prior transaction  clearance if  appropriate  after due  consideration  is given, based  on the  particular  facts  presented,  as to  whether  the  proposed transaction or series of transactions  might appear to or actually create a conflict with the  interests of any of the Price  Advisers'  clients.  Such transactions  include  transactions  in  futures  and  options  on  futures involving financial instruments regulated solely by the CFTC.

     Closing or  Exercising  Option  Positions.  A  transaction  initiated by an
     Access Person to exercise an option or to close an option  transaction must
     also  receive  prior  transaction  clearance.   If  an  intervening  client
     transaction in the underlying  security has occurred since the position was opened,  the Access  Person may not receive  prior  clearance to initiate a transaction  to  exercise  the  option  or to close  out the  position,  as applicable.  The sale of an option by an Access  Person must receive  prior clearance, which also covers the exercise of that option against the Access
     Person, if one occurs.

Short Sales. Short sales by Access Persons are subject to prior clearance unless the security  itself does not otherwise  require prior  clearance.  In addition,
Access  Persons may not sell any security  short which is owned by any client of one of the  Price  Advisers  unless a  transaction  in that  security  would not require prior clearance. Short sales of Price Group stock are not permitted. All short sales are subject to the 60-Day Rule described below.

                                      5-26

The 60-Day Rule.  Access Persons are prohibited from profiting from the purchase
and  sale  or  sale  and  purchase   (e.g.,   short  sales  and  certain  option
transactions) of the same (or equivalent) securities within 60 calendar days. An
"equivalent" security means any option,  warrant,  convertible  security,  stock appreciation right, or similar right with an exercise or conversion privilege at a price  related to the subject  security,  or similar  securities  with a value derived from the value of the subject  security.  Thus,  for  example,  the rule prohibits  options  transactions on or short sales of a security that may result in a gain  within  60  days  of the  purchase  of the  underlying  security.  In addition,  the rule applies  regardless of the Access Person's other holdings of the same  security  or whether the Access  Person has split his or her  holdings into tax lots. For example,  if an Access Person buys 100 shares of XYZ stock on
March 1, 2003 and another 100 shares of XYZ stock on November  27,  2007,  he or she may not sell any  shares  of XYZ  stock  at a profit  for 60 days  following
November 27, 2007.

Similarly,  an Access Person must own the  underlying  security for more than 60 days before entering into any options transaction on that security.

The 60-Day Rule  "clock"  restarts  each time the Access  Person  trades in that security.

The  closing  of a  position  in an option or  Contract  for  Difference  on any security  other  than an index will  result in a 60-Day  Rule  violation  if the position was opened within the 60-day window and the closing transaction results in a gain. Multiple positions will not be netted to determine an overall gain or loss in options on the same underlying security expiring on the same day.

The 60-Day Rule does not apply to:

     o    any  transaction  by a Non-Access  Person other than  transactions  in
          Price Group stock not excluded below;

     o    any  transaction  which  because  of its  nature or the  nature of the security involved does not require prior transaction  clearance (e.g., if an Access Person  inherits a security,  a transaction  that did not require  prior  transaction  clearance,  then he or she may  sell  the security  inherited  at a  profit  within  60  calendar  days  of  its acquisition;  other  examples  include the  purchase or sale of a unit investment  trust,  including  SPYDER  and  QQQQ,  the  exercise  of a corporate  stock  option by an Access  Person's  spouse,  or  pro-rata distributions; see pp. 5-9; 5-10; 5-11);

     o    the purchase and sale or sale and  purchase of  exchange-traded  index options;

     o    any  transaction in Price Group stock effected  through the ESPP (note that the 60-Day Rule does apply to shares  transferred out of the ESPP to a securities account; generally,  however, an employee remaining in the ESPP may not  transfer  shares  held  less than 60 days out of the
          ESPP);

     o    the exercise of "company-granted" Price Group stock options or receipt of Price Group shares through  Company-based awards and the subsequent sale of the derivative shares; and

     o    any  purchase  of Price Group stock  through an  established  dividend reinvestment plan.

                                      5-27

          Prior  transaction  clearance  procedures do not check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible  for  checking  their  compliance  with this  rule  before entering a trade.  If you have any  questions  about whether this Rule will be triggered by a proposed  transaction,  you should  contact the
          Code  Compliance  Section  or the TRP  International  Compliance  Team
          before requesting prior transaction clearance for the proposed trade.

          Access  Persons  may  request in writing  an  interpretation  from the
          Chairperson  of the Ethics  Committee  that the 60-Day Rule should not apply to a specific transaction or transactions.

Expanded Holding Period Requirement for Employees in Japan.  Securities owned by
Staff employed by the Tokyo branch of T. Rowe Price Global Services  Limited may be subject to a longer  holding  period than 60 days.  If you have any questions about this  restriction,  you should  contact the TRP  International  Compliance
Team.

Investments in Non-Listed  Securities Firms.  Access Persons may not purchase or sell  the  shares  of  a  broker/dealer,  underwriter  or  federally  registered investment  adviser  unless  that entity is traded on an exchange or listed as a
NASDAQ stock or prior transaction clearance is given under the private placement procedures (see p. 5-14).

REPORTING OF ONE - HALF OF ONE PERCENT OWNERSHIP.  If an employee owns more than
1/2 of 1% of the total outstanding shares of a public or private company,  he or she must  immediately  report  this in writing to the Code  Compliance  Section, providing the name of the company and the total number of such company's  shares beneficially owned.

GAMBLING RELATED TO THE SECURITIES MARKETS.  All persons subject to the Code are prohibited from wagering,  betting or gambling related to individual securities, securities  indices,  currency  spreads,  or other similar  financial indices or instruments.  This prohibition applies to wagers placed through casinos, betting parlors or internet  gambling  sites and is  applicable  regardless of where the activity is initiated (e.g., home or firm computer or telephone).  This specific prohibition  does not  restrict  the  purchase or sale of  securities  through a securities  account  reporting  to the  Code  Compliance  Section  even if these transactions are effected with a speculative investment objective.

INITIAL  DISCLOSURE  OF PERSONAL  SECURITIES  HOLDINGS BY ACCESS  PERSONS.  Upon
commencement of employment,  appointment or promotion (no later than 10 calendar days  after the  starting  date),  each  Access  Person,  except an  independent director of the Price Funds,  is required by United  States  securities  laws to disclose  in  writing  all  current  securities  holdings  in which he or she is considered  to  have  beneficial  ownership  or  control  ("Securities  Holdings
Report") (see page 5-5 for definition of the term Beneficial  Owner) and provide or reconfirm the information regarding all of his or her securities accounts.

The form to  provide  the  Securities  Holdings  Report  will be  provided  upon commencement of employment,  appointment, promotion, or designation as an Access
Person,  and should be submitted to the Code Compliance  Section.  It is sent by email from the Access Persons mailbox.

SEC rules require that each Securities Holding Report contain, at a minimum, the following information:

                                      5-28

     o    securities title

     o    securities type

     o    exchange ticker number or CUSIP number, as applicable

     o    number of shares or principal amount of each reportable  securities in which  the  Access  Person  has  any  direct  or  indirect  beneficial ownership

     o    the name of any  broker,  dealer or both with which the Access  Person maintains an account in which any  securities  are held for the Access
          Person's direct or indirect benefit; and

     o    the date the Access Person submits the Securities Holding Report.

The information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Each Access
Person,  except an independent  director of the Price Funds, is also required to file a "Personal  Securities  Report,"  consisting  of a  Statement  of Personal
Securities  Holdings and a Securities  Account  Verification  Form Report, on an
annual basis. The Personal  Securities Report must be as of year end and must be filed with the firm by the date it specifies.  The Chief  Compliance  Officer or his or her designee reviews all Personal Securities Reports.

ADDITIONAL  DISCLOSURE  OF OPEN-END  INVESTMENT  COMPANY  HOLDINGS BY INVESTMENT
PERSONNEL.  If a person has been  designated  "Investment  Personnel," he or she must report with the initial and annual Securities  Holdings Report a listing of shares of all open-end investment companies (except money market funds), whether registered under the Investment Company Act or sold in jurisdictions outside the
United  States,  that  the  Investment  Personnel  either  beneficially  owns or controls. If an Access Person becomes Investment Personnel,  he or she must file a supplement  to his or her existing  Securities  Holdings  Report within thirty
(30) days of the date of this designation change, listing all shares of open-end investment  companies  (except money market  funds) that he or she  beneficially owns or controls.  Previously  disclosed  ownership of Reportable Funds does not have to be reported again in this disclosure.

CONFIDENTIALITY  OF  RECORDS.  Price  Group  makes  every  effort to protect the privacy of all persons and entities in connection with their Securities Holdings
Reports, Reports of Securities Transactions, Reports of Securities Accounts, and
Personal Securities Reports.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic  provision of employment or other  association  with Price Group and the
Price Funds.  The Ethics  Committee,  the Code Compliance  Section,  and the TRP
International  Compliance Team are primarily  responsible for administering this
Statement. In fulfilling this function, the Ethics Committee will institute such procedures  as it deems  reasonably  necessary  to  monitor  each  person's  and entity's  compliance  with this  Statement  and to otherwise  prevent and detect violations.

                                      5-29

     Violations by Access Persons,  Non-Access Persons and Independent Directors
     of Price Group or the Savings Bank. Upon  discovering a material  violation of this  Statement  by any  person  or  entity  other  than an  independent director of a Price Fund,  the Ethics  Committee will impose such sanctions as it deems appropriate and as are approved by the Management  Committee or the Board of  Directors  including,  inter  alia,  a letter of  censure  or suspension,  a fine, a suspension of trading  privileges or  termination of employment and/or  officership of the violator.  In addition,  the violator may be required to surrender to Price Group,  or to the party or parties it may  designate,  any  profit  realized  from  any  transaction  that  is in violation of this  Statement.  All material  violations  of this  Statement shall be reported to the Board of Directors of Price Group and to the Board
     of  Directors  of any Price  Fund with  respect  to whose  securities  such violations may have been involved.

     Violations  by  Independent  Directors of Price Funds.  Upon  discovering a material violation of this Statement by an independent  director of a Price
     Fund,  the Ethics  Committee  shall  report such  violation to the Board on which the director serves.  The Price Fund Board will impose such sanctions as it deems appropriate.

March, 2008

                                      5-30

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                         WITH RESPECT TO COMPLIANCE WITH
                          COPYRIGHT AND TRADEMARK LAWS

Purpose of Statement of Policy.  To protect the interests of Price Group and its personnel,  Price Group has adopted  this  Statement  of Policy with  Respect to
Compliance with Copyright and Trademark Laws  ("Statement") to: (1) describe the legal principles governing copyrights, trademarks, and service marks; (2) ensure that  Price  Group's  various  copyrights,  trademarks,  and  service  marks are protected  from  infringement;  and,  (3)  prevent  Price  Group from  violating intellectual  property  rights of  others.  Although  this  Statement  primarily describes  the  requirements  of United States law, it is important to note that many nations have laws in this area.

Definition of Copyright

In order to protect authors and owners of books,  articles,  drawings,  designs, business  logos,  music,  videos,  electronic  media,  or computer  programs and software,  the U.S. Copyright Law makes it a crime to reproduce,  in any manner, any copyrighted material without the express written permission of the copyright owner.  Under current law, all original  works are  copyrighted at the moment of creation;  it is  no  longer  necessary  to  officially  register  a  copyright.
Copyright  infringements  may result in judgments of actual damages  (i.e.,  the cost of  additional  subscriptions,  attorneys  fees and court costs) as well as statutory damages,  which can range from $750 to $30,000 per infringement plus a potential of $150,000 per infringement for willful infringement.

Reproduction  of Articles  and  Similar  Materials  for  Internal  and  External
Distribution.  In general,  the  unauthorized  reproduction  and distribution of copyrighted  material is a U.S. and state crime.  This includes  downloading  or copying  information  from an  Internet  website  or any  fee-paid  subscription publication  services.  Copyrighted  material may not be reproduced  without the express written  permission of the copyright owner (a sample Permission  Request
Letter is available  from the Legal  Department).  An exception to the copyright law  is the  "fair  use"  doctrine,  which  allows  reproduction  for  scholarly purposes,  criticism, or commentary. This exception ordinarily does not apply in a  business  environment.  Thus,  personnel  wishing  to  reproduce  copyrighted material for internal or external  distribution  must obtain written  permission from the author or publisher.

It  is  your  responsibility  to  obtain  permission  to  reproduce  copyrighted material.  The  permission  must  be in  writing  and  forwarded  to  the  Legal
Department.  If the  publisher  will  not  grant  permission  to  reproduce  the copyrighted  material,  then the  requestor  must purchase from the publisher or owner  either  additional  subscriptions  or copies of the work or refrain  from using it. The original article or periodical may be circulated as an alternative to purchasing  additional  copies.  If the work in question is accessible via an
Internet web site, the web site address may be circulated in order for others to publicly view the information.

     o    For works  published  after January 1st 1978,  copyrights last for the life of the  author  or owner  plus 70 years or up to 120  years  from creation.

     o    The electronic  transmission  of  copyrighted  works can constitute an infringement.

                                   6-1

     o    The United States Digital Millennium Copyright Act ("DMCA") makes it a violation to (i) alter or remove copyright notices, (ii) provide false
          copyright  notices,   or  (iii)  distribute  works  knowing  that  the
          copyright notice has been removed or altered.

     o    Derivative Works - a derivative work is a new work created based on an original  work.  Only  the  owner  of a  copyright  has the  right  to authorize someone else to create a new version of the original work.

     o    Subscription  Agreements for on-line publications typically only grant permission for the licensee to make a single copy. Permission from the copyright owner must be granted in order to make additional copies.

Personal Computer Software Programs.  Software products and on-line  information services  purchased  for use on Price Group's  personal  computers are generally copyrighted material and may not be reproduced or transferred without the proper authorization  from the  software  vendor.  See the T. Rowe  Price  Group,  Inc.
Statement  of Policy With Respect to Computer  Security  and Related  Issues for
more information.

Definition of Trademark and Service Mark

     Trademark.  A trademark is either a word,  phrase or design, or combination of words, phrases,  symbols or designs,  which identifies and distinguishes the source of the goods or services of one party from those of others.  For example, Kleenex is a trademark for facial tissues.

     Service  Mark.  A service  mark is the same as a  trademark  except that it identifies and distinguishes the source of a service rather than a product.
     For example,  "Invest With Confidence" is a registered  service mark, which identifies  and  distinguishes  the services  offered by Price Group or its affiliates.

     Normally,  a mark for goods  appears on the  product  or on its  packaging, while a service mark appears in advertising for the services.

Use of the "TM", "SM" and(R)

Anyone who claims  rights in a mark may use the TM  (trademark)  or SM  (service mark)  designation  with the mark to alert the  public to the  claim.  It is not necessary to have a federal registration,  or even a pending application, to use these  designations.  The  claim  may or  may  not be  valid.  The  registration symbol,(R),  may only be used when the mark is registered with the United States
Patent  and  Trademark  Office  ("PTO")  or a Foreign  Trademark  Office.  It is
improper to use this symbol at any point  before the  registration  issues.  The symbols are not considered part of the mark.

It is  important to  recognize  that many nations have laws in this area.  It is important to contact the Legal Department before using a mark in any country.

Registered  Trademarks  and Service  Marks.  Once Price Group has  registered  a trademark or service mark with the PTO or a Foreign Trademark Office, it has the exclusive  right to use that mark.  In order to preserve  rights to a registered trademark  or service  mark,  Price Group must (1) use the mark on a  continuous basis and in a manner consistent with the Certificate of Registration; (2) place the registration  symbol,(R)(pound)next  to the mark in all publicly distributed media; and (3) take action against any party infringing upon the mark.

                                      6-2

Establishing  a  Trademark  or  Service  Mark.  The  Legal  Department  has  the
responsibility  to register and maintain all  trademarks  and service  marks and protect  them  against  any  infringement.  If Price  Group  wishes to utilize a particular  word,  phrase,  or symbol,  logo or design as a trademark or service mark, the Legal  Department  must be notified in advance so that a search may be conducted to determine if the proposed mark has already been registered or is in use by another entity. Until clearance is obtained from the Legal Department, no new mark should be used.  This  procedure  has been adopted to ensure that Price
Group does not unknowingly  infringe upon another  company's  trademark.  Once a proposed  mark is cleared for use and Price  wishes to use the mark,  it must be accompanied by the abbreviations "TM" or "SM" as appropriate,  until it has been registered.  All trademarks and service marks that have been registered with the
PTO or a Foreign  Trademark Office,  must be accompanied by an  encircled(R)when used in any public  document.  These symbols need only accompany the mark in the first or most prominent place it is used in each public document. Subsequent use of the same  trademark  or service  mark in such  material  would not need to be marked.  The Legal  Department  maintains a written summary of all Price Group's registered  and pending  trademarks  and service  marks,  which is posted on the firm's  intranet under  Corporate/Legal/Trademarks  and Service Marks of T. Rowe
Price Group, Inc. If you have any questions  regarding the status of a trademark or service mark, you should contact the Legal Department.

Infringement  of Price  Group's  Registered  Marks.  If you notice that  another entity is using a mark  similar  to one that  Price  Group has  registered,  you should notify the Legal Department immediately to that appropriate action can be taken to protect Price Group's interests in the mark.

March, 2008

                                      6-3

                            T. ROWE PRICE GROUP, INC.
                       STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF  STATEMENT  OF POLICY.  The  central  and  critical  role of computer systems in our firm's  operations  underscores  the  importance  of ensuring the integrity of these systems. The data stored on our firm's computers,  as well as the specialized  software programs and systems developed for the firm's use, are extremely valuable assets and highly confidential.

This Statement of Policy ("Statement")  establishes an acceptable use policy for all Price Group  Associates and all other  individuals  with Price Group systems
access.   Contact  Enterprise  Security  regarding   additional  or  new  policy
determinations  that may be relevant  for  specific  situations  and for current policy concerning  systems and network  security,  system  development,  and new technologies.

The Statement has been designed to:

     o    prevent  the  unauthorized  use of or  access to our  firm's  computer
          Systems as defined below;

     o    prevent breaches in computer security;

     o    support a quality Systems user environment;

     o    maintain the integrity of confidential information;

     o    protect customer information; and

     o    prevent the  introduction of malicious  software into our Systems that could imperil the firm's operations.

In addition,  the Statement  describes  various  issues that arise in connection with the application of United States Copyright Law to computer software.

Any material violation of this Statement may lead to disciplinary  sanctions, up to and including  dismissal of individuals  involved.  Additionally,  actions in violation of this Statement may constitute a crime under applicable laws.

T. ROWE PRICE SYSTEMS AND INFORMATION.  Systems  activities and information will be referred to  collectively  in this  Statement as the  "Systems."  The Systems include  all  hardware,  software,  operating  systems,  and  network  resources involved  in  the  business  of T.  Rowe  Price;  all  information  transmitted, received,  logged or stored  through the Systems  including  email,  voice mail, messaging,  and online  facsimiles;  and all back-ups  and records  retained for regulatory or other purposes  including all portable and fixed storage media and locations for storage.

The  Systems  also  include  the use of  computer  access,  data,  services  and equipment  provided by T. Rowe Price including any access to the Internet or via
Internet  resources  (including,  but not limited to, email,  instant messaging, remote FTP,  Telnet,  World Wide Web, remote  administration,  secure shell, and using IP  tunneling  software  to  remotely  control  Internet  servers),  voice messaging,  and email  use;  access  to and use of  commercial  and  specialized software  programs and systems  licensed or developed for the firm's use; access to and use of customer and T. Rowe Price  business  data;  use of and data on T.
Rowe Price desktop and portable  computers,  and other mobile devices  including
Blackberry  devices,  PDAs, and cell phones.  Use, access, or storage of data on non-T.  Rowe Price or personally  owned equipment  (including but not limited to personally owned or "home" equipment, hotel or business center-supplied devices, and  conference  supplied or  internet  cafe  terminals)  used for T. Rowe Price business  purposes  is  included  in the  definition  of Systems  insofar as the requirements to protect the privacy,  integrity and  confidentiality  of T. Rowe
Price or T. Rowe Price customer information is concerned.

                                      7-1

Any new device,  application or methodology  offered by T. Rowe Price subsequent to the date of this version of this Statement, or that comes into common use for business  purposes,  is also  covered  under  this  definition  of T. Rowe Price
Systems and Information.

UNDERSTANDING  REGARDING  CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION.
Systems activities and information stored on our firm's computers may be subject to  monitoring  by firm  personnel  or  others.  Any new  technologies,  whether introduced by Price Group or  instigated by the Associate  (see the Portable and
Personal Computer  Equipment and Hardware section below), may also be monitored.
All such  information,  including  messages  on the firm's  email,  voice  mail, messaging,  and online facsimile  systems,  are records of the firm and the sole property  of the firm.  The firm  reserves  the right to  monitor,  access,  and disclose for any purpose all information, including all messages sent, received, or stored through the Systems.

The use of the firm's  computer  systems is intended for the transaction of firm business and is for authorized users only.  Associates should limit any personal use. All firm policies  apply to the use of the Systems.  See the Code of Ethics and Conduct and pertinent Human Resources handbooks and guidelines.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information, by the firm. You do not have any  expectation of privacy in connection  with the use of the Systems,  or with the transmission,  receipt, or storage of information in the Systems. You should be aware that some telephone  calls within the firm are made on recorded  lines.
For  example,  calls to and from the  Corporate  Action  group are  recorded and retained.

Information entered into our firm's computers but later deleted from the Systems may continue to be  maintained  permanently  on our firm's  back-up  tapes or in records retained for regulatory or other purposes.  You should take care so that you do not create documents or  communications  that might later be embarrassing to you or to our firm. This policy applies to all communications on the Systems.

PRIVACY AND  PROTECTION OF DATA AND COMPUTER  RESOURCES.  The protection of firm information  and the  maintenance  of the privacy of corporate and customer data require  consistent  effort by each  individual  and involve many aspects of the work  environment.  Individuals who are users of computer and network  resources and those who work  within  the  Systems  areas  must bear in mind  privacy  and protection obligations. Therefore, data within the Price Group network should be considered  proprietary  and  confidential  and should be protected as such.  In addition, particular customer data, or the data of customers of certain business units,  may be required to be  specifically  protected as  prescribed by laws or regulatory  agency  requirements as further described in the Code's Statement of
Policies  and  Procedures  on Privacy.  Responsible  use of computer  access and equipment,  including  Internet and email use, as described in this Statement of
Policy with  Respect to Computer  Security  and Related  Issues,  is integral to protecting  data. In addition,  the  protection of data privacy must be observed during the design, development, maintenance, storage, handling, access, transfer and disposal phases of computer-related activities.

                                      7-2

It is the responsibility of every Associate and other person subject to the Code to protect sensitive and confidential  information while in use, while stored or in  transit.  Confidential  information  must  never  be  put on or  saved  to a computer,  network drive or storage device that can be accessed by those without authority to access that  information.  Confidential  or  sensitive  information should not be moved  from a secure  location  to an  insecure  location  for any reason or use.

In addition:

     o    It is firm policy not to  publicize  the  location of the Owings Mills
          Technology  Center.  The goal is to not link this  address to the main location of the firm's computer systems.  It is the  responsibility of all Associates and all other individuals to protect  information about the location of the  Technology  Center  whenever  possible.  Although there will be situations  where using the address is unavoidable,  use of the address is generally  not  necessary.  It should not be used on the Internet for any reason, business or personal.

     o    The  @troweprice.com  email  address  should be  treated as a business asset.  It should not be used for  situations not related to immediate business  responsibilities.  The email addresses of other  individuals
          working  at  the  firm  should  never  be  given  out  without   their
          permission.

SECURITY  ADMINISTRATION.  Enterprise  Security is responsible  for  identifying security needs and overseeing the  maintenance of computer  security,  including
Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of system is restricted to  authorized  users  who  need  access  in  order to  support  their  business activities.  All System and application  access must be requested on a "Security
Access Request"  ("SAR") form. The form is available on the Enterprise  Security intranet site.  Access  requests and changes must be approved by the appropriate supervisor or manager in the user's department or that  department's  designated
SAR approver  where one has been  appointed.  "Security  Access  Approvers"  are responsible  for ensuring that only required  access is approved and that access is reduced or removed when no longer needed.  "Security Access Approvers" can be held accountable for any access they approve. Non-employees are not permitted to be "Security Access Approvers."

Managers and supervisors are responsible for notifying Enterprise Security, in a timely manner, that an Associate or non-employee has terminated association with the firm,  so that access may be  suspended.  Managers and  supervisors  have an obligation  to  prevent  the  mis-use  or re-use  of  "User-IDs"  of  terminated
Associates and  non-employees.  If a non-employee is not currently  working on a
TRP  project for an amount of time - even though he or she is expected to return to that project at a later date - the User-ID  should be disabled,  although not deleted, until the non-employee returns to the project.

The Enterprise Security department has the authority, at its own discretion,  to disable any User- ID or other ID, that  appears to be dormant or  abandoned,  on any platform. Efforts will be made to contact presumed owners of these IDs, but, in the absence of an identifiable  owner,  IDs may be disabled as part of system or vulnerability management processes.

                                      7-3

AUTHORIZED  APPLICATION  OWNERS.  Additional  approval may be required  from the
"Owner"  of  some  applications  or  data.  The  Owner  is the  employee  who is responsible  for  making  judgements  and  decisions  on behalf of the firm with regard to the  application  or data,  including  the authority to decide who may have access.  Secondary approval,  when required, is part of the Security Access
Request  process and access  cannot be  processed  until  secondary  approval is received.

Where applications or data are especially  sensitive,  confidential,  or involve
Nonpublic  Customer   Information,   authorized   application  owners  are  also
responsible for making  judgments as to whether the  applications or data should have additional security or approval processes.

USER-IDS,  PASSWORDS,  AND OTHER SECURITY  ISSUES.  Once a request for access is approved,  a unique  User-ID  will be  assigned  the user.  Each  User-ID  has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise  Security has the authority to determine the password policy.  Passwords should be of reasonable  complexity and uniqueness to prevent easy guessing;  employee IDs should not be used as the password and easily deducible  personal or family information should not be used for  passwords.  Passwords  should  expire on a schedule  approved by Enterprise
Security unless specific variance has been permitted.

User-IDs and  passwords  may not be shared with anyone else except under special circumstances and with the prior approval of Enterprise  Security.  Users can be held accountable for work performed with their User-IDs. Personal computers must not be left logged on and unattended. When leaving a logged-on machine, lock the
PC by pressing the CTRL,  ALT, DEL keys and  selecting  "Lock  Computer,"  or by setting a screen saver with password  protection.  Press CTRL, ALT, DEL and type in your password to unlock. System and application administrators are prohibited from altering security settings to their advantage, for the advantage of someone else, or for any other reason, without appropriate, documented instruction to do so, even though their administrative  privileges give them the ability to do so.
Pranks, jokes, or other actions that simulate or trigger a system security event such as, but not limited to, a computer virus are prohibited.  No one may engage in activities  that bypass or compromise  the integrity of security  features or change security settings locally or on the network.

EXTERNAL COMPUTER SYSTEMS.  Our data processing  environment  includes access to data stored not only on our firm's computers, but also on external systems, such as DST.  Although the security  practices  governing  these outside  systems are established by the providers of these external  systems,  requests for access to such systems should be directed to Enterprise  Security.  User-IDs and passwords to these systems must be kept confidential by the user.

PORTABLE AND PERSONAL COMPUTER  EQUIPMENT AND HARDWARE.  Price Group privacy and confidentiality  requirements  apply no matter how  information may be accessed, stored or  transmitted.  It must be assumed that  portable  computers  and other mobile computer  equipment (e.g.,  Blackberry  devices,  flash drives,  and cell phones) contain  information  that is sensitive.  Therefore,  portable  computer equipment should be encrypted if available or, at a minimum,  password protected with a frequently changed,  non-intuitive  password. They should be protected in transit  and either  kept with the user or  maintained  securely if not with the user.  Sensitive  information that is not currently needed should be removed and stored elsewhere.  Passwords and SecurId  cards/tokens should not be stored with the machine and information about accounts or passwords should not be maintained as a list on the device. In the event of loss or theft, the Enterprise Help Desk should be contacted  immediately to review with the individual whether there are any protective actions that need to be taken.

                                      7-4

Employees  should be aware that many  common  devices  like cell  phones and MP3 players  have  cameras  and  video  capabilities  that can  store and be used to misappropriate confidential or proprietary information.

Applications,  services,  or equipment (e.g.,  flash drives,  USBs) that connect with or interact with the Price Group network that are not provided or supported by Price Group are prohibited  except as provided  below for certain  personally owned PCs.  Damage to the Price Group network,  systems,  data, or reputation by use of any of these can  result in  disciplinary  action  to the  individual  or individuals  involved.  Areas  of  concern  include,  but  are not  limited  to, introducing a wireless  networking  connection  into the T. Rowe Price  network.
Violation of this policy is a great  potential risk to the T. Rowe Price network and any such unapproved wireless device will be disabled and confiscated.

Wireless access to the network is permitted only in limited  circumstances;  you must check the current  Security Policy  available on the intranet to see if the use contemplated is permitted. Where T. Rowe Price-approved or supplied wireless technology  is being used for PC's for external  use,  such as while  traveling, these PCs  should  only be  connected  in  accordance  with the  firm's  current wireless policy.  (See Enterprise  Security's  Wireless Policy on the Enterprise
Security intranet site).

Personally owned PCs used with T. Rowe Price approved access may be permitted if all of the conditions of access are followed.  Please review the Enterprise Help
Desk intranet site for current information.

ACCESS  TO THE  INTERNET  AND OTHER  ON-LINE  SERVICES.  Access to the  Internet
(including,  but not limited to, email,  instant messaging,  remote FTP, Telnet,
World Wide Web,  remote  administration,  secure  shell,  and using IP tunneling software  to  remotely  control  Internet  servers)  presents  special  security considerations  due to the world-wide  nature of the connection and the security weaknesses  present  in  Internet  protocols  and  services.  The firm  provides authorized individuals with access to Internet email and other Internet services
(such as the  World  Wide  Web)  through  a direct  connection  from the  firm's network.

Access to the Internet or Internet services from our firm's computers, including
the  firm's  email  system,  is  intended  for  legitimate   business  purposes;
individuals  should limit personal use.  Internet email access must be requested through  Enterprise  Security,  approved by the  individual's  supervisor  or an appropriate  T. Rowe Price  manager,  and provided  only  through  firm-approved connections.  All firm  policies  apply to the use of the  Internet  or Internet services.  See  the  Code  and  the  pertinent  Human  Resources  handbooks  and guidelines.  In addition to the  prohibition  on accessing  inappropriate  sites discussed below, the following policies apply:

     o    The use of Firm Systems is intended for legitimate  business  purposes and individuals should limit any personal use.

     o    You should not use firm's  Systems to create or forward  documents  or communications  that could be offensive to others or  embarrassing  to you or T. Rowe Price.

                                      7-5

     o    You  are  prohibited  from  using  firm  Systems  to  access  or  send inappropriate content, including, but not limited to adult or gambling internet sites or programs.

     o    In the event  that you  receive an email or other  communication  with
          inappropriate    content,   you   should   immediately   delete   such
          communication  and not forward it to others.  In the case of harassing or  threatening  communications,  you  should  provide a copy to Human
          Resources.

     o    You may not  download  anything for  installation  or storage onto the firm's  computers  for  personal  use  including,  but not limited to, music, games, or messaging and mail applications.

     o    You may not use the firm's  Systems or  hardware in any way that might pose a business  risk or customer  data privacy risk, or violate other laws, including U.S. Copyright laws.

     o    You may not spend  excessive time or use excessive  network  resources for personal purposes.

     o    You may not  engage  in  activities  that  bypass  or  compromise  the integrity  of  network  security  features  like  firewalls  or  virus scanners.

     o    No  Associate,  non-employee,  or vendor may contract for domain names for use by Price  Group or for the  benefit of Price  Group.  Internet domain names are assets of the firm and are purchased  and  maintained by Enterprise Security.

Please note that many  activities  other than those  mentioned may be prohibited because they pose a risk to the firm or its Systems and  Information.  Check the current Enterprise  Security intranet site and policy for further information or
contact   Enterprise   Security.   The  following  are  examples  of  prohibited
activities:

     Use  of  Internet.  In  accordance  with  firm  policies,  individuals  are prohibited from accessing inappropriate sites,  including,  but not limited to, adult and  gambling  sites.  Firm  personnel  monitor  Internet use for visits to inappropriate  sites and for inappropriate use. See p. 5-28 for a more detailed  discussion of the prohibitions of internet  gambling related to security markets.

     Accessing one's home or personal  account,  any personal email or messaging account,  or any account not provided or  authorized  by T. Rowe Price,  is prohibited  due to the risk of  virus  or  malicious  code  bypassing  firm protective methods.

     Dial-Out  Access.  Unauthorized  modems are not permitted.  Dial-out access that circumvents the Internet  firewall,  proxy server,  or  authentication mechanisms except by authorized personnel in the business of Price Group is prohibited.

     On-line  Services,   Web-based  Email,  and  Instant   Messaging.   Certain
     individuals  are given  special  TRP  accounts  to bypass the T. Rowe Price network and access  commercial  on-line service  providers or web email for the purpose of testing Price Group systems or products.  Otherwise,  use of email  services  not  provided  by T. Rowe Price is  prohibited  and use of instant  messaging ("IM") facilities for business purposes is restricted to authorized personnel only. Access to external IM must be requested on a SAR form and approval must be obtained  from the  appropriate  supervisor  with secondary approval by Legal. Access is only granted to one of the permitted
     IM service providers as determined by Legal and the Distributed  Processing
     Support Group ("DPSG"). Instant Message communications are archived if this is required to comply with  regulatory  requirements.  Questions  regarding
     Instant Messaging access should be directed to Enterprise Security.

                                       7-6

     Participation on Internet Discussion Sites. The internet has made available a variety  of  services  for  massive,  collaborative  public  comment  and response  including bulletin boards,  chat rooms,  social networking sites, web logs (blogs), pod casting, wikis, video sites, and many other services.
     Because  communications by our firm, or any individuals associated with it, about our firm,  its  clients  or  business  partners,  and its  investment services and products, are subject to United States, state,  international, and FINRA regulations, independent or unsupervised participation can result in serious securities violations.

     Certain designated  individuals have been authorized to monitor and respond to  inquiries  about our firm and its  investment  services and products or otherwise observe messages on such services. Any individual not within this special  group  should  contact the  appropriate  supervisor  and the Legal
     Department  before engaging in these activities.  Generally,  an individual must also receive the independent  authorization of one member of the Board of T. Rowe Price Investment Services,  Inc. before initiating or responding to a message on any of these services,  including  online bulletin  boards, chat services or similar services relating to the firm, a Price Fund or any investment  (including  publicly traded  securities) or Brokerage option or
     service.  This  policy  applies  if  the  individual   contributes  to  any
     discussion,  whether or not the  individual  intends to disclose his or her relationship  to the firm,  whether or not our firm sponsors the discussion service,  and whether or not the firm is the principal  focus of the venue.
     Employee  should  be aware  that it is  possible  for some  venue  hosts to determine the IP address of anyone observing  activity at that site even if the observer is not commenting.  If an employee has any questions about the advisability of visiting a specific site from a T. Rowe Price computer,  he or she should contact his or her supervisor or the Legal Department.

     There are times when  collaborative  discussion  services can facilitate or solve a problem,  for example with a systems technical issue or among users of a  vendor's  services.  With your  manager's  knowledge  of what will be
     discussed  and  his  or  her  approval  to   communicate  in  that  manner,
     participation  that does not violate the investment  industry  requirements may be  permissible.  Even where the content of the discussion is not about the firm,  its  clients or business  partners,  or  investment  services or products, information disclosed could be used to prepare a malicious attack or disclose something the firm does not wish to make public.

     Blogs,  social networking sites,  video sites,  online journals and similar services  allow an  individual  to post  commentary  over  time on either a specific topic or general information of interest to the writer.  Under the
     Code,  even  postings  not done on T. Rowe Price  Systems  could  result in discipline, including termination of employment, if the postings make false or defamatory statements about the firm, its employees,  its work products, business partners, or clients,  violate copyrights,  are illegal,  disclose trade secrets, or defames or invades the privacy of third parties.

                                      7-7

     Email Use.  Access to the firm's email  system is intended  for  legitimate business  purposes;  individuals  should limit any  personal  use. All firm policies apply to the use of email.  Firm personnel may monitor email usage for inappropriate use. If you have any questions regarding what constitutes inappropriate  use, you should discuss it first with your  supervisor or an appropriate  T. Rowe Price  manager,  who may refer the  question  to Human
     Resources.  Email services,  other than those provided or approved by Price
     Group,  may not be used  for  business  purposes.  In  addition,  accessing web-based  email  services  (such as AOL email or Hotmail)  not provided or approved by Price Group from firm  equipment for any reason could allow the introduction  of viruses or malicious  code into the network or lead to the compromise of confidential data and is therefore prohibited.

     Not Confidential. Email and Instant Messaging sent through the Internet are not secure and could be intercepted by a third party. Confidential and firm proprietary  information  should  not be  included  in such  communications unless specifically permitted by accepted business procedures.  When remote access to the firm's email  system,  or external  access to firm email,  is required,  the method provided by T. Rowe Price for secure access should be employed; at the time this version of this Statement was issued,  Microsoft
     Outlook Web Access  provides an encrypted mail session so that email is not in the clear over the Internet and is not passing through a non-Price Group email system.  Using Microsoft  Outlook Web Access or another T. Rowe Price approved solution is the preferred mode of access. If accessing Outlook Web
     Access  email from an  insecure  machine,  be sure to log out and close the browser before leaving the area.

REMOTE ACCESS. The ability to access our firm's computer Systems and Information from a remote location is limited to authorized users and authorized  methods. A security  system that is approved by Enterprise  Security and that uses a strong authentication  method must be employed when accessing our firm's network from a remote computer.  Authorization for remote access can be requested by completing a "Security  Access  Request" form.  Any  individual who requires  remote access should contact the Price Group Enterprise Help Desk for desktop setup. Telephone numbers used to access our firm's computer systems are confidential.

Vendors may need remote  access to the Price Group  network or specific  servers for application support, system troubleshooting,  or maintenance.  The preferred method for vendor  access to the Price  Group  network  is via an  approved  VPN
connection   with  the  SecurID   card   portion  of  the  required  two  factor
authentication  being held by someone internally on behalf of the vendor.  Other methods of remote  access  should not be offered or  established  without  prior approval from Enterprise  Security.  Prior approval from Enterprise  Security is not  required  for  vendors  accessing  non-Price  Group  equipment  that is not connected to the Price Group network.

PROTECTION  FROM MALICIOUS CODE.  "Malicious  code" is computer code designed to damage or impair  software or data on a computer  system.  Types of carriers and transmission  methods increase daily and currently  include all portable storage media, file transfers and downloads,  executables, some attachments,  web-links, and active code over the Web. A  comprehensive  malicious  code  prevention  and control program is in place throughout Price Group. This program provides policy and procedures  for anti-virus and malicious code controls on all systems.  More information about the anti-virus/malicious code program can be found on the Help
Desk or Enterprise Security intranet sites.

                                      7-8

Introducing  a virus or similar  malicious  code into the Price Group Systems by engaging  in  prohibited  actions,  such  as  downloading  non-business  related software, or by failing to implement recommended  precautions,  such as updating vifrus scanning  software on remote machines,  may lead to sanctions.  Opening a file or  attachment  is at your own risk and presumes you have  knowledge of the safety of the contents.

In summary:

     o    No one should  endeavor to, or assist  another to,  introduce into the
          Price Group environment for any reason anything  identified as a virus by a scanner used by Price Group for any reason.

     o    No one may disable or subvert virus  scanning or a similar  protective technology for any reason, including allowing something to be received or  downloaded  onto a Price  Group asset or system or in an effort to speed up or optimize processing.

     o    No  one  should   endeavor  to,  or  assist   another  to,  create  an
          unauthorized or foreign connection to the network in any matter.

     o    Failing to protect Price Group  systems and assets is against  policy;
          an example of this is failing to maintain updated scanning files.

     o    At all times, receipt of files,  execution of attachments,  etc. is at the user's own risk and depends on the user's  awareness  of the risks and his or her  evaluation  of the  legitimacy  and  safety of what is being opened.

     Virus Scanning Software. As part of the Price Group malicious code program, virus scanning software is installed and configured to detect and eradicate
     malicious  code.  All  desktop   computers  have  the  corporate   standard
     anti-virus scanning software installed and running. Virus scanning software updates  are  automatically  distributed  to the  desktops  as they  become available. Desktop virus scanning software can also be used by the employee to scan diskettes, CDs, directories,  and attachments "on demand." Altering or disabling  this desktop  scanning  software is  prohibited.  Contact the
     Price Group Enterprise Help Desk for assistance.

     Email.  An email  malicious  code/anti-virus  gateway  scans the content of inbound and outbound email for viruses. Infected email and attachments will be cleaned  when  possible  and  quarantined  when not able to be  cleaned.
     Updating of the email gateway anti-virus software and pattern files is done automatically.

     Certain potentially harmful file types of email attachments are permanently blocked at the email  gateway  and in Outlook.  Transmission  of these file types poses a risk to Price Group's  infrastructure since malicious code is
     transmitted  via  these  extensions.   Additional  attachment  types,  file
     characteristics,  or content,  may be blocked on a temporary  or  permanent basis  (possibly  without  prior  notification)  as  the  risk  evaluations dictate.  Opening  any  file is at your  own  risk  and  presumes  you have knowledge of the safety of the contents.

     Portable and Remote  Computers.  Laptops and other  computers that remotely access  the  Price  Group  network  are also  required  to have the  latest anti-virus  software and pattern files.  It is the  responsibility  of each user to ensure that his or her portable  computer's  anti-virus software is regularly  updated and that personal  machines  remotely  connecting to the
     Price Group network  include  necessary  virus,  application  and operating
     system  security  updates.   The  Price  Group  Enterprise  Help  Desk  has
     instructions  available.  Contact the Price Group  Enterprise  Help Desk to
     obtain  further  information.  Remote  machines  that  do  not  meet  these requirements may be prevented from connecting to the T. Rowe Price network.

                                      7-9

     Downloading  or Copying.  The user of a PC with a modem or with an Internet connection  has the  ability  to  connect  to other  computers  or  on-line services outside of the firm's network and there may be business reasons to download  or copy  software  from  those  sources.  Downloading  or copying
     software,   which  includes   documents,   graphics,   programs  and  other
     computer-based  materials,  from any outside source is not permitted unless it is for a necessary and legitimate business purpose because downloads and copies could introduce viruses and malicious code into the Systems.

     Use of any  peer-to-peer or file-sharing  software or web interface,  which allows  users to search the hard  drives of other users for files or access personal computers  remotely,  is prohibited on the Price Group network and
     PCs.  Downloading,  uploading,  or copying to removable media,  copyrighted materials may violate the rights of the authors of the  materials,  and the use of, or storage  on the Price  Group  network,  of these  materials  may create a liability,  privacy or security breach, or cause  embarrassment to the firm.

     Other  Considerations.  Individuals  must  immediately call the Price Group
     Enterprise  Help Desk when  viruses are detected so that it can ensure that appropriate  tracking and  follow-up  take place.  Do not forward any virus warning  email you  receive to other  staff  until you have  contacted  the
     Enterprise  Help Desk,  since many of these  warnings are hoaxes or viruses themselves.  When notified that a user has received a virus warning  email, the Enterprise Help Desk will contact Enterprise Security,  whose personnel will check to determine the validity of the virus warning.

     Individuals  should  not  attempt to treat a  computer  virus or  suspected computer  virus  on a Price  Group-owned  machine  themselves.  Immediately contact the Price Group Enterprise Help Desk for assistance;  its personnel will  determine  whether  the  machine is  infected,  the  severity  of the infection, and the appropriate remedial actions.

APPLICATION OF U.S.  COPYRIGHT LAW TO SOFTWARE  PROGRAMS.  Software products and on-line information services purchased for use on Price Group personal computers are  generally  copyrighted  material and may not be reproduced  without  proper authorization  from the software  vendor.  This  includes the software on CDs or
diskettes,   any  program  manuals  or  documentation,   and  data  or  software
retrievable from on-line information systems.  Unauthorized reproduction of such material or  information,  or downloading  or printing such  material,  violates
United  States law, and the software  vendor can sue to protect the  developer's rights. In addition to criminal penalties such as fines and imprisonment,  civil damages can be awarded for actual  damages as well as statutory  damages,  which range from $750 to $30,000 per  infringement,  plus a potential  of $150,000 per infringement for willful infringement. In addition, many other nations have laws in this area. See the T. Rowe Price Group, Inc. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws for more information  about this subject.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

                                      7-10

     Acquisition and Installation of Software. Only DPSG- approved and installed software is  authorized.  Any software  program that is to be used by Price
     Group personnel in connection with the business of the firm must be ordered through the Price Group Enterprise Help Desk and installed by DPSG.

     DPSG has the  authority,  at its own  discretion,  to remove any  installed software,  downloaded software, or any other application or executable that is not authorized for use by Price Group.

     Licensing.  Software  residing  on firm LAN  servers  will be  either:  (1)
     maintained at an appropriate  license level for the number of users, or (2)
     made accessible only for those for whom it is licensed.

     Original CDs, Diskettes and Copies. In most cases, software is installed by
     DPSG and original  software CDs and diskettes are not provided to the user.
     In the event that  original CDs or  diskettes  are  provided,  they must be stored  properly  to reduce  the  possibility  of damage or theft.  CDs and diskettes  should be protected  from extreme heat,  cold,  and contact with anything  that may act as a magnet or otherwise  damage  them.  You may not make additional copies of software or software manuals obtained through the firm.

     Recommendations,  Upgrades, and Enhancements. All recommendations regarding computer  hardware and  software  programs are to be forwarded to the Price
     Group Help Desk, which will coordinate upgrades and enhancements.

QUESTIONS  REGARDING  THIS  STATEMENT.  Any questions  regarding  this Statement should be directed to Enterprise Security.

March, 2008

                                      7-11

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS

Purpose

To protect  the  interests  of Price  Group and its  personnel,  Price Group has adopted this Statement of Policy on Compliance with Antitrust Laws ("Statement")
to:

     o    Describe the legal  principles  governing  prohibited  anticompetitive activity in the conduct of Price Group's business; and

     o    Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

The Basic United States Anticompetitive Activity Prohibition

Section 1 of the United  States  Sherman  Antitrust  Act (the  "Act")  prohibits agreements, understandings, or joint actions between companies that constitute a
"restraint of trade," i.e., reduce or eliminate competition.

This  prohibition  is triggered only by an agreement or action among two or more companies;  unilateral  action never  violates the Act. To constitute an illegal agreement,  however,  an  understanding  does not need to be formal or  written.
Comments made in conversations,  casual comments at meetings,  or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

The  agreed-upon  action  must be  anticompetitive.  Some  actions  are "per se"
anticompetitive, while others are judged according to a "rule of reason."

     o    Some  activities  have been found to be so inherently  anticompetitive that a court  will not even  permit  the  argument  that  they  have a procompetitive  component.  Examples of such per se illegal activities are  agreements  between  competitors  to fix prices or terms of doing business;  to  divide  up  markets  in  any  way,  such  as  exclusive territories; or to jointly boycott a competitor or service provider.

     o    Other joint agreements or activities will be examined by a court using the rule of reason  approach to see if the  procompetitive  results of the arrangement  outweigh the anticompetitive  effects.  Under certain circumstances,  permissible agreements among competitors may include a buyers'  cooperative,  or a syndicate of buyers for an initial  public offering  of  securities.  The  rule of  reason  analysis  requires  a detailed inquiry into market power and market conditions.

                                      8-1

There is also an exception for joint activity  designed to influence  government action.  Such  activity  is  protected  by  the  First  Amendment  to  the  U.S.
Constitution.  For example,  members of an industry may agree to lobby  Congress jointly to enact legislation that may be manifestly anticompetitive.

Penalties for Violating the Sherman Act

A charge that the Act has been  violated can be brought as a civil or a criminal action. Civil damages can include treble damages,  plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $10 million or more for corporations.

Situations in Which Antitrust Issues May Arise

To avoid  violating the Act, any discussion with other members of the investment management  industry  regarding  which  securities to buy or sell and under what circumstances  we buy or sell  them,  or about the manner in which we market our mutual  funds and  investment  and  retirement  services,  must be made with the prohibitions of the Act in mind.

     Trade Association  Meetings and Activities.  A trade association is a group of competitors who join together to share common  interests and seek common solutions  to common  problems.  Such  associations  are at a high risk for
     anticompetitive   activity  and  are  closely  scrutinized  by  regulators.
     Attorneys for trade associations, such as the Investment Company Institute, are  typically  present  at  meetings  of  members  to assist  in  avoiding violations.

     Permissible Activities:

     o    Discussion of how to make the industry more competitive.

     o    An  exchange  of  information  or ideas  that have  procompetitive  or competitively  neutral  effects,  such as:  methods of protecting  the health  or safety of  workers;  methods  of  educating  customers  and preventing abuses; and information regarding how to design and operate training programs.

     o    Collective action to petition government entities.

     Activities to be Avoided:

     o    Any discussion or direct exchange of current information about prices, salaries,  fees,  or  terms  and  conditions  of  sales.  Even if such
          information  is  publicly   available,   problems  can  arise  if  the
          information  available to the public is difficult to compile or not as current as that being exchanged.

     o    Discussion of specific customers, markets, or territories.

                                      8-2

     o    Negative  discussions of service  providers that could give rise to an inference of a joint refusal to deal with the provider (a "boycott").

     Investment-Related Discussions

     Permissible  Activities:  Buyers or sellers with a common economic interest
     may  join  together  to  facilitate  securities   transactions  that  might
     otherwise  not occur,  such as the  formation  of a  syndicate  to buy in a private  placement  or initial  public  offering of an issuer's  stock,  or negotiations among creditors of an insolvent or bankrupt company.

     Competing   investment   managers  are  permitted  to  serve  on  creditors
     committees  together and engage in other  similar  activities in connection with bankruptcies and other judicial proceedings.

     Activities to be Avoided:  It is important to avoid  anything that suggests involvement  with any other firm in any threats to "boycott" or "blackball"
     new offerings,  including making any ambiguous statement that, taken out of context,  might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting  prohibited  coordinated behavior between Price Group and any other potential buyer.

          Example:  After an Illinois  municipal  bond  default  where the state legislature  retroactively  abrogated some of the bondholders' rights, several  investment  management  complexes  organized  to protest  the state's action. In doing so, there was arguably an implied threat that members of the group would  boycott  future  Illinois  municipal  bond offerings.  Such a  boycott  would  be a  violation  of the  Act.  The investment  management  firms' action led to an 18-month United States
          Department of Justice  investigation.  Although the  investigation did not lead to any legal  action,  it was  extremely  expensive  and time consuming for the firms and individual managers involved.

     If you are present when anyone  outside of Price Group suggests that two or more  investors  with a  grievance  against  an  issuer  coordinate  future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department,  which will take whatever further steps are necessary.

Benchmarking.  Benchmarking  is  the  process  of  measuring  and  comparing  an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

                                      8-3

     o    Because   benchmarking   usually   involves  the  direct  exchange  of
          information with competitors,  it is particularly  subject to the risk of violating the antitrust laws.

     o    The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

     o    All  proposed  benchmarking  agreements  must be reviewed by the Legal
          Department before the firm agrees to participate in such a survey.

International  Requirements.  The United Kingdom and the European Union ("E.U.")
have requirements  based on principles similar to those of United States law. In many  cases,  the  laws of the E.U.  are  stricter  than the laws of the  United
States.   If  you  have  specific   questions   about  United  Kingdom  or  E.U.
requirements, you should contact the Legal Department.

March, 2008

                                      8-4

                     T. ROWE PRICE GROUP, INC. STATEMENT OF
                       POLICIES AND PROCEDURES ON PRIVACY

INTRODUCTION

This  Statement  of Policies and  Procedures  on Privacy  ("Privacy  Statement")
applies  to T. Rowe  Price  Group,  Inc.  and its  subsidiaries  and  affiliates
(collectively "T. Rowe Price"), including its international operations. It is T.
Rowe Price's policy to:

     o    Treat our customers'  personal and financial  information  ("Nonpublic
          Customer Information") as confidential;

     o    Protect Nonpublic Customer Information;

     o    Not share this  information  with third  parties  unless in connection with  processing  customer  transactions,  servicing  accounts,  or as otherwise permitted by law; and

     o    Comply with applicable federal,  state, and international privacy laws and regulations.

In the United  States,  the primary  federal law governing  customer  privacy is
Title V of the  Gramm-Leach-Bliley  Act, 15 U.S.C. 6801 et seq. ("Privacy Act").
The Securities and Exchange Commission ("SEC"), federal banking regulators,  and others have issued regulations under the Privacy Act (e.g., the SEC's Regulation
S-P). For purposes of this Privacy Statement and unless otherwise specified, the term "customer"  generally  refers to individuals or entities who are current or former  customers of TRP,  both directly and  indirectly  such as those who have accounts or services  established through the retail,  retirement plan, separate account/institutional, broker/dealer, or Investment Counsel Group areas.

While  the  Privacy  Act and  related  regulations  in the  privacy  area  apply generally only to direct customer  relationships with individuals (i.e., natural person customers) as opposed to direct customer  relationships  with entities or indirect  relationships  such as with  retirement  plan  participants,  TRP also protects and safeguards such relationships in a substantially similar manner. In the  institutional  arena,  the  contracts  TRP has entered into with  customers frequently contain provisions relating to the duty to keep customer  information confidential  and/or  limiting  the use of customer  information.  Finally,  the personal  and  financial  information  of  employees  retained on a full-time or part-time  basis,  and of  independent  contractors  and  temporary  workers are protected and safeguarded in a substantially  similar manner as described above.

                                      9-1

Nonpublic Customer  Information  comprises  virtually all the information that a customer  supplies  to TRP and the  information  that TRP  otherwise  obtains or generates in connection  with providing  financial  products or services to that
customer.   Accordingly,    Nonpublic   Customer   Information   would   include
personally-identifiable  account balance, holdings and transactional history, as well as the existence of the customer relationship itself (e.g., customer lists)
and the contents of an account application (e.g., a person's name in combination with taxpayer identification number or beneficiary information).(1)

The privacy  policy for the firm's  international  business is posted on the TRP
Global website  (www.trowepriceglobal.com).  Internationally  based subsidiaries and  affiliates  must comply with the U.K. Data  Protection Act as it applies to their activities.  The U.K. Data Protection Act and other international  privacy regulation  are  beyond the scope of this  Privacy  Statement  and for  business conducted internationally,  Associates should be aware of the applicable privacy regulations in the foreign jurisdiction where the business is conducted.  If you have any questions in this area, please contact the TRP International Compliance
Team.

INITIAL AND ANNUAL PRIVACY NOTICES

Certain regulated T. Rowe Price companies offer financial  products and services directly to individuals and, consequently, are required to develop and deliver a privacy notice under the Privacy Act and related regulations.

As a means of complying with these requirements,  the firm has adopted a written
"Privacy  Policy," which is provided to such customers as required.  The Privacy
Policy is included with or accompanies  applicable account  application or other material delivered to prospective customers. The Privacy Policy is sent annually to such  customers  (e.g.,  typically  with first quarter  statements for retail mutual  fund  customers).  A copy of the  Privacy  Policy  is  located  on TRP's
Internet  site under the link to "Privacy  Policy."  The contents of the Privacy
Policy are contained under the sub-heading of "General  Privacy  Policy," and it is followed by  information  concerning  additional  online  privacy  practices.
Questions from customers concerning the Privacy Policy should be referred to the
Legal Department.

The Legal  Department is responsible  for  identifying  any amendments  that are required  to be  made  to the  Privacy  Policy  and  must  approve  non-required amendments.  Generally, Retail Operations is responsible for the distribution of the Privacy Policy to prospective  customers and the annual  distribution of the
Privacy  Policy  to  Price  Fund  shareholders,   Brokerage  customers,  annuity
customers,  and other retail customers.  Other business units (e.g.,  Investment
Counsel  Group) not covered by Retail  Operations  will be notified by the Legal
Department of any obligations to deliver the Privacy Policy to their  respective customers.

(1)  Nonpublic Customer  Information refers generally to information that can be linked to a specific  customer or individual as opposed to data that is not specifically linked. For example, a listing of trades done for a particular customer or group of customers,  without any indication of the  customer(s)
     at  issue,   is  generally  not   considered  to  be  "Nonpublic   Customer
     Information"  in and of itself  because it is not  linked to an  identified customer.  Nevertheless,  even for aggregate  data,  there may be corporate business reasons for safeguarding such information.

                                      9-2

EDUCATION ABOUT PRIVACY AND ASSOCIATE RESPONSIBILITY

Every  Associate  should  be aware of this  Privacy  Statement  and any  privacy policies and procedures applicable to their business unit (collectively "Privacy
Policies"),  and every  Associate  bears  responsibility  to  protect  Nonpublic
Customer Information.

Managers and  supervisors  shall  ensure that the Privacy  Policies are reviewed with all new Associates at T. Rowe Price.  Particular  attention should be given to any temporary or part-time  workers and  consultants  to ensure that they are educated to the critical  importance  of  protecting  confidential  information.
Additionally,  if such  temporary  worker is being  retained  independent of the on-site  temporary  agencies  utilized by Human  Resources,  the supervisor must contact  the Legal  Department  to verify  that there are  adequate  contractual safeguards  relative to privacy and  confidentiality.  Managers and  supervisors also shall  ensure  that  revisions  to Privacy  Policies  are  communicated  to applicable  Associates as an integral part of the  continuing  education of such
Associates

Violations of Privacy Policies may constitute  grounds for disciplinary  action, including fines and dismissal from employment.

METHODS BY WHICH T. ROWE PRICE PRESERVES CONFIDENTIALITY

Each Business Unit Head has  responsibility  with respect to his or her business unit to establish  procedures whereby the  confidentiality of Nonpublic Customer
Information  is  preserved.   Such  procedures  should  address  access  to  and
safeguards for Nonpublic  Customer  Information  based upon the business  unit's operations,  access to, and  handling of such  information  as it exists in both hardcopy and  electronic  formats.  The  procedures  should  address  safeguards relating to administrative,  technical,  and physical access to and distribution of Nonpublic Customer Information.

     Access to Information

     Managers and  supervisors  are responsible for limiting access to Nonpublic
     Customer  Information  to  those  Associates  who  require  access  to such information to support their  respective job  functions.  Situations  where excessive  or  inappropriate  access to or exposure of  Nonpublic  Customer
     Information are identified requires prompt remediation.

     Computer Access

     Business unit managers and supervisors are responsible for making judgments and  decisions  with regard to the use of Nonpublic  Customer  Information,
     including   decisions  as  to  who  shall  have  computer  access  to  such information.

                                      9-3

     In general,  managers and supervisors shall instruct Enterprise Security to grant access to any system that maintains Nonpublic Customer Information to
     Associates  who require  access to support their  respective job functions.
     System access, or changes to such access,  shall be submitted in the format directed by Enterprise Security and authorized by the appropriate  business unit manager or supervisor.  Managers and supervisors  also are responsible for  timely  notification  to  Enterprise  Security  when  an  employee  or consultant  has left the firm so that  access  may be  terminated.  This is especially important for temporary employees who are contracted independent of Human Resources and/or one of the on-site temporary agencies.

     New Business and Systems Development

     All new business  and systems  application  development  that relates to or affects Nonpublic Customer  Information must be developed and reviewed with consideration to the firm's Privacy Statement. Individuals at T. Rowe Price
     working  on  systems  and  processes   dealing  with   Nonpublic   Customer
     Information   must  evaluate  the   potential   risks  for  breach  of  the
     confidentiality of Nonpublic Customer  Information and implement safeguards that will provide reasonable  protection of the privacy of such information consistent  with the risks  identified.  Please  refer to the  Statement of
     Policy with Respect to Computer  Security  and Related  Issues in this Code for additional information on system requirements related to the protection of Nonpublic Customer Information.

     Safeguarding Nonpublic Customer Information

     To  safeguard   the   interests  of  our   customers  and  to  respect  the
     confidentiality  of Nonpublic Customer  Information,  all individuals at T.
     Rowe Price shall take the following precautions:

          o    Do not discuss  Nonpublic  Customer  Information in public places such as elevators, hallways, lunchrooms, or social gatherings;

          o    To the extent practical,  access to particularly  sensitive areas of  the  firm  where  Nonpublic  Customer  Information  could  be
               observed  or  overheard   readily   shall  be  provided  only  to
               Associates with a business need for being in the area;

          o    Avoid  using  speaker  phones  in areas  where  or at times  when unauthorized persons may overhear conversations;

          o    Where  appropriate,   maintain  the   confidentiality  of  client
               identities  by using  code  names  or  numbers  for  confidential
               projects,   or  use  aggregate   data  that  is  not   personally
               identifiable to any customer;

          o    Exercise care to avoid placing documents with Nonpublic  Customer
               Information  in  areas  where  they  may be read by  unauthorized persons and store such  documents in secure  locations  when they are  not in use  (particular  attention  should  be  directed  to securing  the  information  outside of normal  business  hours to prevent misappropriation of the information);

                                      9-4

          o    Destroy  copies of  confidential  documents  no longer  needed by using the secure recycling bins;

          o    Lock the computer at your work-station when not in use;

          o    Protect customer  information by not including Nonpublic Customer
               Information  within the body of any unencrypted email. In lieu of sending email  attachments to clients or other  authorized  third parties with Nonpublic Customer Information, consideration should be given to more secure methods that may be available such as the client or  authorized  third  party  logging  in to a secure  web session for data retrieval.  To the extent email  attachments are sent,  consideration  should be made to password  protecting  the attachment  or using email  services that encrypt the message and attachments while in transit; and

          o    Sample  calls or screens  must be edited in advance to delete any confidential  information when a prospect or consultant wishes to listen  in on calls to gauge our level of  service.  Sample  data cannot be linked to a specifically identified customer.

          From time to time,  Associates  at T. Rowe  Price may bring  Nonpublic
          Customer  Information  outside  of firm  facilities  as needed  during business trips, meetings, or for work at home (whether in hard-copy or
          electronically).   Associates  are  responsible  for  taking  care  to
          safeguard  such  materials  and  may  not  leave  them  unattended  or otherwise in an unsecured situation.

          Additionally, T. Rowe Price Enterprise Security maintains policies and procedures  to help  safeguard  Nonpublic  Customer  Information.  For example,  the Enterprise  Security  department  monitors the firewalls deployed for  locations  where an outside  network  connects to the T.
          Rowe Price  network.  Such  monitoring  includes  daily and  real-time alerts and  periodic  testing of the  security  rules using  automated tools and manual  processes.  Please refer to the  Statement of Policy with Respect to Computer  Security and Related Issues in this Code for additional information.

         Record Retention

          TRP is required  to  produce,  maintain  and retain  various  records, documents,  and other written  (including  electronic)  communications pursuant to various  federal and state laws and  regulations,  and all
          Associates at T. Rowe Price are responsible for adhering to the firm's record maintenance and retention policies.

         Destruction of Records

          All  Associates  at T. Rowe  Price must use care in  disposing  of any
          Nonpublic Customer  Information.  Confidential paper records should be discarded  using the  secure  recycling  bins.  T. Rowe  Price  Report
          Services  should  be  contacted  for  instructions   regarding  proper
          disposal when a significant quantity of material is involved.

                                      9-5

          The firm has set up  procedures  so that  electronic  data  stored  on physical  equipment  issued by the firm, such as computer hard drives,
          Blackberry  devices  and  PDAs,  are  destroyed  based  upon  internal protocols.  For example,  computer hard drives are erased according to federally suggested guidelines prior to re-deployment or conveyance to a third party.  Non-functional  hard drives are physically  destroyed, rendering them useless.  Tapes failing media  validation  routines are physically  destroyed by a specialist  third party  organization  that provides  certification  of destruction  back to T. Rowe Price.  Tapes that will be re-used are wiped of all data prior to re-use.

          Data files stored on file servers are subject to standardized  back-up and recovery  cycles.  Retention of individual  files is determined by the owner of the data and also can vary  depending  upon the nature of the  data  and  its  regulatory  requirements.  For  example,  certain categories  of emails are  subject to  specific  regulation  regarding retention and  destruction  and protocols  designed to adhere to these standards have been implemented firm-wide.  Otherwise, the contents of email inboxes are destroyed after a specified period of time.

DEALINGS WITH THIRD PARTIES

Generally,  T. Rowe Price will not disclose  Nonpublic  Customer  Information to unaffiliated  third parties unless in connection  with processing a transaction, servicing an account, or as otherwise permitted by law. TRP also is permitted to provide information to others as the customer has specifically directed, such as to the  customer's  accountants  or  consultants.  Associates  will consult with managers or supervisors for any proposed disclosure which does not fall into one of the above  categories.  Questions will be elevated to the Legal Department as needed.  Associates will not divulge any Nonpublic  Customer  Information or the existence of customer  relationships  to anyone  outside of the firm,  including disclosing to members of Associates' families or friends,  except as noted above to process a transaction,  service an account, or as otherwise permitted by law.
For example,  Associates  shall not supply a third party with  anything  showing actual customer  information for the purpose of providing a "sample" (e.g.,  for software testing or problem resolution) without explicit approval from the Legal
Department.

At times, in an effort to obtain  confidential  information,  third parties will assert that they are entitled to certain  information  pursuant to a subpoena or some other legal process or authority.  Because there can be various issues that may affect the validity of such demands,  no records or  information  concerning
customers  shall  be  disclosed  unless  specifically   directed  by  the  Legal
Department.  Any such demands for information should be promptly referred to the
Legal Department.

                                      9-6

RETENTION OF THIRD PARTY ORGANIZATIONS BY TRP

T. Rowe Price may on occasion use third party organizations ("Third Parties") to provide  support  services to the firm  (e.g.,  consultants,  systems  vendors).
Whenever  T. Rowe  Price  hires  Third  Parties  to  provide  support  services,
Nonpublic Customer Information may be provided to the third parties only for the purposes  for  which  they are  retained.  Therefore,  it is  important  that in retaining such third parties, T. Rowe Price has contractual representations from each Third  Party that  preserves  the  confidentiality  of  Nonpublic  Customer
Information  and,  where  deemed  appropriate,  enables  T. Rowe Price to verify compliance with contractual representations. Accordingly, no Third Parties shall be retained to deal with or have access to Nonpublic Customer Information unless the  Legal  Department  has  determined  that  there  are  adequate  contractual provisions in place. All non-standard contracts relating to the use of Nonpublic
Customer  Information  should be submitted to the Legal Department for review; a standard  Nondisclosure  Agreement  may also be used if  approved  by the  Legal
Department.

POTENTIAL RELEASE OF NONPUBLIC CUSTOMER INFORMATION

When there has or may have been a release of Nonpublic  Customer  Information to anyone not authorized to receive such  information  or when  Nonpublic  Customer
Information  is missing,  it is  important  that the  incident  be reported  and investigated promptly. T. Rowe Price has implemented a centralized reporting and escalation process (e.g., reporting to supervisor and specified Help Desk area), particularly for areas that routinely handle Nonpublic Customer Information. The process is designed to investigate  reported  incidents  efficiently,  recommend improvements  to reduce future errors,  and to communicate  with customers where appropriate  under the firm's  business  practices or where  required by law. T.
Rowe Price  Operations and several other areas have implemented this process and their Associates are subject to its reporting protocols.

To the extent that an Associate's  business unit has not adopted the centralized reporting process, the Associate shall follow the business unit's procedures for reporting,  which may  include  promptly  reporting  the  incident to his or her supervisor,  who in turn would notify the respective  Business Unit Head and the
Director  of  Compliance  of T. Rowe Price  Group,  Inc.  or member of the Legal
Department.  Generally,  the Business Unit Head would  investigate (or supervise the investigation of) the matter and, in consultation with the Legal Department, would instruct T. Rowe Price personnel on what actions,  if any, should be taken to remedy any breach of T. Rowe Price Privacy  Policies,  including any customer communications.

March, 2008

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